UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CERNER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

April 7, 2020

Cerner shareholders:

I am pleased to invite you to attend the 2020 Annual Shareholders' Meeting of Cerner Corporation to be held on May 22, 2020 at 10:00 a.m. (CDT). The situation with COVID-19 is continuing to rapidly evolve, as is Cerner's response to help protect the health of our associates, clients and their patients, shareholders, and our communities. Based on the unfolding information, we have elected to hold our first virtual meeting of stockholders. You will be able to attend the 2020 Annual Meeting online, vote your shares, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CERN2020.

Three directors will stand for re-election at this year's Annual Shareholders' Meeting. We also will vote to ratify the appointment of KMPG LLP as our independent accounting firm and approve the compensation of our Named Executive Officers. Additionally, after carefully considering the advantages and disadvantages of the classification of our Board, the current views of our shareholders, and a growing sentiment among institutional investors and their advisory services in favor of annual elections, Cerner's Board recommends that you approve the proposed amendments to our charter that would declassify our Board of Directors and more clearly align the advance notice provisions for director nominations with those in our bylaws.

Health information technology remains a dynamic industry that is an integral component in the delivery of global health care. For more than 40 years, Cerner has been at the forefront of digitizing health care - an important step toward improving the standard of living of the world's population. Since the beginning, we've had a vision for what comes next. With nearly three million health care professionals accessing Cerner's systems every day, we manage the data of nearly 250 million lives around the world. As we enter the cognitive era of health care, alongside our clients, Cerner is leading health care's ever-quickening evolution. The opportunities are massive. We expect the foundational work from digitization to enable health care's true potential; bring a heightened focus on preventative care, improved safety, and reduced costs; and to help us all be more connected and thrive.

Since our last meeting, we have taken steps to realize operational efficiencies across the enterprise and implement transformative structure and process improvements that should enable future growth for Cerner. Other 2019 highlights include the following:

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As part of our agreements with Amazon and Amazon Web Services, we have migrated eligible HealtheIntent® clients to AWS, scheduled to migrate Cerner-hosted CareAware® clients by year's end and are making progress to cloud-enable our Cerner Millennium® platform.

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Organizationally, we added a new Chief Human Resources Officer and Chief Marketing Officer. We also added to the roles of Don Trigg, who was named President with responsibility for all Cerner business units, and John Peterzalek, who as Chief Client and Services Officer is now responsible for all aspects of the client experience. Also in 2019, and prior to last year's shareholder meeting, we expanded Cerner's Board by adding four new directors: John Greisch, Melinda Mount, George Riedel and Halsey Wise. These new members have collaborated with existing board members to provide valuable counsel and make significant contributions.

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We are also gaining momentum with many of our strategic growth initiatives. We have positioned HealtheIntent as a core enabler of provider network strategies, created an enhanced data commercialization service and extended Cerner's reach to non-provider segments of health care by expanding our consumer and employer capabilities.

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We've made good progress on our work to modernize the health records for the U.S. Departments of Defense and Veterans Affairs. In an important step, we migrated 78 billion health records of 23.5 million Veterans to Cerner's data center. Additionally, the implementation of several federal sites is scheduled to occur this year.

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We delivered financial results in line with expectations and returned $1.4 billion of capital in 2019 through share buybacks and dividend payments, reflecting our continued commitment of delivering value to shareholders.

These actions demonstrate our focus on delivering world-class client experiences, operational improvements, improved governance and attractive shareholder value. As such, we ask for your proxy support (FOR) each of the proposals included in the following proxy statement.

On behalf of the entire Board of Directors, thank you for your continued interest in Cerner.

Brent Shafer
Chairman of the Board of Directors and Chief Executive Officer

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

CERNER CORPORATION
2800 ROCKCREEK PARKWAY
NORTH KANSAS CITY, MISSOURI 64117

NOTICE OF 2020 ANNUAL SHAREHOLDERS' MEETING
MAY 22, 2020

Virtual Annual Meeting of Shareholders - Online Meeting Only - No Physical Meeting Location

TO OUR SHAREHOLDERS:

The 2020 Annual Shareholders' Meeting of Cerner Corporation will be held virtually on Friday, May 22, 2020, at 10:00 a.m. (CDT). You can attend the 2020 Annual Meeting online, vote your shares, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CERN2020. Be sure to have the Control Number we have provided to you to join the meeting.

At the meeting, shareholders will be asked to vote on the following:

1.	To elect three Class I Directors: Julie L. Gerberding, M.D., M.P.H., Brent Shafer and William D. Zollars, each to serve for a three-year term (see Proposal #1);

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Cerner Corporation for 2020 (see Proposal #2);

3.	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers (see Proposal #3);

4.	To consider an amendment to our Third Restated Certificate of Incorporation to declassify our Board of Directors (Proposal #4);

5.	To consider an amendment to our Third Restated Certificate of Incorporation to amend the advance notice provisions for director nominations (Proposal #5); and

6.	Any other business that may properly come before the 2020 Annual Shareholders' Meeting or any postponement or adjournment thereof.

These items are more fully described in the following pages, which are made part of this notice.

Holders of record as of the close of business on Tuesday, March 24, 2020 (the "Record Date"), are entitled to receive notice of and to vote at the 2020 Annual Shareholders' Meeting or any adjournment or postponement of the meeting. A list of all shareholders as of the Record Date will be made available during the meeting at www.virtualshareholdermeeting.com/CERN2020.

It is important that your shares be voted at the 2020 Annual Shareholders' Meeting. Even if you plan to attend the 2020 Annual Shareholders' Meeting online, the Board of Directors of Cerner Corporation requests that you submit your proxy in advance by telephone or the Internet or, if you have requested a paper copy of these materials, by marking, signing, dating and promptly mailing the Proxy Card or voting instruction form in the enclosed postage prepaid envelope.

A copy of our 2019 Annual Report to Shareholders, which includes audited consolidated financial statements, is available at both www.cerner.com and www.proxyvote.com or, if you have requested a paper copy of these materials, is enclosed. The Annual Report is not part of our proxy soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS,

Randy D. Sims
Secretary

You may vote your shares in advance by telephone, via the Internet or, if you requested to receive printed proxy materials, by completing, signing, dating and mailing your Proxy Card. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of Cerner Corporation or by submitting another timely proxy before the applicable deadlines. If you attend the meeting online, you may choose to vote your shares at www.virtualshareholdermeeting.com/CERN2020 and following the instructions, and any previously submitted proxy will not be used. If you hold shares through a broker, bank or other nominee, please check the voting instructions used by that broker, bank or nominee.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Shareholders' Meeting to be held on May 22, 2020: The 2020 Proxy Statement and 2019 Annual Report to Shareholders are available at www.proxyvote.com and on www.cerner.com under "Investor Relations, Financials, Proxy Materials."

PROXY STATEMENT
TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

INFORMATION CONCERNING DIRECTORS AND NOMINEES	8

MEETINGS OF THE BOARD AND COMMITTEES	15

COMMITTEES OF THE BOARD	15

DIRECTOR COMPENSATION	18

AUDIT COMMITTEE REPORT	21

GUIDELINES OF CERNER CORPORATION'S AUDIT COMMITTEE FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES	22

COMPENSATION COMMITTEE REPORT	22

COMPENSATION DISCUSSION AND ANALYSIS	23

PAY RATIO	50

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	51

CORPORATE GOVERNANCE	52

CONSIDERATION OF DIRECTOR NOMINEES	53

CERTAIN TRANSACTIONS	56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58

PROPOSAL #1 ELECTION OF DIRECTORS	60

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61

PROPOSAL #2 RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	62

PROPOSAL #3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	63

PROPOSAL #4 APPROVAL OF THE PROPOSED AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD	64

PROPOSAL #5 APPROVAL OF THE PROPOSED AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION TO AMEND ADVANCE NOTICE PROVISIONS FOR DIRECTOR ELECTIONS	66

SHAREHOLDER PROPOSALS	67

HOUSEHOLDING OF PROXY MATERIALS	68

OTHER MATTERS	68

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS	APPENDIX I

PROPOSED AMENDMENT TO THIRD RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD	APPENDIX II

PROPOSED AMENDMENT TO THIRD RESTATED CERTIFICATE OF INCORPORATION TO AMEND ADVANCE NOTICE PROVISIONS FOR DIRECTOR ELECTIONS	APPENDIX III

CERNER CORPORATION
2800 ROCKCREEK PARKWAY
NORTH KANSAS CITY, MISSOURI 64117

PROXY STATEMENT

2020 ANNUAL SHAREHOLDERS' MEETING
MAY 22, 2020

This Proxy Statement, which is first made available on or about April 7, 2020, is furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Cerner Corporation, a Delaware corporation ("Cerner," the "Company," "us," "our" or "we"), for use at the 2020 Annual Shareholders' Meeting of the Company to be held on May 22, 2020, commencing at 10:00 a.m. (CDT) (the "2020 Annual Shareholders' Meeting"). As part of our precautions regarding the coronavirus (COVID-19), and in an effort to protect the health and safety of our shareholders, associates (employees) and other stakeholders, we are holding our annual meeting solely by means of remote communication. You can attend the 2020 Annual Shareholders' Meeting online, vote your shares, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CERN2020. Your vote is very important. For this reason, the Board is requesting that you allow your shares of common stock, par value $0.01 per share, of the Company ("Common Stock") to be represented at the 2020 Annual Shareholders' Meeting by the persons named as proxies on the Proxy Card.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who can vote?
You are entitled to vote your outstanding shares of Common Stock if our records show that you held your shares as of the close of business on Tuesday, March 24, 2020, the Record Date for our meeting. At the close of business on March 24, 2020, 304,245,692 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Your Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

What is the difference between a shareholder of record and a "street name" holder?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the voting instruction form provided by such broker, bank or other nominee.

How do I vote prior to the meeting?
If your Common Stock is held by a broker, bank or other nominee (i.e., in street name or through the Cerner Corporation Foundations Retirement Plan), you will receive instructions from the broker, bank or other nominee that you must follow in order to have your shares voted. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to submit your voting instructions.

If you hold your shares in your own name (i.e., as a holder of record), and even if you plan to attend our virtual 2020 Annual Shareholders' Meeting, please vote in advance of the meeting by one of the following methods. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1.    By Internet: To submit your proxy by Internet, go to www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on Thursday, May 21, 2020.

2.    By Telephone: You may submit your proxy by telephone 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on Thursday, May 21, 2020. If you are in the United States or Canada, you may call toll-free 1 (800) 690-6903.

3.    By Mail: If you received your proxy materials by mail, you may instruct the persons named as proxies how to vote your Common Stock by completing, signing, dating and mailing the Proxy Card in the envelope provided. If you mail your Proxy Card, Broadridge Financial Solutions, Inc. must receive it before 10:00 a.m. (EDT) on Thursday, May 21, 2020, the last business day before the 2020 Annual Shareholders' Meeting.

In order to vote, you will need the control number included on your Proxy Card, voting instruction form or Notice of Internet Availability of Proxy Materials. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number. If you submit your proxy by Internet or telephone, you do not need to return a Proxy Card. You can vote by any of the methods above prior to the meeting and still attend the virtual 2020 Annual Shareholders' Meeting.

How do I vote during the meeting?
Except for any shares you hold in the Cerner Corporation Foundations Retirement Plan (the "401(k) Plan") which may only be voted in advance as provided below, you may also vote during the virtual 2020 Annual Shareholders' Meeting by visiting www.virtualshareholdermeeting.com/CERN2020 and following the instructions. You will need the control number included on your Proxy Card, voting instruction form or Notice of Internet Availability of Proxy Materials. A vote at the 2020 Annual Shareholders' Meeting will revoke any prior votes (except for votes by 401(k) Plan participants, which must be cast prior to the meeting).

How do I vote if my shares are held in the Cerner Corporation Foundations Retirement Plan?
If you hold any shares in the 401(k) Plan, you are receiving, or are being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the 401(k) Plan trustee. Your voting instructions must be received at least three business days prior to the 2020 Annual Shareholders' Meeting in order to count. In accordance with the terms of the 401(k) Plan, the trustee will vote all of the shares held in the 401(k) Plan in the same proportion as the actual proxy votes submitted by 401(k) Plan participants as of 11:59 p.m. (EDT) on May 18, 2020. We encourage you to provide instructions to the trustee regarding the voting of your shares. Due to the structure of the virtual meeting site, plan participants will technically have the ability to submit votes for 401(k) Plan shares during the meeting, but votes submitted by plan participants during the meeting will not be counted or revoke their prior instructions; in order for your vote to be counted, you must provide instructions to the Trustee by 11:59 p.m. (EDT) on May 18, 2020.

How may I revoke or change my proxy instructions?
If you are a shareholder of record and you submit a proxy with your voting instructions, and later desire to revoke or change your voting instructions (prior to the final vote at the 2020 Annual Shareholders' Meeting), you may revoke and then change your initial proxy instructions by any of the following procedures:

1. Following the telephone or Internet voting instructions on how to revoke or change your voting instructions by telephone or logging in and resubmitting your vote prior to 11:59 p.m. (EDT) on Thursday, May 21, 2020;

2. Completing, signing and returning another signed Proxy Card with a later date that Broadridge Financial Solutions, Inc. receives before 10:00 a.m. (EDT) on Thursday, May 21, 2020; or

3. Attending the virtual 2020 Annual Shareholders' Meeting and voting your shares by visiting www.virtualshareholdermeeting.com/CERN2020 and following the instructions.

Your attendance at the 2020 Annual Shareholders' Meeting will not automatically revoke your proxy unless you vote again at or before the 2020 Annual Shareholders' Meeting or specifically request that your prior proxy be revoked by delivering to the Corporate Secretary a written notice of revocation that is received prior to 10:00 a.m. (CDT) on May 21, 2020.

If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker, bank or nominee to receive instructions as to how to revoke your proxy if such instructions have not already been provided to you. In any case, your last properly-received and timely voted proxy or ballot will be the vote that is counted.

How are votes counted?
The 2020 Annual Shareholders' Meeting will be held if a quorum represented by a majority of our outstanding shares entitled to vote is represented at the meeting, either in person or by properly executed proxy. Your shares will be counted towards the quorum if you vote by mail, by telephone, or through the Internet by the deadlines described above or vote at the virtual 2020 Annual Shareholders' Meeting, even if you wish to abstain from voting on some or all matters introduced at the meeting. Broker non-votes (which are discussed below) will also be counted for the purpose of determining whether there is a quorum. If a quorum is not present or represented by proxy, the 2020 Annual Shareholders' Meeting may be adjourned from time to time until a quorum is obtained, without notice other than announcement at the meeting. However, if the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting.

If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board. We are not aware of any other matters to be presented at the 2020 Annual Shareholders' Meeting except for those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time. All votes will be tabulated by one or more Inspectors of Election appointed by the Board.

What is a broker non-vote?
A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2020 Annual Shareholders' Meeting, if such shares are otherwise properly represented at the meeting.

If you are a beneficial shareholder and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of KPMG LLP (Proposal #2) as the Company's independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you.

Brokers, banks and other nominees do not have discretionary voting rights with respect to the election of Directors (Proposal #1), the advisory vote to approve the compensation of our Named Executive Officers (Proposal #3), the proposed amendment to our Third Restated Certificate of Incorporation to declassify the Board (Proposal #4), or the proposed amendment to our Third Restated Certificate of Incorporation to amend the advance notice provisions for director nominations (Proposal #5). Therefore, if you do not instruct your broker, bank or other nominee how you would like your shares voted with respect to these proposals, your shares will not be voted on such proposals.

How do I attend the 2020 Annual Shareholders' Meeting?
Cerner will be hosting the 2020 Annual Shareholders' Meeting online. A summary of the information you need to attend online is provided below.

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Any holder of record as of the close of business on Tuesday, March 24, 2020, may attend and vote at the 2020 Annual Shareholders' Meeting by visiting www.virtualshareholdermeeting.com/CERN2020. If you want to vote during the 2020 Annual Shareholders' Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.
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The live audio webcast of the 2020 Annual Shareholders' Meeting will begin promptly at 10:00 a.m. (CDT). Online access to the audio webcast will open five minutes prior to the start of the 2020 Annual Shareholders' Meeting to allow time for you to log-in and test your device's audio system. We encourage you to access the meeting in advance of the designated start time.
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Any person may access the 2020 Annual Shareholders' Meeting online, but only shareholders may vote electronically and submit questions online while attending the 2020 Annual Shareholders' Meeting.
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Please have the control number we have provided to you to join the 2020 Annual Shareholder's Meeting.
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Instructions on how to attend and participate in the 2020 Annual Shareholders' Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/CERN2020.
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A replay of the 2020 Annual Shareholders' Meeting will be available shortly after the meeting on www.cerner.com under Investor Relations (Presentations and Webcasts) through May 21, 2021.

What if I have technical difficulties or trouble accessing the virtual meeting website?
We will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

Can I listen to the 2020 Annual Shareholders' Meeting by telephone if I am unable to attend online?
Yes. If you are unable to access the 2020 Annual Shareholders' Meeting online, you will be able to call 1-877-328-2502 and listen to the 2020 Annual Shareholders' Meeting. Although shareholders accessing the 2020 Annual Shareholders' Meeting by telephone will be able to listen to the 2020 Annual Shareholders' Meeting, you will not be considered present at the 2020 Annual Shareholders' Meeting and will not be able to vote or ask questions during the 2020 Annual Shareholders' Meeting unless you also attend the 2020 Annual Shareholders' Meeting online. If you choose to listen in via telephone only, please be sure to vote your shares in advance of the 2020 Annual Shareholders' Meeting via one of the methods noted above.

Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What vote is required?
With respect to Proposal #1 (the election of Directors), you may vote "For" or "Against" each of the nominees for Director, or you may "Abstain" from voting for one or more nominees. In an uncontested Director election, such as this one, the affirmative vote of a majority of the votes cast, in person or by proxy, is required for the election of Directors (meaning the number of shares voted "For" a nominee must exceed the number of shares voted "Against" a nominee). If any nominee for Director receives a greater number of votes "Against" his or her election than votes "For" such election, our Amended and Restated Bylaws (effective as of March 20, 2020) (the "Bylaws") require that such person tender his or her resignation to the Board following certification of the vote as further discussed below under "Consideration of Director Nominees - Majority Voting for Directors." Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees. No shareholder may vote in person or by proxy for more than three nominees at the 2020 Annual Shareholders' Meeting. Shareholders do not have cumulative voting rights in the election of Directors.

The affirmative vote ("For") of a majority of the shares present in person or by proxy and entitled to vote at the meeting will be required for the approval of the following:

• the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal #2);
• the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal #3); and
• any other proposal that might properly come before the meeting.

With respect to Proposal #4 (consideration of an amendment to our Third Restated Certificate to declassify our Board of Directors) and Proposal #5 (consideration of an amendment to our Third Restated Certificate to amend the advance notice provisions for director elections), such amendments will not become effective unless approved by 80% of the shares of our Common Stock outstanding and entitled to vote thereon.

With respect to Proposal #s 2, 3, 4 and 5, you may vote "For," "Against" or "Abstain." Abstentions and broker non-votes are considered to be "present" and "entitled to" vote at the meeting with respect to Proposal #s 2, 3, 4 and 5, and as a result, abstentions and broker non-votes will have the same effect as a vote "Against" these proposals. However, as discussed above, brokers, banks and other nominees may use their discretionary voting authority with respect to the ratification of our independent registered public accounting firm (Proposal #2), so no broker non-votes are expected for this proposal.

The results of the vote on Proposal #3 (the advisory say-on-pay vote on the compensation of our Named Executive Officers) is not binding on the Board, whether or not the proposal is approved at the 2020 Annual Shareholders' Meeting. In evaluating the shareholder vote on this advisory resolution, the Board will consider the voting results in their entirety.

How does the Board recommend that I vote?
The Board recommends a vote in favor of:
• each nominee included in this Proxy Statement for Director (Proposal #1);
• the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2020 (Proposal #2);
• the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal #3);
• the approval of the proposed amendment to our Third Restated Certificate of Incorporation to declassify the Board of Directors (Proposal #4); and
• the approval of the proposed amendment to our Third Restated Certificate of Incorporation to amend the advance notice provisions for director elections (Proposal #5).

Who pays the cost of this proxy solicitation?
This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders in connection with the solicitation of proxies by the Board of the Company. We will bear all costs of solicitation of such proxies.

In addition to solicitation of proxies by mail, our Directors, officers and associates, at no additional compensation, may solicit proxies from shareholders by telephone, email, Internet or in person. We will request brokers, banks, custodians, fiduciaries and other nominees to forward proxy soliciting materials to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

What does it mean if I receive more than one proxy card or voting instruction form?
It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or voting instruction form or, if you vote via the Internet or by telephone, vote once for each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

How can I receive my proxy materials by e-mail in the future?
If you have previously elected to receive your proxy materials by e-mail, there is no need to opt in again, and you will receive future copies of proxy materials by e-mail. For those who have not yet opted to receive your proxy materials by e-mail but would like to do so for future annual shareholders' meetings, you can elect to receive an e-mail with links to these documents, your control number and instructions for voting over the Internet. Opting to receive your proxy materials by e-mail will save the cost of producing and mailing documents to you and will also help conserve resources. Your e-mail address will be kept separate from any other company operations and will be used for no other purpose.

If we mailed you our proxy materials and you would like to sign up to receive them by e-mail in the future, you can choose this option by:

• following the instructions on your Proxy Card or voting instruction form; or
• following the instructions provided when you submit your proxy over the Internet.

Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I examine a list of shareholders?
Shareholders at the close of business on the Record Date may examine a list of all shareholders as of the Record Date for any purpose germane to the 2020 Annual Shareholders' Meeting for 10 days preceding the meeting, at our offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and electronically during the meeting at www.virtualshareholdermeeting.com/CERN2020 when you enter the control number included on your Proxy Card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Who should I call if I have questions?	If you have questions about the 2020 Annual Shareholders' Meeting or voting, please call our Corporate Secretary, Randy D. Sims, at (816) 221-1024.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Shareholders' Meeting to be held on May 22, 2020: The 2020 Proxy Statement and 2019 Annual Report to Shareholders are available at www.proxyvote.com and www.cerner.com under "Investor Relations, Financials, Proxy Materials."

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Our Board is currently comprised of ten Directors and is divided into three classes, with each of the classes serving staggered terms of three years. The terms of our Class I Directors will expire at this year's 2020 Annual Shareholders' Meeting. Those elected as Class I Directors this year will serve as Directors until the 2023 Annual Shareholders' Meeting. The terms of the Class II and Class III Directors will expire at the 2021 and 2022 Annual Shareholders' Meetings, respectively. Proxies cannot be voted for a greater number of persons than the number of nominees named for Class I.

The Board has determined that all nine current non-employee Directors of the Board are independent as required by the rules of the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market LLC ("Nasdaq"). The names and biographies of the Company's current Directors and nominees for election as Class I Directors are set forth below. Ages provided are as of the date of our 2020 Annual Shareholders' Meeting.

If elected, each of the nominees named for Class I will hold office for a three-year term expiring at the 2023 Annual Meeting of Shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Board is proposing to declassify the Board in Proposal #4. If the shareholders approve Proposal #4, all of the continuing Directors and all of the nominees for Class I Directors named in this Proxy Statement, if elected, will serve out their remaining terms, and all directors elected at the 2021 Annual Shareholders' Meeting and future annual meetings will be elected to serve one-year terms.

CLASS I (Serving for a Term to Expire at the 2020 Annual Shareholders' Meeting and Nominated for a Term to Expire at the 2023 Annual Shareholders' Meeting)

Dr. Gerberding has been a member of the Board of Directors of the Company since March 2017. She has been the Executive Vice President and Chief Patient Officer, Strategic Communications, Global Public Policy and Population Health of Merck & Co., Inc. ("Merck") (NYSE: MRK) since July 2016. Merck is a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health products, which it markets directly and through its joint ventures. In this position, Dr. Gerberding is responsible for Merck's global public policy, corporate responsibility and communications functions, as well as the Merck Foundation and the Merck for Mothers program. Dr. Gerberding also leads new partnership initiatives that accelerate Merck's ability to contribute to improved population health, a measure of impact that is increasingly valued by governments and other global health organizations.

Dr. Gerberding joined Merck as President of Merck Vaccines in January 2010 and was promoted to Executive Vice President for Strategic Communications, Global Public Policy and Population Health in December 2015. Prior to joining Merck, Dr. Gerberding served as Director of the U.S. Centers for Disease Control and Prevention ("CDC") from 2002-2009 and before that served as Director of the Division of Healthcare Quality Promotion. Before joining the CDC, Dr. Gerberding was a tenured faculty member in Infectious Diseases at the University of California at San Francisco ("UCSF"). She continues as an Adjunct Associate Clinical Professor of Medicine at UCSF.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Gerberding should serve and be nominated as a Director: her medical and science-based professional background and experience, current and previously held senior-executive level leadership positions at a global public company, her knowledge of and experience with global public policy, health care

Julie L. Gerberding, M.D., M.P.H. (Age 64) Member of the: • Compensation Committee • Nominating, Governance & Public Policy Committee

leadership and population health, her information protection (data privacy and cybersecurity) expertise, and her independence from the Company.

Mr. Shafer joined the Company as Chairman of the Board and Chief Executive Officer in February 2018. Prior to joining the Company, he served as Chief Executive Officer of Philips North America, a health technology company and the North American division of Koninklijke Philips N.V. ("Philips") (NYSE: PHG), since February 2014. In that position, Mr. Shafer led an organization of 17,000 employees and oversaw a health technology portfolio that included a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands. For 12 years, Mr. Shafer played a key role in helping Philips develop and strengthen its health care focus, increase its profitability and grow its market share. Prior to his most recent position, Mr. Shafer served as Chief Executive Officer of the global Philips' Home Healthcare Solutions business, a home healthcare services provider with 6,000 employees, from May 2010 until May 2014, as Chief Executive Officer of the North America region for Royal Philips Electronics from January 2009 until May 2010, and as President and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America from May 2005 until May 2010. Prior to joining Philips, Mr. Shafer served in various senior leadership positions with other companies, including Hill-Rom (NYSE: HRC), GE Medical Systems (NYSE: GE) and Hewlett-Packard (NYSE: HPE).

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Shafer should serve and be nominated as a Director: his appointment as CEO of the Company, his significant experience in senior-executive level leadership positions of the health care technology division of a large, publicly traded company, his leadership in the growth and strategies of a complex, multinational organization over a number of years, his experience in global business, his commitment to innovation, and his knowledge of and experience from the provider and supplier side of the health care industry.

Brent Shafer (Age 62)

Mr. Zollars has been a member of the Board of Directors of the Company since May 2005, and has been Lead Independent Director since April 2019. He is the former Chairman, President and Chief Executive Officer of YRC Worldwide (now known as YRC Freight) (Nasdaq: YRCW), which positions he held from November 1999 to July 2011. Prior to that, Mr. Zollars served as President of Yellow Transportation, Inc. from September 1996 through November 1999. From 1994 to 1996, Mr. Zollars was Senior Vice President of Ryder Integrated Logistics, and prior to that, Mr. Zollars held various executive positions with Eastman Kodak. Mr. Zollars also serves on the board of directors of Prologis, Inc. (NYSE: PLD) and served on the board of directors of CIGNA Corporation (NYSE: CI) until November 2019.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Zollars should serve and be nominated as a Director: his professional background and experience in senior-executive leadership positions at public companies, his service on other public and private company boards, Cerner board experience, board attendance and participation, and his extensive experience with large employers, industry usage of information technology and

William D. Zollars (Age 72) Member of the: • Audit Committee • Compensation Committee • Nominating, Governance & Public Policy Committee • Finance & Strategy Committee

his extensive understanding of strategic planning, tactical business decision-making, risk management and corporate financial statements.

CLASS II (Serving for a Term to Expire at the 2021 Annual Shareholders' Meeting)

Mr. Daniels has been a member of the Board of Directors of the Company since December 2013. Mr. Daniels is the 12th President of Purdue University, a post he assumed in January 2013, at the conclusion of his term as Governor of Indiana. He was elected Indiana's 49th governor in 2004 in his first bid for any elected office. He was re-elected in 2008 to a second and final term, receiving more votes than any candidate for any public office in the state's history. As governor, Mr. Daniels spearheaded a host of reforms aimed at strengthening the Indiana economy, and improving the ethical standards, fiscal condition and performance of state government. Mr. Daniels came from a successful career in business and government, holding numerous top management positions in both the private and public sectors. He served as the Chief Executive Officer of the Hudson Institute and as President of Eli Lilly & Company's North American Pharmaceutical Operations (NYSE: LLY). He also served as Chief of Staff to Senator Richard Lugar, a senior advisor to President Ronald Reagan, and Director of the Office of Management and Budget under President George W. Bush. Mr. Daniels currently serves as a member of the boards of directors of Energy Systems Network, Norfolk Southern Corporation (NYSE: NSC) and Urban Institute. He served on the board of directors of Interactive Intelligence Group, Inc. (formerly Nasdaq: ININ) from 2015 to 2016.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Daniels should serve as a Director: his government and public policy professional background and experience, his current and previously held leadership positions, his service on other public and private company boards, Cerner board experience, board attendance and participation, his health care business and operations experience, his extensive understanding of financial statements, and his experience with global business.

Mitchell E. Daniels, Jr., J.D. (Age 71) Member of the: • Audit Committee • Nominating, Governance & Public Policy Committee (Chairperson)

Mr. Greisch has been a member of the Board of Directors of the Company since April 2019. He is the former President & Chief Executive Officer of Hill-Rom Holdings, Inc. ("Hill-Rom") (NYSE: HRC), a global medical technology company, a position he held from January 2010 until his retirement in May 2018. Prior to Hill-Rom, Mr. Greisch was President International Operations for Baxter International, Inc. ("Baxter") (NYSE: BAX), a position he held from 2006 until 2009. During his tenure with Baxter, he also served as Baxter's Chief Financial Officer and as President of its BioScience division. Before his time with Baxter, he was President and Chief Executive Officer for FleetPride Corporation. Prior to that, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves on the Board of Directors of Catalent, Inc. (NYSE: CTLT), Carrier Corporation, a spin-off from United Technologies Corp. (NYSE: UTX), and Idorsia Pharmaceuticals Ltd. (SIX Swiss Exchange: IDIA) and previously served on the boards of Hill-Rom (NYSE: HRC), Actelion Ltd, TomoTherapy, Inc. (formerly Nasdaq: TOMO), and The Advanced Medical Technology Association (AdvaMed). Additionally, he serves as a senior advisor to TPG Capital and is on

John J. Greisch, M.B.A. (Age 64) Member of the: • Audit Committee • Finance & Strategy Committee (Chairperson)

the board of directors for the Ann & Robert H. Lurie Children's Hospital of Chicago.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Greisch should serve as a Director: his experience in multiple roles in global public health care companies, including serving as Chief Executive Officer and Chief Financial Officer, his health care business and operations experience, experience in preparing and analyzing complex public company financial statements, experience on the board of directors of private and public companies, and independence.

Ms. Mount has been a member of the Board of Directors of the Company since April 2019. Ms. Mount most recently served as President of AliphCom, Inc. (d/b/a Jawbone), a consumer technology and wearable products company, which position she held from June 2013 until February 2014. Previously, she held various senior level positions at Microsoft Corporation ("Microsoft") (Nasdaq: MSFT), including Corporate Vice President and Chief Financial Officer of the Online Services Division, from 2010 until May 2013, and Corporate Vice President of Operations and Finance and Chief Financial Officer of the Entertainment and Device Division, from 2006 until 2010. Prior to joining Microsoft, Ms. Mount served as the Vice President of Strategy and Development at Time Warner, Inc. ("Time Warner") (formerly NYSE: TWX), from 1995 until 2001, and then as Executive Vice President and Co-Managing Director of the United Kingdom Division of AOL Inc. (formerly NYSE: AOL), a web portal and online service provider and a subsidiary of Time Warner, from 2001 until 2003. Prior to that, she served as Vice President of Mergers and Acquisitions at Morgan Stanley (NYSE: MS) from 1987 until 1995. Ms. Mount has served as a member of the board of directors of Technicolor S.A. (TCH: FP) since April 2016, and currently serves as Vice Chairman of the board, and has served as a member of the board of the directors of the Learning Care Group, Inc. since December 2014.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Mount should serve as a Director: her extensive financial and operations experience developing innovative solutions for driving growth and profit in both the start-up and Fortune 100 company settings, and her experience in senior leadership positions of global private and public companies.

Melinda J. Mount, M.B.A. (Age 60) Member of the: • Audit Committee • Finance & Strategy Committee

CLASS III (Serving for a Term to Expire at the 2022 Annual Shareholders' Meeting)

Dr. Bisbee has been a member of the Board of Directors of the Company since February 1988. He is the co-founder and Executive Chairman of The Health Management Academy ("The Academy"), a network of executives from the nation's largest integrated health systems and the industry's most innovative companies striving to shape the future of health care. The Academy facilitates the exchange of best practices and benchmarking data, focused on increasing the quality, appropriateness and efficiency of care. Prior to assuming the role of Executive Chairman in September 2018, Dr. Bisbee served as Chairman and Chief Executive Officer of The Academy for more than five years. Dr. Bisbee was Chairman of the Board of Directors, Chief Executive Officer and President of ReGen Biologics, Inc. ("ReGen") (OTCMKTS: RGBOQ) from 1998 to September 2011. Dr. Bisbee was President, Chief Executive Officer and a Director of Aros Corporation (formerly known as APACHE Medical Systems, Inc.) commencing in December 1989, serving as Chairman of the Board from December 1989 to November 1997 and from December 2000 to June 2002, when ReGen and Aros Corporation merged. ReGen filed for protection under Chapter 11 of the United States Bankruptcy Code in April 2011 and substantially all of the business and assets of ReGen were purchased by Sports Medicine Holdings Company, LLC in June 2011. Prior to 1989, Dr. Bisbee was Director of the Healthcare Group at Kidder, Peabody & Co.; President of the Hospital Research and Educational Trust (the research and development arm of the American Hospital Association); and a faculty member in graduate management programs at Yale University and Northwestern University.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Bisbee should serve as a Director: his medical, financial and health care-based professional background and experience, current and previously held leadership positions in medical and health care-related entities, his service on research-related and academic boards, Cerner board experience, board attendance and participation, his extensive experience with health care research and specialized expertise in public company accounting and mergers and acquisitions.

Gerald E. Bisbee, Jr., Ph.D., M.B.A. (Age 77) Member of the: • Audit Committee (Chairperson) • Nominating, Governance & Public Policy Committee

Ms. Dillman has been a member of the Board of Directors of the Company since May 2010. She is the former Chief Information Officer of QVC, Inc. (NYSE: QVCD), a role she held from January 2012 until she retired in January 2017. QVC, Inc. is one of the largest multimedia retailers in the world, broadcasting live 24 hours a day, 364 days a year. Prior to joining QVC, Inc., Ms. Dillman was Senior Vice President of Enterprise Services/Global Functions IT for Hewlett-Packard Company (NYSE: HPQ) from August 2009 through January 2012. From April 2006 through July 2009, Ms. Dillman was Executive Vice President of Benefits and Risk Management for Wal-Mart Stores, Inc. (NYSE: WMT), and prior to that, from August 2002 to April 2006, she held the position of Executive Vice President and Chief Information Officer of Wal-Mart Stores, Inc. She held various positions within Wal-Mart Stores, Inc. from 1991-2002.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Dillman should serve as a Director: her professional back-

Linda M. Dillman (Age 63) Member of the: • Compensation Committee (Chairperson)

ground and experience, current and previously held senior-executive level leadership positions at public companies, Cerner board experience, board attendance and participation, and her extensive knowledge of information technology, information protection (data privacy and cybersecurity), human resources and health care insurance and health care plans for large employers.

Mr. Riedel has been a member of the Board of Directors of the Company since April 2019. Mr. Riedel has served on the Board of Directors of Xperi Corporation (NASDAQ:XPER) (f/k/a Tessera Holding Corporation ("Tessera Holding")), a creator, developer and licensor of innovative audio, computational imaging, computer vision and semiconductor packaging and interconnect technologies, since December 2016 when Tessera Technologies, Inc. ("Tessera") and DTS, Inc. became wholly owned subsidiaries of Tessera Holding pursuant to a merger. Prior to the merger, he had served on the Board of Directors of Tessera (formerly NASDAQ:TSRA) since May 2013. Mr. Riedel is also a professor at Harvard Business School, a position he has held since January 2018. Mr. Riedel previously served as the Chairman of the Board of Directors of Accedian Networks Inc., a performance assurance solution specialist for mobile networks and enterprise-to-data center connectivity, from 2010 until March 2017, when it was sold to Bridge Growth Partners. He also served as the Chairman and Chief Executive Officer of Cloudmark, Inc., a leader in security, protecting traffic, data and infrastructure from network threats ("Cloudmark"), until January 2017. Mr. Riedel joined the Cloudmark Board in June 2013, became Chairman in January 2014 and CEO in December 2014. He also previously served on the Boards of Directors of NextDocs Corporation, a clinical trial and compliance management software company from July 2013 to April 2015, PeerApp Ltd, an optimized video content delivery service to network operators and providers, from 2011 to September 2015, and Blade Network Technologies, a top of rack switch vendor, from 2009 until its sale to IBM in 2010. Mr. Riedel's career has also included various senior management positions at Nortel Networks Corporation, a then publicly traded, global telecommunications equipment manufacturer ("Nortel"). In March 2006, Mr. Riedel joined Nortel as part of the turnaround team as the Chief Strategy Officer. His role changed after Nortel initiated creditor protection under the respective restructuring regimes of Canada under the Companies' Creditors Arrangement Act, the U.S. under the Bankruptcy Code, and the United Kingdom under the Insolvency Act 1986, on January 14, 2009, and subsequently, Israel, to lead the sale/restructuring of various carrier and enterprise business units through a series of transactions to leading industry players such as Ericsson, Avaya and Ciena. Mr. Riedel led the efforts to create standalone business units, carve out the relevant P&L and balance sheet elements and assign predominately used patents to enable sales of the assets. In 2010, Mr. Riedel's role changed to President of Business Units and Chief Strategy Officer as he took leadership of the effort to monetize the remaining 6,500 patents and applications patents as well as manage the P&L for several business units that were held for sale. The 2011 patent sale led to an unprecedented transaction of $4.5 billion to a consortium of Apple, Ericsson, RIM, Microsoft and EMC. Prior to Nortel, Mr. Riedel was the Vice President of Strategy and Corporate Development of Juniper Networks, Inc. (NYSE:JNPR), a designer, developer and manufacturer of networking products, from 2003 until 2006, where he led the acquisition of Netscreen Technologies. Mr. Riedel was also previously a Senior Partner at McKinsey & Company, a global management consulting firm, where he spent

George A. Riedel, M.B.A. (Age 62) Member of the: • Compensation Committee • Finance & Strategy Committee • Nominating, Governance & Public Policy Committee

15 years serving clients in the telecom and technology sectors in Asia and North America on a range of strategy and growth issues.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Riedel should serve as a Director: his extensive knowledge of the technology industry, both from a cloud and consumer perspective and an enterprise software perspective, and intellectual property licensing, his experience in senior leadership positions of global private and public companies, his independence, his service on public and private company boards, his extensive understanding of financial statements, and his knowledge of and experience in information protection (data privacy and cybersecurity).

Mr. Wise has been a member of the Board of Directors of the Company since April 2019. Mr. Wise is the founder and chief executive of Lime Barrel Advisors, LLC, a private investment firm he founded in 2010. Since July 2016, Mr. Wise has served on the board of Aspen Technology, Inc. (Nasdaq: AZPN), a leading supplier of asset optimization software solutions. Since 2019, Mr. Wise has served on the board of WellSky Inc., a private health care information technology company advancing human wellness, and as a senior advisor to TPG Capital, a global private investment firm. He joined the board of MedAssets, Inc. (formerly Nasdaq: MDAS), a health care technology performance improvement company, in March 2014 and served as Chairman and Chief Executive Officer from February 2015 until the company was acquired by Pamplona Capital Management in January 2016. He served on the board of Cotiviti Holdings, Inc. (formerly NYSE: COTV), a provider of analytics-driven payment solutions focused on the health care sector, from December 2017 until the company was acquired by Verscend Technologies, Inc. in August 2018. From September 2006 to December 2011, Mr. Wise served on the board of Acxiom Corporation (formerly Nasdaq: ACXM), a provider of marketing technology and services. From 2003 through 2010, Mr. Wise was Chairman, President and Chief Executive Officer of Intergraph Corporation (formerly Nasdaq: INGR), a global provider of engineering and geospatial software. Prior to his service at Intergraph, Mr. Wise was President and Chief Executive Officer, North America of Solution 6 Holdings, Ltd., and President and Chief Operating Officer of Computer Management Sciences, Inc. (formerly Nasdaq: CMSX), a software and services company, which was acquired by Computer Associates International, Inc. (now named CA, Inc.). At Computer Associates, he served as the General Manager, North America, for Global Professional Services. Prior to that, Mr. Wise was engaged in investment banking at The Robinson-Humphrey Company (a division of Smith Barney), specializing in software and services.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Wise should serve as a Director: his 30 years of strategic leadership and value creation experience in leading, operating and advising software and HCIT companies, his experience in global business, his experience in government contracting, his financial expertise, his independence, his health care business and operations experience, his health care technology experience, his business transformation experience, his current and previously held leadership positions, and his service on other public company boards.

R. Halsey Wise, M.B.A. (Age 55) Member of the: • Compensation Committee • Finance & Strategy Committee

MEETINGS OF THE BOARD AND COMMITTEES

The Board has established Audit, Compensation, Nominating, Governance & Public Policy ("NG&PP") and Finance & Strategy ("F&S") Committees. The Board has adopted a written charter for each of the Audit, Compensation, NG&PP and F&S Committees. The full text of the charters for the Audit, Compensation and NG&PP Committees are available on our website at www.cerner.com under "About Us, Leadership." The Board does not have an Executive Committee.

During 2019, the Board held nine regular meetings; the Audit Committee held eight regular meetings; the Compensation Committee held two regular meetings; the NG&PP Committee held three meetings; and the F&S Committee held seven meetings. Each current Director attended at least 75% of the aggregate of the total meetings of the Board and the Board Committees on which the Director served during the past fiscal year.

Under applicable Nasdaq Marketplace Rules ("Nasdaq Rules"), a Director of the Company will only qualify as an "independent director" if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Board has determined that none of the current non-employee Directors or nominees has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of the following current Directors and nominees are "independent" as defined under Rule 5605(a)(2) of the Nasdaq Rules: Gerald E. Bisbee; Mitchell E. Daniels; Linda M. Dillman; Julie L. Gerberding; Melinda J. Mount; George A. Riedel; John J. Greisch; R. Halsey Wise; and William D. Zollars. In making this determination with respect to Mr. Daniels and Mr. Zollars, the Board considered their directorships on the boards of several companies that have either purchased solutions and services from us, or from which we have procured certain products and services, all in the ordinary course of business. Additionally, in making this determination with respect to Dr. Gerberding, the Board considered her executive position with Merck & Co., Inc., which has purchased certain solutions and services from us in the ordinary course of business. The Board concluded that none of the noted Directors had a direct or indirect material interest in the transactions referred to above. Additionally, all current and proposed members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except with respect to any first-time nominees, whose independence would be considered at the time of nomination, the independence determination is made by the full Board each May based on all available facts and circumstances of each Director. The "independence" finding is also reviewed and confirmed by the Company's Chief Legal Officer, Chief Financial Officer and outside legal counsel.

Pursuant to the Company's Corporate Governance Guidelines, all individuals nominated for election are expected to attend the 2020 Annual Shareholders' Meeting. All other Directors, barring unforeseen circumstances, are expected to attend the 2020 Annual Shareholders' Meeting as well. All of our current Directors who were Directors at the time of the 2019 Annual Shareholders' Meeting attended the 2019 Annual Shareholders' Meeting.

COMMITTEES OF THE BOARD

Audit Committee
The Audit Committee assists the Board in fulfilling its responsibilities with respect to our accounting and financial reporting practices, and in addressing the scope and expense of audit and related services provided by our independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding from the Company for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. Audit Committee membership is reviewed annually by the Company's NG&PP Committee, which then recommends the Audit Committee membership to the full Board. Audit Committee members are generally approved by the full Board each May. The Board has determined that the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are in accordance with applicable SEC rules and Nasdaq Rules for audit committees. In particular, each member of the Audit Committee is an "independent director" as defined by Nasdaq Rules. All Audit Committee members possess the required level of financial literacy, and at least one member of the Audit Committee meets the current standard of requisite financial management expertise. The Board has determined that Gerald E. Bisbee, the Chairperson of the Audit Committee, is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended.

Compensation Committee
The Compensation Committee's primary responsibilities are to review and approve our compensation policies and practices, review and recommend compensation for non-employee Directors, evaluate our Chief Executive Officer's performance and establish compensation accordingly, review and approve the total compensation of our Section 16 officers, review and approve executive performance-based compensation plan targets and earned payouts and equity grants to our Section 16 officers and adopt and approve major changes in our benefit plans and compensation philosophy. The Compensation Committee has the authority to obtain advice and assistance from and receive appropriate funding from the Company for outside compensation consultants, independent legal counsel and other consultants as the Compensation Committee deems necessary to carry out its duties.

The Compensation Committee of the Board is currently comprised of five Directors. Each member of the Compensation Committee is an "independent director" as defined by Nasdaq Rules. Compensation Committee membership is reviewed annually by the Company's NG&PP Committee, which then recommends the Compensation Committee membership to the full Board. Compensation Committee members are generally approved by the full Board each May.

The Compensation Committee meeting dates are reviewed and approved by the entire Compensation Committee in an effort to ensure attendance, and Compensation Committee agendas are reviewed and approved prior to distribution to the rest of the Compensation Committee by the Compensation Committee Chairperson.

The Compensation Committee reviews its Charter annually and any recommended amendments to the Charter are considered for approval by the full Board of Directors. The Compensation Committee's Charter was last updated in March 2019. The Compensation Committee's scope of authority is as set forth in its Charter. The Compensation Committee has delegated its authority as follows:

•
Section 16 Insider Equity and Incentive Compensation Subcommittee - this subcommittee of the Compensation Committee is appointed annually and consists of "non-employee directors" for purposes of Rule 16b-3 promulgated under the Exchange Act. It has authority to review recommendations and approve equity grants and incentive-based compensation (targets, metrics and payments) of our Section 16 officers;

•
Equity-based Grant Policy - Quarterly Administration Subcommittee - this subcommittee of the Compensation Committee consists of "non-employee directors" for purposes of Rule 16b-3 promulgated under the Exchange Act and has authority to ensure timely administration of the Equity-based Grant Policy for matters that require action between regularly scheduled Compensation Committee meetings. The Equity-based Grant Policy - Quarterly Administration Subcommittee reports to the full Compensation Committee at the next Compensation Committee meeting on any action approved by such subcommittee;

•
Incentive Compensation Plan - Quarterly Administration Subcommittee - this subcommittee of the Compensation Committee consists of "non-employee directors" for purposes of Rule 16b-3 promulgated under the Exchange Act and has authority to ensure timely administration of our performance-based compensation plan for matters that require action between regularly scheduled Compensation Committee meetings and to make decisions with regard to any discretionary second tier match contribution made by the Company under our 401(k) Plan. The Incentive Compensation Plan - Quarterly Administration Subcommittee reports to the full Compensation Committee at the next Compensation Committee meeting on any action approved by such subcommittee; and

•
Cerner Corporation Foundations Retirement Plan Administrative and Investment Committee - this committee currently consists of the Chief Financial Officer, Chief Human Resources Officer, Vice President, Compensation & Benefits (or his successor) and one other corporate executive named by the first three members. The committee has authority to: i) select, monitor and manage the third party administrator, record-keeper, custodian and trustee of our 401(k) Plan; ii) monitor the 401(k) Plan's reporting to the IRS and Department of Labor, the 401(k) Plan's ERISA compliance, 401(k) Plan audits and the payment of 401(k) Plan expenses; iii) monitor the compensation received by the 401(k) Plan's service providers; iv) monitor and evaluate disclosures by the 401(k) Plan to participants and beneficiaries; v) ensure maintenance of fiduciary liability insurance coverage and the ERISA fidelity bond coverage; vi) research and recommend 401(k) Plan amendments; vii) adopt, review and carry out investment policies and objectives for the 401(k) Plan; viii) review and select the investment options offered under the 401(k) Plan; ix) select and monitor the 401(k) Plan's investment managers and fund providers; x) supervise, monitor and evaluate on a semi-annual basis the performance of the investment options offered under the 401(k) Plan and periodically review the 401(k) Plan's investment performance as a whole; xi) carry out any special assignments given by the Compensation Committee; and xii) retain independent outside consultants.

Compensation Consultant
The Compensation Committee was advised in 2019 by an independent compensation consultant, Deloitte Consulting LLP, retained by the Compensation Committee. See "Compensation Discussion and Analysis - Compensation Structure."

Relationship between Compensation and Risk Management
The Compensation Committee utilized Cerner's Enterprise Risk Management ("ERM") team to perform a review of the Company's 2019 incentive compensation arrangements. More specifically, the ERM team reviewed and tested fifteen metrics, comprising over 54% of the total planned incentive compensation, for the following: segregation of duties between the associates setting the metric targets, providing the results, and being compensated on the metric; and the accuracy of the payout calculation. In addition, all metrics were evaluated for qualitative factors which may increase the risk of incenting unintended behaviors. Based on this evaluation, seven metrics were reviewed and tested for: appropriateness related to the roles compensated and existence of controls to prevent any unintended behaviors such metrics may incent. The ERM team also reviewed material plan changes for 2019. The most significant change was the redesign of the Section 16 and business incentive performance plans to be more focused on alignment, accountability and simplicity. The ERM team reviewed the philosophy around the changes and considered the impact to individual plans as part of the review. The Compensation Committee assessed the ERM team's report and concluded that our incentive compensation arrangements, coupled with internal controls and policies, do not encourage associates to: i) take excessive risks that are likely to cause material adverse harm to the Company, or ii) manipulate performance in order to increase incentive award payouts.

Specifically, the Compensation Committee noted the following design features of our incentive compensation program that mitigate risk:

•	stock ownership guidelines for executives may reduce the risk of executives making decisions that benefit them in the short-term at the expense of the Company's long-term performance;

•
the design of annual incentives provides for the taking of a reasonable amount of risk in order to provide upside incentive compensation opportunity, while a payout cap on the incentives reduces risk by limiting the amount of short-term compensation that may be earned;

•	incentive goals are established using a rigorous and time-tested process and are tied to the Company's annual financial plan;

•
cash incentive plan metrics and goals for Section 16 officers were approved by the Compensation Committee within the first 90 days of the year for the 2019 quarterly and annual metrics, and performance-based equity incentive plan goals for Section 16 officers were approved by the Compensation Committee in April 2019, which were aligned to fourth quarter 2019, fourth quarter 2020 and full year 2021 metrics;

•	the Company has a rigorous verification and review process to calculate the performance of each incentive plan; and

•	performance-based cash and equity compensation is subject to "claw back" for all associates receiving such incentive compensation.

Nominating, Governance & Public Policy Committee
The NG&PP Committee provides assistance and recommendations to the Board and the Chairman and Chief Executive Officer of the Company in the areas of: i) Board membership nomination; ii) committee membership selection and rotation practices; iii) evaluation of the overall effectiveness of the Board; iv) review and consideration of developments in corporate governance practices; and v) review and consideration of current and emerging political, corporate citizenship and public policy issues that may affect our business operations, performance or public image. The Committee's goal is to ensure that the composition, practices and operation of the Board contribute to value creation and effective representation of the Company's shareholders and to foster Cerner's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society.

The NG&PP Committee reviews its Charter annually and any recommended amendments to the Charter are considered for approval by the full Board of Directors. The NG&PP Committee's Charter was last updated in March 2014.

Finance & Strategy Committee
The F&S Committee coordinates and oversees management's review of our Company's operational efficiency and margin expansion efforts and capital deployment strategy, including taking into consideration recommendations from AlixPartners LLP, a leading outside consulting firm, the Company's risk profile and the potential impact of any recommended changes to the Company's business model, strategic plan and ability to meet commitments to clients. The F&S Committee is currently comprised of five Directors, with Mr. Greisch serving as the Chairperson of the F&S Committee. Each member of the F&S Committee is an "independent director" as defined by Nasdaq Rules.

DIRECTOR COMPENSATION

Our non-employee Directors are paid commensurate with the time served during the Board year in quarterly installments. For each of the 2018-2019 Board year (from the 2018 Annual Shareholders' Meeting to the 2019 Annual Shareholders' Meeting) and the 2019-2020 Board year (from the 2019 Annual Shareholders' Meeting to the 2020 Annual Shareholders' Meeting), non-employee Directors received an annual cash retainer of $66,000. Each member of each Board committee receives an additional annual cash retainer as follows: $12,500 for the Audit Committee, $12,500 for the F&S Committee, $7,500 for the Compensation Committee and $5,000 for the NG&PP Committee. In addition, each Committee Chairperson receives an additional annual cash retainer that causes their aggregate compensation, inclusive of the committee member retainer, to be as follows: $30,000 for the Audit Committee Chairperson, $30,000 for the F&S Committee Chairperson, $20,000 for the Compensation Committee Chairperson and $15,000 for the NG&PP Committee Chairperson. The Lead Independent Director also receives an additional $30,000 annual cash retainer. The Directors are not paid meeting fees.

Each non-employee Director also receives a grant of restricted stock of the Company for each year of service on the Board. The equity component of the Board compensation package is based on a target dollar amount, not a fixed share amount (in order to avoid unintended compensation fluctuations based on stock price fluctuations, stock-splits, combination or other changes in the number or type of the Company's shares outstanding). The target for the equity compensation component of the total annual Board compensation package for the 2019 - 2020 Board year was set at approximately $250,000. In May 2019, pursuant to the Board equity compensation program, 3,556 shares of restricted stock of the Company were granted to each of the then-current non-employee Directors: Dr. Bisbee, Mr. Daniels, Ms. Dillman, Dr. Gerberding, Mr. Greisch, Ms. Mount, Mr. Riedel, Mr. Wise and Mr. Zollars. These restricted stock grants will vest on the earlier of May 21, 2020 or the calendar day immediately preceding the date of the 2020 Annual Shareholders' Meeting.

Additionally, under the Board equity compensation program, each non-employee Director that is newly appointed or elected to the Board receives an initial grant of shares of restricted stock of the Company with a value equal to the annual equity grant value as discussed above, with a ratable vesting over three years provided such Director continuously serves as a member of the Cerner Board of Directors through such vesting dates. Mr. Greisch, Ms. Mount, Mr. Riedel and Mr. Wise were each granted an initial grant of 3,795 shares of restricted stock of the Company on April 29, 2019, and each were entitled to receive compensation consistent with the compensation payable to the Company's other Directors, beginning as of the new Board term that commenced immediately following the 2019 Annual Shareholders' Meeting.

The independent compensation consultant retained by the Compensation Committee works with our human resources compensation team each year to review our current Board compensation package relative to our peer group. See discussion under "Compensation Discussion and Analysis - Compensation Structure" for more information on our 2019 peer group. Our Chief Human Resources Officer reviews this work and makes compensation recommendations to our Compensation Committee and Board with respect to the non-employee Directors. The Compensation Committee (or one of its subcommittees), after review and discussion of the items set forth above, makes the ultimate decision as to the total compensation and compensation components of our non-employee Directors.

The Directors are subject to the same Stock Ownership Guidelines that apply to the Company's officers. The guidelines are further discussed under "Compensation Discussion and Analysis" below. As of January 1, 2020, at the annual measurement date, all non-employee Directors who were Directors on such date were in compliance with these guidelines.

Under the Cerner Corporation 2011 Omnibus Equity Incentive Plan (as amended, the "Omnibus Plan"), the aggregate value of all compensation paid or granted to any individual for service as a non-employee Director (other than a non-employee Director who is also Chairman of the Board) with respect to any calendar year, including equity awards granted under the Omnibus Plan and cash fees paid by the Company to such non-employee Director outside of the Omnibus Plan, may not exceed six hundred thousand dollars ($600,000), calculating the value of any grants awarded during such calendar year based on the grant date fair value of such grants for financial reporting purposes, excluding special compensation paid to any non-employee Director when serving as a Committee Chair or as Lead Independent Director. For a non-employee director who is Chairman of the Board, the cap is nine hundred thousand dollars ($900,000). The foregoing limitations will not take into account any grant made in connection with the initial appointment of a non-employee Director; and any shares deferred pursuant to a nonqualified deferred compensation arrangement will count against the foregoing limitation only during the calendar year in which such grant is initially made and not in the calendar year in which the deferred shares are ultimately issued.

2019 Director Compensation Table

The following table contains information regarding the compensation earned by non-employee Directors during our 2019 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)

Gerald E. Bisbee, Jr., Ph.D., M.B.A.	104,750	250,058	—	—	—	1,920	356,728
Denis A. Cortese, M.D. (4)	39,250	—	—	—	—	—	39,250
Mitchell E. Daniels, Jr., J.D.	93,500	250,058	—	—	—	1,920	345,478
Linda M. Dillman	92,250	250,058	—	—	—	1,920	344,228
Julie L. Gerberding, M.D., M.P.H.	84,750	250,058	—	—	—	2,730	337,538
John J. Greisch, M.B.A. (5)	81,375	500,073	—	—	—	3,970	585,418
Melinda J. Mount, M.B.A. (5)	68,250	500,073	—	—	—	3,970	572,293
George A. Riedel, M.B.A. (5)	68,250	500,073	—	—	—	3,970	572,293
R. Halsey Wise, M.B.A. (5)	64,500	500,073	—	—	—	3,970	568,543
William D. Zollars (6)	119,750	250,058	—	—	—	1,920	371,728

(1)
These amounts reflect the aggregate grant date fair value of each award granted to the non-employee Director computed in accordance with FASB ASC Topic 718. Refer to Note 16 in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for the relevant assumptions used to determine the grant date fair value of our stock awards. As of December 28, 2019, each then-current non-employee Director had the following number of restricted stock awards outstanding: Gerald E. Bisbee, 3,556; Mitchell E. Daniels, 3,556; Linda M. Dillman 3,556; Julie L. Gerberding, 5,056; John J. Greisch, 7,351; Melinda J. Mount, 7,351; George A. Riedel, 7,351; R. Halsey Wise, 7,351; and William D. Zollars, 3,556.

(2)	As of December 28, 2019, none of the non-employee Directors who were Directors on such date had any stock options outstanding.

(3)	Amounts include dividend equivalents on unvested restricted stock awards credited or paid to the non-employee Directors.

(4)	Dr. Cortese retired from the Board effective immediately prior to Cerner's 2019 Annual Meeting of Shareholders held on May 30, 2019.

(5)	Mr. Greisch, Ms. Mount, Mr. Riedel and Mr. Wise were appointed to the Board on April 8, 2019.

(6)	Mr. Zollars was designated as the Lead Independent Director of the Directors of the Board on April 8, 2019.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be soliciting material or filed under such acts.

The Audit Committee of the Company is currently composed of five independent members of the Board of Directors (all of whom have been determined by the Board to meet the independence requirements of the SEC and Nasdaq) and operates under a written charter adopted by the Board of Directors that is available at the Company's website, www.cerner.com. The Audit Committee appoints and retains the Company's independent registered public accounting firm. The selection is subsequently submitted to the shareholders of the Company for ratification.

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes and to report to the Board of Directors on its findings.

In this context, the Audit Committee has met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the audited financial statements, the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 28, 2019 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Gerald E. Bisbee, Jr., Ph.D., M.B.A.
Mitchell E. Daniels, Jr., J.D.
John J. Greisch, M.B.A.
Melinda J. Mount, M.B.A.
William D. Zollars

____________________

GUIDELINES OF CERNER CORPORATION'S AUDIT COMMITTEE
FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee has adopted guidelines regarding the engagement of KPMG, LLP ("KPMG"), our independent registered public accounting firm, to perform services for the Company. For audit services, audit-related services and permissible non-audit services, the independent auditor will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at its first quarterly Audit Committee meeting of the year.

Upon receiving an unforeseen request for audit, audit-related or non-audit services or a change in the fee range, the independent registered public accounting firm will provide our management a detailed scope of service description and fee range. A request is then made for pre-approval of such services or fees from the Chairperson of the Audit Committee. To ensure prompt handling of unexpected matters, the Chairperson of the Audit Committee has been delegated authority from the Audit Committee to amend or modify the scope of pre-approved permissible audit, audit-related or non-audit services and the fees related thereto.

All action taken with respect to pre-approval of audit, audit-related or non-audit services and fees will be included in the independent registered public accounting firm's materials shared with the Audit Committee as part of their required communications with the Audit Committee. With respect to any such pre-approval of non-audit services, the independent registered public accounting firm will confirm to the Audit Committee Chairperson that such non-audit services are permissible under all applicable legal requirements and do not impair the independent registered public accounting firm's independence under applicable professional standards.

The independent registered public accounting firm must ensure that all audit, audit-related and non-audit services provided to the Company have been approved by the Audit Committee (or the Chairperson, as applicable).

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be soliciting material or filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth below, and, based upon that review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:
Linda M. Dillman
Julie L. Gerberding, M.D., M.P.H.
George A. Riedel, M.B.A.
R. Halsey Wise, M.B.A.
William D. Zollars

____________________

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our executive compensation program and specifically describes the application of that program to the following Named Executive Officers ("NEOs") whose compensation information is presented in the tables and narrative discussion below in accordance with Securities and Exchange Commission rules.

Title at fiscal year-end (FYE) 2019
Brent Shafer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Marc G. Naughton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael R. Nill	Executive Vice President and Chief Operating Officer(1)
John T. Peterzalek	Executive Vice President and Chief Client Officer(2)
Jeffrey A. Townsend	Former Executive Vice President and Chief of Innovation(3)
Donald D. Trigg	Executive Vice President, Strategic Growth(4)

(1)	Mr. Nill served as an executive officer until his departure from the Company on January 10, 2020.

(2)	Mr. Peterzalek was promoted to Executive Vice President and Chief Client and Services Officer effective February 18, 2020.

(3)
Mr. Townsend served as an executive officer until his retirement from the role of Executive Vice President and Chief of Innovation effective November 1, 2019. On the same date, he transitioned to Executive Senior Advisor. He is included as a NEO for 2019 because disclosure would have been provided pursuant to Item 402 of Regulation S-K but for the fact that he was not serving as an executive officer at the end of 2019.

(4)	Mr. Trigg was promoted to President effective February 18, 2020.

In addition, as discussed in Proposal #3 below, we are conducting our annual advisory "say-on-pay" vote requesting your non-binding advisory approval of the compensation to our NEOs as outlined in this Compensation Discussion and Analysis and the tables and narrative discussion that follow. In this discussion, we summarize our executive compensation programs and objectives and provide an overview of how and why the Compensation Committee of our Board of Directors made specific compensation decisions regarding our NEOs.

References to the Compensation Committee in this Compensation Discussion and Analysis also refer to its subcommittees, where applicable.

This Compensation Discussion and Analysis includes discussion of the following non-GAAP financial measures: Adjusted Operating Margin, Adjusted Net Earnings, Adjusted Diluted Earnings Per Share, and Free Cash Flow. Definitions of, and further details regarding these non-GAAP financial measures, including reconciliations to their most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), can be found in Appendix I.

Executive Summary
2019 Business Results. A significant portion of the total compensation of our NEOs is linked to our performance. Highlights of the year and fourth quarter 2019 include:

•
A 6% increase in our revenues to $5.69 billion in 2019 compared to $5.37 billion in 2018. The increase in revenues reflects ongoing demand from new and existing clients for Cerner's solutions and technology-enabled services driven by their needs to keep up with regulatory requirements, adapt to changing reimbursement models, and deliver safer and more efficient care.

•
An 11% decrease in bookings to $5.99 billion in 2019 compared to $6.72 billion in 2018, with the decrease primarily reflecting a more selective approach to adding low-margin, long-term contracts that typically represent large booking values. Bookings represents the value of executed contracts for software, hardware, professional services and managed services.

•
A fourth quarter 2019 GAAP operating margin of 12.68% compared to 12.02% in the fourth quarter of 2018. On a non-GAAP basis, a fourth quarter 2019 Adjusted Operating Margin of 20.28% compared to 18.66% in the fourth quarter of 2018. The increase is primarily the result of our ongoing operational improvement initiatives.

•
A 16% decrease in GAAP net earnings and a 13% decrease in GAAP diluted earnings per share in 2019 compared to 2018. On a non-GAAP basis, our Adjusted Net Earnings and Adjusted Diluted Earnings per share increased 5% and 9%, respectively, in 2019 compared to 2018.

•
Cash collections of receivables of $5.79 billion in 2019 compared to $5.49 billion in 2018. Days sales outstanding was 72 days for the 2019 fourth quarter compared to 79 days for the 2018 fourth quarter.

•	Operating cash flows were $1.31 billion in 2019 compared to $1.45 billion in 2018. Free Cash Flow for financial reporting purposes was $568 million in 2019 compared to $733 million in 2018.

As part of our company-wide transformation, we have undertaken a project to redesign our workforce architecture and to re-examine our employment practices to ensure best-in-class selection, advancement and rewards practices are utilized across our workforce. Cerner is also committed to pay equity as part of that work and will confirm parity in compensation across similar jobs in the new architecture.

Rewards Strategy. Our rewards strategy is designed to offer competitive, comprehensive recognition, compensation and benefits packages to attract, motivate, reward and retain individuals within talent segments of capabilities who contribute significant value and to reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not solely based on rewarding seniority but also enables cultural reinforcement. Our rewards strategy is also linked to our performance management (both "what" and "how") philosophy, which is designed to identify and reward associate performance through compensation related levers. We received a greater than 90% vote of support from shares entitled to vote on the matter in favor of our executive compensation in our say-on-pay vote at the 2019 Annual Shareholders' Meeting. Given the say-on-pay vote and the results achieved with our compensation policies, the Compensation Committee has determined that our approach to compensation is appropriate and our 2020 compensation policies should generally remain consistent with our 2019 approach, except to the extent of any modifications deemed appropriate in connection with our pay equity analysis. We also believe in pay for performance and linking executive compensation with shareholder value, as represented by our NEO pay mix. For 2019, 91% of Mr. Shafer's total compensation mix was at-risk. In addition, for 2019, 86% of the total compensation mix for our other NEOs combined was at-risk. Our at-risk compensation consists of our performance-based cash incentive plan and equity award grants. In 2019, our NEOs' performance-based compensation consisted of performance-based cash incentive awards and performance-based restricted stock units ("PSUs"). The use of PSUs in our equity program is designed to encourage continued focus on long-term value and growth for our shareholders and provide meaningful alignment to our corporate imperatives and financial performance. During 2019, we continued practices established to link pay to performance, to more closely align our compensation practices with the market through the increased emphasis on performance-based awards, while balancing the need to ensure the retention value of our long-term incentive awards granted to our NEOs. We continued to use a quarterly performance review process to provide quarterly assessments of executives on their performance and attainment of our goals. During 2020, we intend to place continued emphasis on linking pay to performance by again granting equity with performance-based vesting conditions and utilizing multiple performance metric targets under our performance-based cash compensation plan.

Other aspects of our compensation program are intended to further align our executives' interests with shareholders. These include:

•
An Equity-based Grant Policy, which is designed to ensure equity award grant dates will be outside of trading blackout periods except for new hires and as specifically approved by the Compensation Committee.

•	Performance-based compensation paid to our NEOs is subject to "claw back" pursuant to performance plan agreements with our NEOs.

•
Stock ownership guidelines that require the retention of a percentage of the equity awards made to our executives and outside non-employee Directors, except that the ownership guidelines apply in decreasing percentages based on tenure, upon retirement or upon hardship.

•	Our internal pay equity guidelines provide that the total cash compensation for the CEO shall not be more than three times that of the next highest executive officer's total cash compensation.

•
A Hedging and Pledging Policy that prohibits our Section 16 officers (including our NEOs) and directors from (i) entering into hedging or monetization transactions with respect to Company stock, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in, or engaging in any short sale of, the Company's securities, or (ii) pledging more than 50% of Company stock acquired pursuant to a bonus or benefit plan without prior approval from the Company's Securities Watch Team.

Compensation Structure. Compensation for our NEOs may include: i) base salary, ii) performance-based cash incentive compensation, iii) long-term incentive plan equity award compensation, which consisted of PSUs and time-based restricted stock units ("RSUs") for our NEOs in 2019, and iv) certain perquisites, as discussed below. To provide incentives to attain our business goals, a significant portion of executive compensation is at-risk and tied to individual and Company performance.

We also offer medical, dental, vision, 401(k) and associate stock purchase plans in which the NEOs may elect to participate. The cost of these plans and opportunity for benefits thereunder are the same for the NEOs as for all other eligible associates and any Company contributions are made to the NEOs on the same basis as all other eligible associates. We analyze the total compensation for our NEOs compared to the compensation of the corresponding NEOs in our peer group to support alignment with our strategy of paying aggregate compensation that approximates the median (50th percentile) of our peer group, with top performers able to earn above the median. We believe this strategy keeps us competitive in the marketplace.

The independent compensation consultant retained by the Compensation Committee works with our human resources compensation team each year to develop, analyze and compare peer group companies whose annual revenue, revenue growth, operating margin, total shareholder return (one year and three year), market capitalization, market capitalization as a multiple of revenue, and business model are similar to that of Cerner's. The Compensation Committee then reviews and approves our peer group for the upcoming year based upon one or more of the factors above as selected by the Compensation Committee. The companies included in our 2019 peer group for compensation comparison were selected based on standard industrial classifications ("SIC") and/or financial measures. The SICs used were computer programming and data processing, computer programming services, prepackaged software, computer integrated system design and computer processing and data preparation services. The financial measures used to obtain information for our 2019 peer group were market capitalization of between $3.8 billion and $37.9 billion, market capitalization to revenue multiple of at least two times and revenues of between $2.6 billion and $15.6 billion. Our peer group for 2019 changed slightly from 2018 to more closely align the group with Cerner based on these factors; therefore, Adobe Systems, Inc. and Salesforce.com, Inc. were removed from the peer group as their market capitalizations exceeded our size parameters and Broadridge Financial Solutions, Inc., Square, Inc., SS&C Technologies Holdings, Inc. and Worldpay, Inc. were added to the peer group as their profiles fell within our parameters.
The 20 companies included in our 2019 peer group were:

2019 Compensation Peer Group
Company Name	Ticker
Akamai Technologies, Inc.	AKAM
Autodesk, Inc.	ADSK
Broadridge Financial Solutions, Inc.	BR
Cadence Design Systems, Inc.	CDNS
Citrix Systems, Inc.	CTXS
Cognizant Technology Solutions Corporation	CTSH
Equinix, Inc.	EQIX
Fidelity National Information Services, Inc.	FIS
Fiserv, Inc.	FISV
Genpact Limited	G
Global Payments, Inc.	GPN
Intuit, Inc.	INTU
Open Text Corporation	OTEX
Red Hat, Inc.	RHT
Square, Inc.	SQ
SS&C Technologies Holdings, Inc.	SSNC
Symantec Corporation	SYMC
Synopsys, Inc.	SNPS
VMWare, Inc.	VMW
Worldpay, Inc.	WP

At the beginning of each fiscal year, the Compensation Committee reviews our peer group and the history of all the elements of each NEO's total compensation, including base salary, performance-based cash incentive compensation and long-term incentive plan compensation, over each of the past three years in relation to the total compensation and compensation elements of the corresponding executive officers of the companies in our peer group. Typically, our CEO, along with our Chief Human Resources Officer, makes compensation recommendations to the Compensation Committee with respect to the NEOs (excluding the CEO's compensation). The Compensation Committee Chairperson reviews the peer group comparisons with the Chief Human Resources Officer and makes compensation recommendations to the Compensation Committee with respect to the CEO. The Compensation Committee (or an authorized subcommittee), after review and discussion of the items set forth above, makes the ultimate decision as to the total compensation and compensation components for our CEO and the other NEOs.

The Compensation Committee has authority to secure the services of advisers both internal and external to the Company, including the retention of outside consultants to review executive compensation, Board of Directors compensation and to perform any other analysis the Compensation Committee deems appropriate. Historically, the Compensation Committee has worked with our internal resources, such as the Chief Human Resources Officer and the human resources compensation team, along with an outside consultant to carry-out its responsibilities. The Compensation Committee engaged Deloitte Consulting LLP ("Deloitte Consulting"), an independent compensation consultant, to assist it in fulfilling its responsibility during 2019. Deloitte Consulting was retained directly by the Compensation Committee and worked with the Compensation Committee for eleven years through 2011 and since the beginning of 2015. During 2019, Deloitte Consulting was engaged to advise the Compensation Committee regarding executive and Board compensation matters, including competitive pay analysis, peer group selection, updates on trends in executive and director compensation, performance metric plan design, and review of the Compensation Discussion and Analysis and related tables included in our 2019 Proxy Statement.

The fees charged by Deloitte Consulting for compensation consulting services and resources during 2019 were $188,271. During 2019, affiliates of Deloitte Consulting provided other services to Cerner that were unrelated to executive compensation matters. The decision to engage affiliates of Deloitte Consulting for these other services was made by our management. For these non-compensation related consulting services, we paid Deloitte Consulting and its affiliates $216,148. The Compensation Committee and the Board have been informed of this ongoing work and the use of affiliates of Deloitte Consulting for services unrelated to executive compensation matters, but neither the Board nor the Compensation Committee specifically approved these services.

After considering the independence of Deloitte Consulting by applying the factors required by SEC and Nasdaq rules and determining that no conflict of interest exists, the Compensation Committee engaged Deloitte Consulting as its independent compensation consultant for 2020.

Aligning Pay with Performance
During 2019, we continued practices established to link pay to performance and more closely align our compensation practices with those of our peers through the increased emphasis on performance-based awards, while balancing the need to ensure the retention value of our long-term incentive awards through the use of service-based awards. As a result, we incorporated PSUs in our long-term incentive plan mix in addition to RSUs, which we believe helped to encourage continued focus on long-term value and growth for our shareholders and provide meaningful alignment to our corporate imperatives and financial performance. We also added additional performance metric targets under our performance-based cash compensation plan to further align pay with performance. We continued to use a quarterly performance review process to provide regular assessments of executives (including the NEOs) on their performance and attainment of Company goals. Under this program, any executive whose performance was evaluated as being in the bottom 10% of all executives was not generally eligible for pay increases or additional equity grants. In addition, such executive's performance-based cash incentive compensation award, if earned, may be reduced or eliminated due to the individual's performance rating. During 2020, we intend to place continued emphasis on linking pay to performance by again granting equity with performance-based vesting conditions and utilizing multiple performance metric targets under our performance-based cash compensation plan. We believe that this approach will closely align compensation with our near and long-term performance objectives as discussed below.

Compensation Elements
Compensation for our NEOs includes: i) base salary, ii) performance-based cash incentive compensation, iii) long-term incentive plan equity award compensation and iv) certain perquisites as discussed below. In 2019, equity award compensation granted to our NEOs consisted of PSUs and RSUs. To provide incentives to attain our business goals, a significant portion of executive compensation is at-risk and tied to individual and Company performance. Our goal for allocating between short-term and long-term compensation is to ensure adequate base salaries and cash bonus opportunities to attract and retain executives, while providing incentives to maximize long-term value for us and our shareholders. We determine the mix of base salary and performance-based cash incentive compensation by balancing the needs of providing adequate guaranteed cash compensation while at the same time providing a meaningful incentive to motivate the executive to achieve the established performance targets. In 2019, cash compensation (i.e. base salary and annual bonus) approved for our CEO was 40% in base salary and 60% in targeted performance-based cash incentive compensation. In 2019, cash compensation (i.e. base salary and annual bonus) approved for our other NEOs ranged from 43% to 48% in base salary and 52% to 57% in targeted performance-based cash incentive compensation. In 2019, 50% of approved targeted equity compensation for our CEO and our other NEOs, other than Mr. Trigg, was in the form of PSUs and 50% was in the form of RSUs. Mr. Trigg’s approved targeted equity compensation in 2019 consisted of 28% in PSUs and 72% in RSUs, due primarily to an additional RSU grant in connection with his promotion to Executive Vice President, Strategic Growth in January 2019. In 2019, our total approved targeted compensation package mix for our CEO was 16% in cash compensation and 84% in equity compensation and for our other NEOs ranged from 20% to 33% in cash compensation and 67% to 80% in equity compensation. We granted PSUs and RSUs to all of our NEOs in order to more closely align our compensation practices to those of our peer group, provide meaningful alignment to our corporate imperatives and financial performance and improve the retention value of our equity awards.

Base Salary. As set forth above, the Compensation Committee reviews peer group data and recommendations proposed by the CEO, Chief Human Resources Officer and human resources compensation team prior to approving the base salary of our NEOs during the first quarter of each calendar year. Base salary is based on the duties and responsibilities that each NEO is expected to discharge during the current year and on the NEO's performance during the prior year. We also perform external market comparisons for the NEOs, relative to industry-specific peers as disclosed above, based on individual job responsibility. This comparison data helps ensure that the proposed NEO's compensation is within reasonable market comparison ranges and in line with our compensation strategy, detailed above. The Compensation Committee determined that for 2019, base salaries would not be increased for the NEOs, other than Mr. Trigg whose base salary was increased in connection with his promotion to Executive Vice President, Strategic Growth in January 2019.

Performance-Based Cash Incentive Compensation. Our performance-based cash incentive compensation plans are designed to provide a meaningful incentive on both a quarterly and annual basis to key associates, including the NEOs, and to motivate them to assist in achieving short-term Company goals. In March 2018, the Compensation Committee adopted the Cerner Corporation 2018 Performance Compensation Plan, effective as of January 1, 2018 (the "Performance Compensation Plan"), to provide for incentive awards granted in 2018 and beyond following passage of The Tax Cuts and Jobs Act, which eliminated the exception under Section 162(m) of the Internal Revenue Code for qualified performance-based compensation payable to "covered employees." The Performance Compensation Plan permits the Company to grant awards of incentive compensation to a participant upon satisfaction of specified performance goals for a particular performance period. Each of our NEOs is eligible to participate in the Performance Compensation Plan. The Compensation Committee has discretion to increase or decrease any calculated performance metric payout under the Performance Compensation Plan based on a subjective performance factor rating for the NEO; provided, however, that the maximum performance-based cash incentive opportunity for an NEO may not exceed 200% of the NEO's annual target incentive amount.

Individual payments vary, depending on individual performance and, in some cases, business unit operational achievements.

Performance targets for an upcoming year are initially developed and recommended by management in connection with our annual financial planning process during the last quarter of the year. The Compensation Committee reviews the performance targets proposed by management for the NEOs to ensure they reflect appropriate business growth and return to our shareholders.

The Compensation Committee established the financial performance measures ("Performance Measures") for our cash incentive awards granted to our Section 16 officers within the first 90 days of the year for the 2019 quarterly and annual metrics. The measurement of the achievement of such Performance Measures is determined under pre-established objective formulas and confirmed by the Compensation Committee. Metrics such as earnings measures, operating/profit margin, cash flow, agreement margin or other metrics specifically permitted by the plan, which may include GAAP and non-GAAP financial measures, may be selected as the Performance Measures. The Compensation Committee selects Performance Measures that it believes will help drive business growth and return to our shareholders, while providing a meaningful incentive on both a quarterly and annual basis to the participants.

Between Compensation Committee meetings, the Incentive Compensation Plan - Quarterly Administration Subcommittee may approve quarterly Performance Measures and determine whether one or more Performance Measures have been satisfied, prior to payment to any NEO.

During 2019, the Performance Measures for our NEOs consisted of Adjusted Diluted Earnings Per Share ("adjusted EPS"), revenue and Free Cash Flow. We believe the use of adjusted EPS aligns well with our internal financial imperatives to expand operating margin and grow bottom line earnings, and the Compensation Committee believes this performance metric helps drive business growth and return to our shareholders while providing a meaningful incentive on both a quarterly and annual basis to our NEOs. Adjusted EPS reflects how much value is being made for shareholders, while also taking into account the impact of certain items that we believe may not directly correlate to the underlying performance of our business operations, or that were not originally contemplated in setting plan targets. The Compensation Committee believes the use of revenue and Free Cash Flow as Performance Measures are important to drive focus on growing the top-line and cash flow in addition to earnings. We believe Free Cash Flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance, because Free Cash Flow takes into account certain capital expenditures necessary to operate our business. As a result, our calculations of adjusted EPS and Free Cash Flow for compensatory purposes may vary from year to year and be different from those used for financial reporting purposes.

The 2019 Performance Measure targets were derived from the 2019 financial plan approved by the Board of Directors. The 2019 adjusted EPS and revenue performance targets for incentive compensation purposes were 7% growth over 2018 for both metrics. The 2019 Free Cash Flow performance target for incentive compensation purposes differed from that used for financial reporting purposes and represented a decrease of 18% compared to 2018. The reason for the decreased Free Cash Flow target was because 2018 Free Cash Flow included a significant tax refund, which was not expected in 2019, and lower capital expenditures than what was expected in 2019.

As a result of our aggregate 2019 performance relative to the attainment of the established Performance Measures, we made cash awards to our NEOs under the Performance Compensation Plan above the established target level for NEOs receiving awards for all four quarters of 2019. Aggregate incentives paid to our NEOs in the 2019 fiscal year were 103% of the target incentive amount and 52% of the maximum cash incentive opportunity. Payouts were based solely on attainment of the established targets and no discretionary changes based on individual performance were made to the amounts earned. The following tables detail the payouts by Performance Measure for our NEOs in 2019 and the related Performance Measure attainment by quarter.

NEO	Performance Metric (1)	Performance Plan Target ($) (2)	Results Relative to Performance Plan Target ($) (2)	Target Attain-ment %	Target Incentive Amount ($)	Actual Amount Earned ($) (4)	% Earned Relative to Target Incentive Amount	Maximum Cash Incentive Oppor-tunity ($)	% Earned of Maximum Cash Incentive Oppor-tunity

Brent Shafer	Adjusted EPS	2.62	2.68	102%	600,000	684,000	114%	1,200,000	57%
	Revenue	5,750,000,000	5,692,598,000	99%	300,000	236,250	79%	600,000	39%
	Free Cash Flow	600,000,000	720,874,000	120%	300,000	326,250	109%	600,000	54%
	Total				1,200,000	1,246,500	104%	2,400,000	52%

Marc G. Naughton	Adjusted EPS	2.62	2.68	102%	385,000	438,900	114%	770,000	57%
	Revenue	5,750,000,000	5,692,598,000	99%	192,500	151,594	79%	385,000	39%
	Free Cash Flow	600,000,000	720,874,000	120%	192,500	209,344	109%	385,000	54%
	Total				770,000	799,838	104%	1,540,000	52%

Michael R. Nill	Adjusted EPS	2.62	2.68	102%	455,500	519,270	114%	911,000	57%
	Revenue	5,750,000,000	5,692,598,000	99%	227,750	179,353	79%	455,500	39%
	Free Cash Flow	600,000,000	720,874,000	120%	227,750	247,678	109%	455,500	54%
	Total				911,000	946,301	104%	1,822,000	52%

John T. Peterzalek	Adjusted EPS	2.62	2.68	102%	350,000	399,000	114%	700,000	57%
	Revenue	5,750,000,000	5,692,598,000	99%	175,000	137,813	79%	350,000	39%
	Free Cash Flow	600,000,000	720,874,000	120%	175,000	190,312	109%	350,000	54%
	Total				700,000	727,125	104%	1,400,000	52%

Jeffrey A. Townsend(3)	Adjusted EPS	2.62	2.68	102%	204,975	218,640	107%	409,950	53%
	Revenue	5,750,000,000	5,692,598,000	99%	102,488	85,406	83%	204,975	42%
	Free Cash Flow	600,000,000	720,874,000	120%	170,812	167,966	98%	341,625	49%
	Total				478,275	472,012	99%	956,550	49%

Donald D. Trigg	Adjusted EPS	2.62	2.68	102%	325,000	372,000	114%	650,000	57%
	Revenue	5,750,000,000	5,692,598,000	99%	162,500	126,563	78%	325,000	39%
	Free Cash Flow	600,000,000	720,874,000	120%	162,500	177,812	109%	325,000	55%
	Total				650,000	676,375	104%	1,300,000	52%
Totals of Named Executive Officers					4,709,275	4,868,151	103%	9,418,550	52%

(1)	The weighting for these Performance Measures against the total incentive amount available is 50% adjusted EPS, 25% revenue and 25% Free Cash Flow.

(2)
The adjusted EPS and Free Cash Flow targets and results we use for our Performance Compensation Plan are non-GAAP financial measures. Our calculation of adjusted EPS and Free Cash Flow for purposes of determining executive compensation may differ from similarly-titled financial measures that we publicly disclose. The adjusted EPS and Free Cash Flow results have been adjusted for performance-based cash incentive calculation purposes as detailed and reconciled to GAAP in Appendix I.

(3)
Mr. Townsend retired from his role of Executive Vice President and Chief of Innovation effective November 1, 2019 and transitioned to Executive Senior Advisor. Mr. Townsend was eligible to receive his performance-based cash compensation earned through Q3 2019.

(4)
Amounts earned were based solely on attainment of the established Performance Measures and do not include any adjustments related to individual performance ratings. The following tables show 2019 quarterly targets and results by Performance Measure:

Performance Metric Summary (Adjusted EPS)
Measurement Period	Target (1)	Results	Attainment %	Payout %	Quarterly Weighting

Q1	$0.61	$0.61	100%	100%	15%
Q2 YTD	$1.25	$1.27	102%	120%	15%
Q3 YTD	$1.92	$1.93	101%	100%	15%
Q4 YTD	$2.62	$2.68	102%	120%	55%

(1) Target reflects the 100% performance payout level.

Performance Metric Summary (Revenue)
Measurement Period	Target (1)	Results	Attainment %	Payout %	Quarterly Weighting

Q1	$1,390,000,000	$1,389,877,000	100.0%	100%	15%
Q2 YTD	$2,824,000,000	$2,820,938,000	99.9%	75%	15%
Q3 YTD	$4,266,000,000	$4,250,366,000	99.6%	75%	15%
Q4 YTD	$5,750,000,000	$5,692,598,000	99.0%	75%	55%

(1) Target reflects the 100% performance payout level.

Performance Metric Summary (Free Cash Flow)
Measurement Period	Target (1)	Results	Attainment %	Payout %	Quarterly Weighting

Q1	$117,000,000	$123,454,000	106%	100%	25%
Q2 YTD	$170,000,000	$164,273,000	97%	75%	25%
Q3 YTD	$376,000,000	$404,108,000	107%	120%	25%
Q4 YTD	$600,000,000	$720,874,000	120%	140%	25%

(1) Target reflects the 100% performance payout level.

During 2019, the NEOs, except for Mr. Shafer who is discussed separately below, earned total cash compensation as follows:

NEO	Base Salary Earned ($)	Performance Compensation Plan Payments Earned ($)	Total Cash Compensation Earned ($)

Marc G. Naughton	600,000	799,838	1,399,838
Michael R. Nill	690,000	946,301	1,636,301
John T. Peterzalek	650,000	727,125	1,377,125
Jeffrey A. Townsend	596,961	472,012	1,068,973
Donald D. Trigg	609,615	676,375	1,285,990

Performance-based compensation paid to our NEOs for all years beginning with 2008 is subject to "claw back" provisions pursuant to performance plan agreements with our NEOs. These agreements have language stating that in the event we implement a Mandatory Restatement (as defined in the Performance Compensation Plan), which restatement relates to the respective fiscal year, some or all of any amounts paid as an incentive payment earned by the participant and related to such restated period(s) will be recoverable and must be repaid as determined appropriate by our Board of Directors, in most cases within 90 days of such restatement(s). The amount to be repaid will be up to the amount by which the incentive compensation paid or received exceeds the amount that would have been paid or received based on the financial results reported in the restated financial statement(s). Additionally, if the NEO is individually found by our Board of Directors to have engaged in fraud or misconduct that caused or partially caused the need for a Mandatory Restatement, then all amounts paid as an incentive payment earned and related to the restated period(s) will be fully recoverable. And, commencing in 2016, all incentive compensation payments earned under our incentive compensation plans that are forfeitable or recoverable by Cerner pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank") and in accordance with any Cerner policies and procedures adopted by the Compensation Committee in order to comply with Dodd-Frank (even if such policies or procedures are adopted in the future), will also be forfeitable.

In 2020, our human resources compensation team, together with executive management, reviewed and considered with the Compensation Committee alternatives related to cash compensation, consisting of base salary and performance-based cash incentive compensation. Based on this review, the Compensation Committee determined that our framework for cash compensation generally meets the needs and serves the purposes as set forth in this Compensation Discussion and Analysis. As a result, the Compensation Committee approved the continued use of adjusted EPS, revenue and Free Cash Flow as Performance Measures for our NEOs under the Performance Compensation Plan.

Long-Term Incentive Plan Compensation. Our Cerner Corporation 2011 Omnibus Equity Incentive Plan (the "Long-Term Incentive Plan" or the "Omnibus Plan") is designed to drive long-term shareholder value and retain valuable associates and executives by: i) positioning us competitively as an employer, ii) creating an incentive for associates to contribute to our sustained, long-term growth, iii) creating a mutuality of interest between our associates and shareholders, and iv) providing financial incentives for associates. The program encourages associate stock ownership in an effort to align associates' interests with the interests of shareholders. Awards under our Omnibus Plan may consist of stock options, restricted stock, PSUs, RSUs and performance shares, as well as other awards including stock appreciation rights, phantom stock and performance unit awards, which may be payable in the form of Common Stock or cash at the Compensation Committee's discretion. The Compensation Committee annually approves an aggregate value target for all eligible associates excluding the NEOs, other executive officers and members of the Board, and specific grant levels for the NEOs, other executive officers and members of the Board. Equity grants are typically made to an executive upon commencement of employment with us or upon an associate's promotion to an executive role. Executives are also eligible for additional Long-Term Incentive Plan grants on an annual basis as individual and Company performance warrants. Grants are also made to the top 20% performers below the executive level based upon individual achievements. The type and size of the grant is based on the individual's level of responsibility; the individual's contributions to the achievement of our financial and strategic objectives; anticipated future contributions to the

Company; market pay; and, for our NEOs and other executive officers, consideration of the individual's current Cerner equity wealth accumulation.

The Board of Directors has adopted an Equity-based Grant Policy, which outlines the grant practices with respect to equity-based grants awarded under our Long-Term Incentive Plan. This policy establishes grant dates for our equity awards that ensures grant dates will be outside of trading blackout periods except in the case of new hires and as approved by the Compensation Committee. Under the policy, the Board of Directors, the Compensation Committee or an authorized subcommittee of the Compensation Committee approves: i) the equity grant type, ii) the grant date and iii) the number of shares or an objective formula for calculation of the number of shares on the grant date of the annual performance review equity grants made to our NEOs and Section 16 officers. Stock option grants are made at an exercise price that is equal to the closing market price of our Common Stock on the date of grant. Under the Equity-based Grant Policy, the date of grant of an annual performance review equity grant must be a date set at the time of grant approval, which date: a) will be on or after the grant approval date, b) will not be during a quarterly blackout period as defined in our trading policy, and c) if the Board of Directors or the Compensation Committee is aware of any material, non-public information at the time it approves the grant, will be a date that is at least one full trading day after the public disclosure of such material, non-public information. Equity grants for new hires that will be Section 16 officers will be the associate's first day of employment or a later equity grant program date or such other date after the associate's first day of employment as determined by the Board of Directors or Compensation Committee.

In accordance with our overall compensation philosophy and to align the executives' focus on our long-term performance, we granted PSUs and RSUs to our NEOs in April 2019. As discussed above, the Compensation Committee sought to more closely align our compensation practices with the market, provide meaningful alignment to our corporate imperatives and financial performance and improve the retention value of our long-term incentive awards granted to our NEOs. Individual grants for NEOs were based on job responsibilities, performance during 2018 and contributions to the achievement of our financial and strategic objectives, anticipated future contributions to the Company, market pay and equity wealth accumulation - all factors the Compensation Committee believes help ensure we are rewarding such executives competitively and fairly. The other considerations in determining the equity granted to each NEO included the value of the grants and the market position of our compensation within our peer group. Although the size of each NEO's equity grant is based on the factors described above, we do not weight these factors or use a formula to determine the current year's award. The decision is based on the judgment of our CEO (for the other NEOs' awards) and Compensation Committee members who have extensive experience in setting motivating and reasonable compensation arrangements for our NEOs. RSUs granted to our NEOs in 2019 vest ratably over a three-year period. PSUs granted to our NEOs in 2019 vest three years from the date of grant based on the achievement of performance targets.

On April 16, 2019, the Compensation Committee approved the performance target levels for the 2019 PSUs granted to our NEOs. The PSUs will be earned based on Adjusted Operating Margin performance targets established at the beginning of the three-year performance period. Adjusted Operating Margin is measured for each of the three years of the performance period and shares available to be earned are weighted equally at 33% for each of these periods. Each annual measurement period is calculated independently and shares earned will be banked until the vest date, which will occur on the third anniversary of the grant date, subject to continued employment through the vest date.

Performance Period	2019 Targets		2020 Targets		2021 Targets
	Q4 2019		Q4 2020		Full Year 2021
Performance Level	Adjusted Operating Margin Targets	Award Earned (as a % of Target	Adjusted Operating Margin Targets	Award Earned (as a % of Target	Adjusted Operating Margin Targets	Award Earned (as a % of Target)

Threshold	19.0%	50%	20.0%	50%	20.5%	50%
	19.5%	75%	21.0%	75%	21.5%	75%
Target	20.0%	100%	22.0%	100%	22.5%	100%
	21.0%	150%	22.5%	150%	23.0%	150%
Maximum	22.0%	200%	23.0%	200%	24.0%	200%

As a result of our Q4 2019 performance relative to the attainment of the established Adjusted Operating Margin performance targets, the following shares were earned and will be banked until the vest date, subject to continued employment through the vest date.

NEO(1)	Grant Date	Vest Date	Available Shares	Performance Metric	100% Target	Actual	Award Earned (as a % of Target)	Shares Earned

Brent Shafer	4/29/2019	4/29/2022	25,849	Q4 2019 Adjusted Operating Margin	20.0%	20.3%	100%	25,849
Marc G. Naughton	4/29/2019	4/29/2022	6,968	Q4 2019 Adjusted Operating Margin	20.0%	20.3%	100%	6,968
John T. Peterzalek	4/29/2019	4/29/2022	7,514	Q4 2019 Adjusted Operating Margin	20.0%	20.3%	100%	7,514
Donald D. Trigg	4/29/2019	4/29/2022	7,514	Q4 2019 Adjusted Operating Margin	20.0%	20.3%	100%	7,514

(1)
As discussed in "Potential Payments Upon Termination or Change in Control", all of Mr. Nill's outstanding PSUs were accelerated in connection with his departure. Mr. Townsend forfeited all outstanding PSUs upon his retirement from the role of Executive Vice President and Chief of Innovation effective November 1, 2019.

During 2020, the Compensation Committee intends to place continued emphasis on linking pay to performance and has approved equity grants in the form of PSUs and RSUs to our NEOs for 2020 to encourage continued focus on long-term value and growth for our shareholders, provide meaningful alignment to our corporate imperatives and financial performance and promote retention. For 2020, the Compensation Committee has approved the continued use of Adjusted Operating Margin as the performance metric under the PSUs to be granted to our NEOs. Details of these grants to NEOs are discussed in "Compensation of the other NEOs" and "Compensation of the Chief Executive Officer."

Perquisites. We offer certain perquisites to our NEOs to help them effectively use their limited personal time and in recognition that they are on call 24 hours a day, seven days a week.

We utilize Company aircraft (whether owned, leased or otherwise made available via fractional leasehold or ownership interest or charter, herein referred to as "Corporate Aircraft") to, among other things, increase the number of client visits our key associates can make, respond quickly to clients (or partners) for meetings, client development or other business reasons, to permit efficiency and productivity in route to business meetings and to reduce costs of hotel rooms, rental cars and other expenses required when associates travel for business purposes. In certain circumstances, Corporate Aircraft are available for personal use by certain Cerner executives as approved by the Compensation Committee or executive management. During 2019, the Compensation Committee only approved a personal use value for Mr. Shafer (described below). Personal use of the Corporate Aircraft by the approved NEOs, other executive officers and Directors over or in lieu of any personal use value approved by the Compensation Committee is prohibited unless such use is pursuant to a written aircraft time sharing agreement with us. Notwithstanding the foregoing, however, if there is an empty seat on a business flight, personal use by an NEO, executive officer or Director may be permitted if there is zero additional incremental cost to Cerner and such personal use is approved by a designated executive officer or the Compensation Committee. Business travel needs override all personal use requests.

In certain circumstances, we provide financial assistance to facilitate a move when we request an associate to relocate for Cerner business purposes. The Compensation Committee previously approved a relocation package for Mr. Townsend for his temporary relocation from Kansas City, Missouri to Salt Lake City, Utah. He received his final payments related to his relocation package in January 2020 for expenses incurred in 2019, consisting of $79,412 plus a reimbursement to cover the taxes on his return to origin package. This tax reimbursement is consistent with our broad-based relocation policy and market practice.

The Compensation Committee believes that the perquisites provided to our NEOs are reasonable. Except as specifically noted, we generally do not pay any tax gross-ups with regard to the taxable income related to these perquisites.

Compensation of the Chief Executive Officer
The Compensation Committee generally determines compensation for the CEO using the same criteria it uses for other NEOs; provided, that the Compensation Committee may deviate from this approach in certain situations, such as in connection with a CEO transition. The Compensation Committee meets each year in executive session to evaluate the performance of the CEO and determine his compensation package, including base salary, performance-based cash incentive compensation, long-term incentive compensation, benefits and perquisites, if any.

For 2019, the Compensation Committee determined that Mr. Shafer's cash compensation would remain the same as 2018 and approved his continued base salary of $800,000 and a performance-based cash incentive compensation target of $1,200,000. Mr. Shafer's maximum performance-based cash incentive opportunity for 2019 under the terms of our Performance Compensation Plan was $2,400,000 (which represents the maximum possible payout opportunity for him under the Performance Compensation Plan). As approved by the Compensation Committee, Mr. Shafer received a grant on April 29, 2019, of PSUs equivalent to 77,547 shares, with a grant date fair value of $5,108,796. These PSUs will vest on April 29, 2022, subject to meeting the Adjusted Operating Margin performance metrics approved by the Compensation Committee and continued employment through the vest date. Also as approved by the Compensation Committee, Mr. Shafer received a grant on April 29, 2019 of RSUs equivalent to 77,547 shares, with a grant date fair value of $5,108,796. These RSUs will vest in equal portions on April 29, 2020, 2021 and 2022, subject to continued employment through the applicable vesting dates.

The Compensation Committee also approved Mr. Shafer's personal use of Corporate Aircraft in 2019 up to a value of $100,000. We convert the Compensation Committee approved value of personal use of Corporate Aircraft value into hours of flight time in accordance with corporate policies based on the incremental cost to use Cerner's Corporate Aircraft and excluding any "deadhead" hours and any additional incremental cost incurred in connection with Cerner's decision to require an executive to use third party aircraft made available to Cerner under a fractional ownership or leasehold program or charter instead of Company leased aircraft when business needs dictate.

In 2019, Mr. Shafer earned total cash compensation of $2,046,585 which included i) $800,000 in base salary, ii) $1,246,500 in payments earned under our Performance Compensation Plan, and iii) an immaterial amount in payments relating to Mr. Shafer's Corporate Aircraft benefit discussed below. Mr. Shafer's earned Performance Compensation Plan payment equaled 104% of the target incentive amount and 52% of the maximum cash incentive opportunity available to him under the Performance Compensation Plan during 2019.

During 2019, Mr. Shafer's personal use of the Corporate Aircraft was below the Compensation Committee approved value, and therefore we paid him an immaterial amount which was the difference between the approved value and the value of his personal use. However, for SEC reporting purposes, the approved value of $100,000 plus deadhead costs of $57,292 (which were not counted against his personal use limit) must be aggregated and reported as a perquisite. Therefore, the incremental cost to us of Mr. Shafer's personal use of our Corporate Aircraft was $157,292.

For 2020, the Compensation Committee approved for Mr. Shafer an increase in base salary to $850,000 effective March 29, 2020 and an increase in performance-based cash incentive compensation target to $1,275,000 effective April 1, 2020. His maximum performance-based cash incentive opportunity for 2020 under the terms of our Performance

Compensation Plan will be $2,512,500 (which represents the maximum possible payout opportunity for him under the Performance Compensation Plan). The Compensation Committee also approved Mr. Shafer's personal use of the Corporate Aircraft in 2020 up to a value of $100,000, calculated consistently with past practice (which is no change from Mr. Shafer's allotted personal use in 2019). The Compensation Committee also approved a grant to Mr. Shafer of PSUs with a grant date fair value of $3,850,000 and RSUs with a grant date fair value of $3,850,000, both of which will be granted to Mr. Shafer on April 30, 2020. The RSUs will vest in equal portions on April 30, 2021, April 29, 2022 and April 28, 2023, subject to continued employment through such vesting dates. Mr. Shafer's PSUs will vest on April 28, 2023, subject to meeting the Adjusted Operating Margin performance metrics approved by the Compensation Committee and continued employment through the vesting date.

Compensation of the other NEOs
The Compensation Committee approved the 2019 compensation packages, effective March 31, 2019 for base salaries and performance-based cash incentive compensation, and April 29, 2019 for annual equity grants, as follows:

NEO	Base Salary ($)	Performance-based Cash Incentive Target ($)	Maximum Performance-based Cash Incentive Opportunity ($)	Equity Grant (PSUs and RSUs) (#)	Equity Grant ($) (2)

Marc G. Naughton	600,000	770,000	1,540,000	20,906(3)	1,377,287
				20,906(4)	1,377,287
Michael R. Nill	690,000	911,000	1,822,000	27,773(3)	1,829,685
				27,773(4)	1,829,685
John T. Peterzalek	650,000	700,000	1,400,000	22,543(3)	1,485,133
				22,543(4)	1,485,133
Jeffrey A. Townsend	690,000(1)	911,000(1)	1,822,000(1)	27,773(3)	1,829,685
				27,773(4)	1,829,685
Donald D. Trigg	650,000	700,000	1,300,000	22,543(3)	1,485,133
				22,543(4)	1,485,133
				36,068(5)	2,376,160

(1)
Mr. Townsend served as an executive officer until his retirement from the role of Executive Vice President and Chief of Innovation of Cerner effective November 1, 2019, at which time he transitioned to an Executive Senior Advisor and his salary was reduced to $100,000 annually and his performance-based cash incentive was removed. His pro-rated maximum performance-based cash incentive opportunity for 2019 was $956,550.

(2)
These amounts reflect the grant date fair value of the PSU or RSU awards granted under our Long-Term Incentive Plan as described under "Compensation Elements - Long-Term Incentive Plan Compensation." Refer to Note 16 in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year ended December 28, 2019 for the relevant assumptions used to determine the valuation of these awards.

(3)
PSUs. The PSUs were granted on April 29, 2019 and will vest on April 29, 2022, subject to meeting the Adjusted Operating Margin performance metrics approved by the Compensation Committee and continued employment through the applicable vest date.

(4)	RSUs. The RSUs were granted on April 29, 2019 and will vest in equal portions on April 29, 2020, April 29, 2021 and April 29, 2022, subject to continued employment through the vesting date.

(5)
RSUs. The RSUs were granted to Mr. Trigg on April 29, 2019 in connection with his promotion to Executive Vice President, Strategic Growth. The RSUs will vest in equal portions on April 29, 2021 and April 29, 2022, subject to continued employment through the applicable vesting date.

The Compensation Committee approved increases to the base salaries and performance-based cash incentive compensation targets for the NEOs for 2020. Base salary increases are effective March 29, 2020 and performance-based cash increases are effective April 1, 2020. Mr. Trigg and Mr. Peterzalek's increases are reflective of their promotions to President and Executive Vice President and Chief Client and Services Officer, respectively. The following reflects the 2020 compensation for the NEOs who continue to be employed by the Company as executive officers as approved by the Compensation Committee:

NEO	Base Salary ($)	Performance-based Cash Incentive Target ($)	Maximum Performance-based Cash Incentive Opportunity ($)	Equity Grant ($)

Marc G. Naughton	620,000	785,000	1,562,500	1,422,500(1)
				1,422,500(2)
John T. Peterzalek	675,000	875,000	1,662,500	2,000,000(1)
				2,000,000(2)
Donald D. Trigg	700,000	750,000	1,475,000	3,000,000(1)
				3,000,000(2)

(1)
PSUs. The PSUs will be granted to the NEOs on April 30, 2020 and will vest on April 28, 2023, subject to meeting the Adjusted Operating Margin performance metrics approved by the Compensation Committee and continued employment through the vesting date. The amounts reflect the grant date fair value of the PSU awards that will be granted under our Long-Term Incentive Plan as described under "Compensation Elements - Long-Term Incentive Plan Compensation."

(2)
RSUs. The RSUs will be granted to the NEOs on April 30, 2020 and will vest in equal portions on April 30, 2021, April 29, 2022 and April 28, 2023, subject to continued employment through the applicable vesting date. The amounts reflect the grant date fair value of the RSU awards that will be granted under our Long-Term Incentive Plan as described under "Compensation Elements - Long-Term Incentive Plan Compensation."

Internal Pay Equity
Our internal pay equity guidelines provide that the CEO's total cash compensation shall not be more than three times that of the next highest executive officer's total cash compensation. Our Board must approve any exception to these guidelines. Compensation decisions for 2019 and 2020 were in line with these guidelines.

Stock Ownership Guidelines
Under our stock ownership guidelines, our non-employee Directors and every associate that is a vice president or higher in rank, are required to have a certain level of stock ownership in our Company. Ownership in our Company demonstrates a long-term commitment and ensures strong alignment of interests of Directors and our leadership with the interests of shareholders. The stock ownership guidelines establish an annual measurement date of January 1st of each year. The Compensation Committee reviewed the guidelines in March 2020 to be sure they remain reasonable and meet the intended purpose.

Unlike typical ownership guidelines that are based on a multiple of salary or fixed number of shares, our guidelines (referred to as an "Ownership Percentage") require the retention of 45% to 75% of equity awards made to our executives and non-employee Directors.

Ownership Percentage Requirement
Board of Directors (non-employees)	75%
Chief Executive Officer	75%
President and Executive Vice President	65%
Senior Vice President	55%
Vice President	45%

Ownership Percentage Formula = Ownership Position (defined below) divided by the number of shares underlying stock options granted during the seven years immediately preceding the annual measurement date + 50% of restricted stock, PSU awards and RSU awards granted during the seven years immediately preceding the annual measurement date.

The "Ownership Position" includes any shares fully owned, including shares owned by a spouse, dependent children or a trust; outstanding stock options (unexercised vested and non-vested); fully vested shares held in our 401(k) plan; shares purchased through, and subject to restriction under, our Associate Stock Purchase Plan ("ASPP"); 50% of non-vested restricted stock, PSU awards and RSU awards; and shares held in our deferred compensation plan.

A reduced ownership requirement scale is applied based on tenure. For non-employee Directors, a 10% per year reduced ownership requirement scale after the first year of service will be applied based on years of service with the Board, with a minimum ownership requirement of five times the annual cash retainer (as set for a given year), regardless of tenure. For our management subject to the guidelines, a 2% per year reduced ownership requirement scale will be applied after ten years of service with a minimum ownership requirement of one-half of the Ownership Percentage Requirement noted above regardless of tenure. The guidelines also include hardship and retirement provisions in order to allow executives to diversify a portion of their stock holdings as they approach retirement.

At the annual measurement date on January 1, 2020, all of the NEOs and non-employee Directors who were subject to the guidelines on that date were compliant with the applicable stock ownership guidelines. The guidelines allow any officer or Director who is not compliant to submit a plan to the CEO and Chief Human Resources Officer indicating how compliance will be achieved within a five-year timeframe.

Retirement
We have a 401(k) retirement plan in which contributions are made to the NEOs on the same basis as all other associates. We offer this plan as part of our overall benefits and compensation package to remain competitive in the market and retain talent. We make matching contributions to the plan, on behalf of participants, in an amount equal to 33% of the first 6% of the participant's salary contribution. We also have the option to make a second tier discretionary match to participants' accounts deferring at least 2% of their base salary, if approved by the Compensation Committee or its Incentive Compensation Plan - Quarterly Administration Subcommittee. The discretionary match is calculated as a percentage of paid base salary to plan participants based on performance against established financial metric targets, such as adjusted EPS targets used in our Performance Compensation Plan. A second tier match was paid at 2% of eligible paid base salary for 2019.

Associate Stock Purchase Plan
We have an Associate Stock Purchase Plan under which participants may elect to contribute 1% to 20% of eligible compensation to the plan, subject to annual limitations determined in accordance with the Internal Revenue Code. Participants may purchase our Common Stock at a 15% discount on the last trading day of the purchase period. All associates that meet the eligibility requirements under the Associate Stock Purchase Plan, including the NEOs, are allowed to participate with the exception of those who own an aggregate of 5% or more of the total outstanding shares of our stock.

Health and Welfare Benefits and Insurance
We also offer medical, dental, vision, group term life, accidental death and dismemberment and travel accident insurance plans in which our NEOs may elect to participate. The cost of these plans and opportunity for benefits thereunder are the same for the NEOs as for all other U.S. based associates and any Company contributions are made to the NEOs on the same basis as to all other U.S. based associates. We offer these plans as part of our overall benefits and compensation package to remain competitive in the market and retain talent.

Employment Agreements
We enter into employment agreements with all of our associates, including all of the NEOs. The material terms of the NEOs' employment agreements (and, as applicable, as supplemented and amended by a Cerner Executive Severance Agreement) provide:

i)	for at-will employment;

ii)	for Mr. Shafer, an annual base salary, a potential annual bonus and specified use of our Corporate Aircraft, all as determined annually by the Board;

iii)	for severance payments and benefits upon certain termination events, as discussed in detail below under "Potential Payments Upon Termination or Change in Control";

iv)	for assignment to us of all discoveries, inventions, improvements or other work product related to our business;

v)	for a nondisclosure provision that survives in perpetuity;

vi)
for each of the NEOs other than Mr. Townsend, non-competition and non-solicitation provisions that are effective during the term of the executive's employment and for two years following termination of employment for any reason; for Mr. Townsend, non-competition provisions that are effective during the term of Mr. Townsend's employment and for three years following the termination of employment for any reason; and

vii)	for Mr. Shafer general mutual indemnification obligations with us.

Additionally, all of our NEOs have voluntarily executed a Cerner mutual arbitration supplement to their employment agreements, the form of which is substantially similar to that executed by most of our U.S. based associates, whereby the associate voluntarily agrees to mutual arbitration in the event of a dispute with Cerner.

Severance Arrangements
Because employment with Cerner is at-will, Cerner has no obligation to compensate any associate upon termination from his or her employment other than as may be provided in that associate's employment agreement (including as amended by a Cerner Executive Severance Agreement) or as specifically set forth in our Enhanced Severance Pay Plan, which was first approved in 2005. All of our NEOs have entered into and have the benefit of the contractual severance set forth in their employment agreements, and, as applicable, their Cerner Executive Severance Agreements, which supersede any benefits that may have otherwise been available to the NEOs under the Enhanced Severance Pay Plan. We provide the enhanced contractual severance benefits to promote the retention of our NEOs and to ensure continuity and stability in Cerner's business.

Our Enhanced Severance Pay Plan applies to all of our U.S.-based permanent, full-time associates (other than those associates who we have granted contractual severance benefits) and offers severance pay upon certain termination without cause events or qualifying terminations or resignations for good reason following a change in control. We recognize that business needs, an associate's work performance or other reasons may require termination of employment. Our Enhanced Severance Pay Plan, as well as our limited contractual severance arrangements, are intended to: show that we value our associates; help recruit and retain qualified associates; and encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control of the Company. We do not pay tax gross-ups on any severance payments.

Mr. Townsend served as an executive officer until his retirement from the role of Executive Vice President and Chief of Innovation effective November 1, 2019. On the same date, he transitioned to Executive Senior Advisor. Mr. Nill served as an executive officer until his departure from the Company on January 10, 2020. Refer to "Potential Payments Upon Termination or Change in Control" for further details.

Deductibility of Executive Compensation
Prior to January 1, 2018, any amounts that qualified under the "performance-based compensation" exception under Section 162(m) were excluded from the $1 million per fiscal year deduction limit for qualifying compensation paid to "covered employees". Pursuant to the tax reform legislation passed in December 2017, commonly referred to as The Tax Cuts and Jobs Act, this "performance-based compensation" exception was eliminated, effective for taxable years beginning after December 31, 2017, such that compensation paid to a public company's "covered employees" in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the "Section 162(m) Grandfather"). We intend to administer outstanding arrangements and plans to the extent compatible with business needs to preserve potential deductions that may be available under the Section 162(m) Grandfather.

Although deductibility of compensation is preferred, tax deductibility is not the primary objective of our compensation programs. The Compensation Committee considers the impacts of all relevant tax provisions in developing, implementing, and administering our compensation programs. However, the Compensation Committee balances this consideration with our primary goal of structuring compensation programs to attract, motivate, reward and retain qualified associates. In addition, there can be no assurance that compensation intended to satisfy the requirements for deductibility under the Section 162(m) Grandfather will in fact be deductible. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt under the Section 162(m) Grandfather if it determines that such modifications are consistent with our strategies and goals.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our NEOs for the Company's last three fiscal years.

Name and Principal Position at 2019 FYE (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)

Brent Shafer Chairman of the Board and Chief Executive Officer	2019	800,000	—	10,217,593	—	1,246,500	—	274,704(6)	12,538,797
	2018	729,231	—	3,700,014	4,000,014	895,055	—	308,687	9,633,001

Marc G. Naughton Executive Vice President and Chief Financial Officer	2019	600,000	—	2,754,575	—	799,838	—	45,971(7)	4,200,384
	2018	582,500	—	550,725	1,621,772	586,875	—	7,508	3,349,380
	2017	530,000	—	2,937,714	1,606,137	431,513	—	5,346	5,510,710

Michael R. Nill Executive Vice President and Chief Operating Officer	2019	690,000	—	3,659,370	—	946,301	—	60,118(8)	5,355,789
	2018	683,750	—	735,139	2,165,320	740,100	—	7,508	4,331,817
	2017	665,000	—	4,923,966	2,569,819	668,650	—	5,346	8,832,781

John T. Peterzalek Executive Vice President and Chief Client Officer	2019	650,000	—	2,970,266	—	727,125	—	65,614(9)	4,413,005
	2018	516,183	—	2,409,038	1,204,616	447,077	—	7,508	4,584,422

Jeffrey A. Townsend Former Executive Vice President and Chief of Innovation	2019	596,961	—	3,659,370	—	472,012	—	146,082(10)	4,874,425
	2018	683,750	—	735,139	2,165,320	740,100	—	61,100	4,385,409
	2017	665,000	—	4,923,966	2,569,819	668,650	—	43,046	8,870,481

Donald D. Trigg Executive Vice President, Strategic Growth	2019	609,615	—	5,346,426	—	676,375	—	70,271(11)	6,702,687

(1)
Mr. Shafer joined the Company as Chairman of the Board and Chief Executive Officer in February 2018. Mr. Nill departed the Company on January 10, 2020. Mr. Townsend served as an executive officer until his retirement from the role of Executive Vice President and Chief of Innovation of Cerner effective November 1, 2019, at which time he transitioned to Executive Senior Advisor. Mr. Trigg was promoted to President and Mr. Peterzalek was promoted to Executive Vice President and Chief Client and Services Officer on February 18, 2020.

(2)
These amounts reflect the grant date fair value of the PSUs and RSUs granted under our Long-Term Incentive Plan as described under "Compensation Elements - Long-Term Incentive Plan Compensation" and "Compensation of the Chief Executive Officer" in our Compensation Discussion and Analysis, computed in accordance with FASB ASC Topic 718. Refer to Note 16 in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for the relevant assumptions used to determine the grant date fair value of our stock awards. The PSU grant date fair value included in the table above reflects the probable outcome of the performance metrics being achieved at 100% target as of the date of grant. The actual amounts that will be earned are dependent upon the achievement of pre-established performance goals. The PSU grant date fair value at the highest level of achievement of the performance metrics (200%) would equal the following amounts: Mr. Shafer, $10,217,593; Mr. Naughton, $2,754,575; Mr. Nill, $3,659,370; Mr. Peterzalek, $2,970,266; Mr. Townsend, $3,659,370; and Mr. Trigg, $2,970,266. Mr. Townsend forfeited the PSUs and RSUs granted to him in 2019 upon his retirement from the role of Executive Vice President and Chief of Innovation effective November 1, 2019.

(3)
These amounts reflect the grant date fair value of the option awards granted under our Long-Term Incentive Plan as described under "Compensation Elements - Long-Term Incentive Plan Compensation" and "Compensation of the Chief Executive Officer" in our Compensation Discussion and Analysis, computed in accordance with FASB ASC Topic 718. Refer to Note 16 in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for the relevant assumptions used to determine the grant date fair value of our option awards.

(4)
Reflects payments earned under our Performance Compensation Plan as described above under "Compensation Elements - Performance-Based Cash Incentive Compensation" and "Compensation of the Chief Executive Officer" in our Compensation Discussion and Analysis.

(5)
This column includes the aggregate incremental cost to us of providing perquisites and other personal benefits to the NEOs, as well as our matching contributions (both fixed and discretionary) to the NEOs' accounts pursuant to our 401(k) retirement plan and dividend equivalents on unvested PSUs and RSUs credited in 2019 that will be paid out upon vest.

(6)
This amount includes perquisites and other personal benefits for Mr. Shafer consisting of personal use of our Corporate Aircraft by Mr. Shafer, which had an incremental cost to us in the amount of $157,292 in 2019. The incremental cost to us of Mr. Shafer's personal use of Corporate Aircraft was calculated by combining the variable operating costs of such travel, including the cost of fuel and oil, engine reserves, auxiliary power unit reserves, on-board catering and deicing fluids when applicable, the costs of deadhead hours, and the amount of $85 in cash paid to Mr. Shafer because his personal use did not exceed the Compensation Committee approved value. This amount also includes: $760 of expense incurred by the Company for Mr. Shafer's wife to accompany him to business functions; and $11,144 in matching contributions (both fixed and discretionary) to Mr. Shafer's account pursuant to our 401(k) retirement plan as well as $105,508 in dividend equivalents on unvested PSUs and RSUs credited to Mr. Shafer in 2019.

(7)
This amount includes $11,144 in matching contributions (both fixed and discretionary) to Mr. Naughton's account pursuant to our 401(k) retirement plan, as well as $34,827 in dividend equivalents on unvested PSUs and RSUs credited to Mr. Naughton in 2019.

(8)
This amount includes $11,144 in matching contributions (both fixed and discretionary) to Mr. Nill's account pursuant to our 401(k) retirement plan, as well as $48,974 in dividend equivalents on unvested PSUs and RSUs credited to Mr. Nill in 2019. Refer to "Potential Payments Upon Termination or Change in Control" for information about severance payable to Mr. Nill in connection with his departure.

(9)
This amount includes $11,144 in matching contributions (both fixed and discretionary) to Mr. Peterzalek's account pursuant to our 401(k) retirement plan, as well as $54,470 in dividend equivalents on unvested PSUs and RSUs credited to Mr. Peterzalek in 2019 and personal use of the Corporate Aircraft with no incremental cost.

(10)
This amount includes $11,144 in matching contributions (both fixed and discretionary) to Mr. Townsend's account pursuant to our 401(k) retirement plan, as well as $12,672 in dividend equivalents on unvested RSUs credited to Mr. Townsend in 2019. It also includes perquisites and other personal benefits to Mr. Townsend consisting of (i) $79,412 owed to Mr. Townsend pursuant to his final payment under his relocation package approved by the Compensation Committee for Mr. Townsend's return to Kansas City, Missouri from a short term assignment to Salt Lake City, Utah to lead our partnership with Intermountain Healthcare, and (ii) $42,854 in tax gross ups related to such relocation package. Refer to "Potential Payments Upon Termination or Change in Control" for information about compensation payable to Mr. Townsend in connection with his retirement and transition to Executive Senior Advisor.

(11)
This amount includes $11,144 in matching contributions (both fixed and discretionary) to Mr. Trigg's account pursuant to our 401(k) retirement plan, as well as $59,127 in dividend equivalents on unvested RSUs credited to Mr. Trigg in 2019.

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides information about grants of plan-based awards to the NEOs in 2019, including the estimated possible payouts under non-equity and equity incentive plan awards. During 2019, our non-equity incentive awards were granted to participants of our Performance Compensation Plan based upon pre-established performance targets set annually by the Compensation Committee and approved by the Compensation Committee or its Incentive Compensation Plan - Quarterly Administration Subcommittee. For more detailed information regarding our Performance Compensation Plan, see "Compensation Elements - Performance-Based Cash Incentive Compensation" in our Compensation Discussion and Analysis. Our equity incentive awards, consisting of PSUs and RSUs, were granted under our shareholder approved Long-Term Incentive Plan. For more detailed information regarding our Long-Term Incentive Plan, see "Compensation Elements - Long-Term Incentive Plan Compensation" in our Compensation Discussion and Analysis.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($) (1)	Target ($)	Maximum ($) (2)	Threshold (#) (3)	Target (#)	Maximum (#) (4)

Brent Shafer	4/29/2019	600,000	1,200,000	2,400,000	38,774	77,547	155,094	—	—	—	5,108,796
	4/29/2019	—	—	—	—	—	—	77,547	—	—	5,108,796

Marc G. Naughton	4/29/2019	385,000	770,000	1,540,000	10,453	20,906	41,812	—	—	—	1,377,287
	4/29/2019	—	—	—	—	—	—	20,906	—	—	1,377,287

Michael R. Nill	4/29/2019	455,500	911,000	1,822,000	13,887	27,773	55,546	—	—	—	1,829,685
	4/29/2019	—	—	—	—	—	—	27,773	—	—	1,829,685

John T. Peterzalek	4/29/2019	350,000	700,000	1,400,000	11,272	22,543	45,086	—	—	—	1,485,133
	4/29/2019	—	—	—	—	—	—	22,543	—	—	1,485,133

Jeffrey A. Townsend	4/29/2019	239,138	478,275	956,550	13,887	27,773	55,546	—	—	—	1,829,685
	4/29/2019	—	—	—	—	—	—	27,773	—	—	1,829,685

Donald D. Trigg	4/29/2019	325,000	650,000	1,300,000	11,272	22,543	45,086	—	—	—	1,485,133
	4/29/2019	—	—	—	—	—	—	58,611	—	—	3,861,293

(1)	These amounts represent the lowest level of payout, if any payout is triggered, for each metric under the Performance Compensation Plan.

(2)
These amounts represent the maximum available payout under the Performance Compensation Plan. Actual fiscal year 2019 amounts earned under the Performance Compensation Plan are included in the Summary Compensation Table.

(3)	These amounts represent the lowest number of PSUs available to be earned, subject to meeting performance metrics.

(4)	These amounts represent the highest number of PSUs available to be earned, subject to meeting performance metrics.

(5)	These amounts reflect the number of shares underlying RSUs subject to time-based vesting.

(6)
These amounts reflect the grant date fair value of the PSUs and RSUs granted computed in accordance with FASB ASC Topic 718. The PSU grant date fair value included in the table above reflects the probable outcome of the performance metrics being achieved at 100% target as of the date of grant. Refer to Note 16 in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year ended December 28, 2019 for the relevant assumptions used to determine the valuation of our equity awards.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table provides information regarding outstanding awards to the NEOs as of December 28, 2019.

	Option Awards						Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date		Number of Shares/ Units That Have Not Vested (#) (2)	Market Value at December 28, 2019 of Shares/Units That Have Not Vested ($)	Equity Incentive Plan Awards
		Exercisable (#)	Unexercisable (#)						Number of Unearned Shares/Units That Have Not Vested (#) (3)	Market Value at December 28, 2019 of Unearned Shares/Units That Have Not Vested ($)

Brent Shafer	2/8/2018	—	182,006	61.22	2/8/2028	(5)	—	—	—	—
	2/8/2018	—	—	—	—		40,292	2,952,598	—	—
	4/29/2019	—	—	—	—		77,547	5,682,644	—	—
	4/29/2019	—	—	—	—		—	—	77,547	5,682,644

Marc G. Naughton	3/11/2011	56,000	—	25.80	3/11/2021	(5)	—	—	—	—
	2/24/1997	70,000	—	1.88	2/24/2022	(6)	—	—	—	—
	3/9/2012	50,000	—	38.43	3/9/2022	(5)	—	—	—	—
	3/1/2013	50,000	—	44.62	3/1/2023	(5)	—	—	—	—
	3/7/2014	44,000	—	60.37	3/7/2024	(5)	—	—	—	—
	3/12/2015	35,200	8,800	70.91	3/12/2025	(5)	—	—	—	—
	3/11/2016	52,500	35,000	54.01	3/11/2026	(5)	—	—	—	—
	3/3/2017	35,000	52,500	55.74	3/3/2027	(5)	—	—	—	—
	3/2/2018	—	73,100	62.94	3/2/2028	(5)	—	—	—	—
	3/2/2018	—	—	—	—		8,750	641,200	—	—
	4/29/2019	—	—	—	—		20,906	1,531,992	—	—
	4/29/2019	—	—	—	—		—	—	20,906	1,531,992

Michael R. Nill	3/7/2014	73,000	—	60.37	3/7/2024	(5)	—	—	—	—
	3/12/2015	58,400	14,600(4)	70.91	3/12/2025	(5)	—	—	—	—
	3/11/2016	—	56,000(4)	54.01	3/11/2026	(5)	—	—	—	—
	3/3/2017	—	84,000(4)	55.74	3/3/2027	(5)	—	—	—	—
	3/2/2018	—	97,600(4)	62.94	3/2/2028	(5)	—	—	—	—
	3/2/2018	—	—	—	—		11,680(4)	855,910	—	—
	4/29/2019	—	—	—	—		27,773(4)	2,035,205	—	—
	4/29/2019	—	—	—	—		—	—	27,773(4)	2,035,205

John T. Peterzalek	5/12/2015	40,000	10,000	67.24	5/12/2025	(5)	—	—	—	—
	5/10/2016	—	32,800	55.24	5/10/2026	(5)	—	—	—	—
	5/1/2017	32,800	49,200	65.27	5/1/2027	(5)	—	—	—	—
	5/4/2018	—	61,247	57.24	5/4/2028	(5)	—	—	—	—
	5/4/2018	—	—	—	—		7,145	523,586	—	—
	9/7/2018	—	—	—	—		31,139	2,281,866	—	—
	4/29/2019	—	—	—	—		22,543	1,651,951	—	—
	4/29/2019	—	—	—	—		—	—	22,543	1,651,951

Jeffrey A. Townsend	3/12/2015	58,400	—	70.91	3/12/2025	(5)	—	—	—	—

Donald D. Trigg	5/12/2015	14,760	3,690	67.24	5/12/2025	(5)	—	—	—	—
	5/10/2016	17,400	11,600	55.24	5/10/2026	(5)	—	—	—	—
	5/1/2017	20,000	30,000	65.27	5/1/2027	(5)	—	—	—	—
	5/1/2017	—	—	—	—		—	—	6,250	458,000
	5/4/2018	—	79,926	57.24	5/4/2028	(5)	—	—	—	—
	5/4/2018	—	—	—	—		9,091	666,188	—	—
	4/29/2019	—	—	—	—		58,611	4,295,014	—	—
	4/29/2019	—	—	—	—		—	—	22,543	1,651,951

(1)
Equity awards granted in 1997 were made from Plan D; grants on March 11, 2011 were made from Plan G; grants in 2012 to 2019 were made from the Long-Term Incentive Plan. We no longer make grants from Plans D or G.

(2)	Includes RSUs subject to continued employment through the vesting dates. These awards are scheduled to vest (or have vested) as follows:

Brent Shafer	•	20,146 shares on March 1, 2020
	•	25,849 shares on April 29, 2020
	•	20,146 shares on March 1, 2021
	•	25,849 shares on April 29, 2021
	•	25,849 shares on April 29, 2022

Marc G. Naughton	•	6,968 shares on April 29, 2020
	•	8,750 shares on March 2, 2021
	•	6,969 shares on April 29, 2021
	•	6,969 shares on April 29, 2022

John T. Peterzalek	•	7,514 shares on April 29, 2020
	•	15,569 shares on September 7, 2020
	•	7,514 shares on April 29, 2021
	•	7,145 shares on May 4, 2021
	•	15,570 shares on September 7, 2021
	•	7,515 shares on April 29, 2022

Donald D. Trigg	•	7,514 shares on April 29, 2020
	•	25,548 shares on April 29, 2021
	•	9,091 shares on May 4, 2021
	•	25,549 shares on April 29, 2022

(3)	Includes PSUs subject to meeting performance metrics and continued employment through the vesting dates. Assuming vesting at 100% target, these awards are scheduled to vest as follows:

Brent Shafer	•	77,547 shares on April 29, 2022

Marc G. Naughton	•	20,906 shares on April 29, 2022

John T. Peterzalek	•	22,543 shares on April 29, 2022

Donald D. Trigg	•	6,250 shares on May 1, 2020
	•	22,543 shares on April 29, 2022

(4)
As discussed in "Potential Payments Upon Termination or Change in Control", in connection with his departure, all of Mr. Nill's unvested stock options, unvested RSUs and unvested PSUs fully vested, assuming a 100% of target level of achievement for his unvested PSUs, on January 18, 2020.

(5)
Option expires 10 years from the date of grant. As discussed in "Potential Payments Upon Termination or Change in Control", all of Mr. Townsend's unvested stock options, unvested RSUs and unvested PSUs were forfeited in connection with his retirement. He has a period of 12 months from the date that his employment and role as Executive Senior Advisor terminates to exercise any outstanding vested options as of November 1, 2019 in accordance with the terms of each specific option agreement.

(6)	Option vests over a 10-year period with 10% vest increments for each of the 10 years from the date of grant. Option expires 25 years from the date of grant.

2019 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises by our NEOs and the vesting of restricted stock and RSUs held by our NEOs during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Brent Shafer	—	—	—	—
Marc G. Naughton	—	—	41,800	2,816,902
Michael R. Nill	300,000	6,454,534	70,400	4,744,256
John T. Peterzalek	81,627	1,325,414	26,251	1,907,660
Jeffrey A. Townsend	373,000	6,250,723	70,400	4,744,256
Donald D. Trigg	7,100	125,466	40,250	2,711,585

(1)	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

(2)	Represents the aggregate dollar amount realized, which is calculated by multiplying the number of shares of restricted stock and RSUs by the fair market value of our Common Stock on the vesting date.

POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE IN CONTROL

The following summaries set forth the actual or potential payments payable to our NEOs upon termination of employment or a Change in Control of the Company under (and as defined in) their current employment agreements and Cerner Executive Severance Agreements, as amended or supplemented. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems such action advisable.

Brent Shafer, Marc G. Naughton, Michael R. Nill, John T. Peterzalek and Donald D. Trigg

Termination by us for Cause or on account of death or Disability or resignation by the NEO other than in the event of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control): If one of the above noted NEO's employment is terminated by us for Cause or on account of the NEO's death or Disability (each an "Ineligible Severance Event"), the NEO will be entitled to: i) any accrued but unpaid base salary; ii) any owed reimbursements for unreimbursed business expenses; and iii) such employee benefits (including equity compensation or cash bonuses earned as of the termination date but not yet paid), if any, to which the NEO may be entitled under Cerner's employee benefit plans as of the NEO's termination date (the foregoing amounts described in clause i), ii) and iii) are collectively referred to as the "Accrued Amounts"). If an NEO resigns other than on account of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control), the NEO will be entitled to the Accrued Amounts; provided, that if the NEO resigns with fewer than 30 days' notice, or leaves employment prior to the 30-day notice period without Cerner's permission, the NEO will only be entitled to the Accrued Amounts through the date the NEO submits a notice of resignation.

Termination by us for other than an Ineligible Severance Event or resignation following Constructive Termination (in each case, prior to a Change in Control or more than 12 months after a Change in Control): Subject to the NEO executing and delivering a customary severance agreement and release, if, prior to a Change in Control or at any time after 12 months following a Change in Control, an NEO's employment is terminated by Cerner for any reason other than an Ineligible Severance Event or the NEO resigns following a Constructive Termination, the NEO will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

Severance Pay: i) two years' base salary (based on such NEO's annual base salary at the time of the termination or resignation), and ii) two times the average annual cash bonus received during the three-year period immediately preceding the termination. These severance payments will generally be payable pro rata during a 24-month severance term on Cerner's regular paydays.

Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover the NEO and the NEO's dependents (to the extent covered under Cerner's health, vision and dental plans on the date of the NEO's termination or resignation) and the monthly amount the NEO was paying for such coverage at the effective date of the NEO's termination or resignation, payable pro rata during the 24-month severance term.

Equity Awards: except for Messrs. Peterzalek and Trigg, whose employment agreements, as amended, provide for immediate vesting of all unvested outstanding equity-based compensation awards, all other NEOs' employment agreements provide for immediate vesting of all stock options or stock appreciation rights and any other outstanding equity-based compensation awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and for all outstanding equity-based compensation awards that are intended to constitute "performance-based compensation" (excluding stock options and stock appreciation rights), such awards will vest or be forfeited in accordance with the terms of the award agreements if the applicable performance goals are satisfied. For Messrs. Peterzalek and Trigg, any outstanding equity awards with performance-based vesting will become vested as if an “at-target” level of goal achievement had been obtained.

Termination by us for other than an Ineligible Severance Event or resignation by an NEO for Good Reason (in each case, within 12 months following a Change in Control): Subject to the NEO executing and delivering a customary severance agreement and release, if there is a Change in Control of Cerner and within 12 months following the effective date of the Change in Control an NEO's employment is terminated by us for any reason other than for an Ineligible Severance Event or the NEO resigns for Good Reason, the NEO will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

Severance Pay: i) two years' base salary (based on such NEO's annual base salary at the time of the termination or resignation), and ii) two times the average annual cash bonus received during the three-year period immediately preceding the termination or resignation. These severance payments will be payable in a lump sum payment.

Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover the NEO and the NEO's dependents (to the extent covered under Cerner's health, vision and dental plans on the date of the NEO's termination or resignation) and the monthly amount the NEO was paying for such coverage at the effective date of the NEO's termination or resignation, payable pro rata during the 24-months following termination or resignation.

Equity Awards: if there is a Change in Control, our equity grant agreements provide for accelerated vesting of 50% of any outstanding and unvested equity incentive awards held by an NEO on the date that the Change in Control becomes effective. The remaining 50% of any unvested equity incentive award that has not yet vested will become fully vested upon the effective date of such termination or resignation. Outstanding equity awards with performance-based vesting will become vested as if an "at-target" level of goal achievement had been obtained.

Any of the above-described severance payments, equity award acceleration benefits or other benefits that are subject to the modified Section 280G carve back may be reduced if i) any portion of such payments or benefits become subject to the golden parachute penalty provisions under Section 280G or Section 4999 of the Internal Revenue Code, and ii) by reducing such payments or benefits the NEO is able to receive a larger portion of such payments and benefits by being able to avoid such golden parachute penalties.

Non-compete Payments: If any of Messrs. Naughton, Nill, or Peterzalek is unable to obtain employment within three months after termination of his employment due solely to the non-compete restrictions set forth in his employment agreement, the non-compete provisions will continue to be enforceable only so long as we make to him monthly payments, during the remaining non-compete period, equivalent on an annualized basis, to his average annual cash earnings during the last three years of his employment. Neither Mr. Shafer's nor Mr. Trigg's employment agreement provides for non-compete payments (even though they each contain a non-compete provision).

Assuming employment was terminated on December 28, 2019 for each of Messrs. Shafer, Naughton, Nill, Peterzalek, and Trigg under each set of circumstances above, the following table provides information regarding the estimated value of all such payments and benefits:

Name(1)	Payment/Benefit	Termination Without Cause or Resignation after Constructive Termination (prior to a CIC) ($)	Termination Without Cause or Resignation for Good Reason (following a CIC) ($) (2)	For Cause Termination or Resignation (other than due to a Constructive Termination prior to a CIC or for Good Reason following a CIC) ($)	Death ($) (3)	Disability ($)

Brent Shafer	Cash Severance(4)	3,741,555	3,741,555	—	—	—
	Benefits(5)	24,103	24,103	—	500,000	—
	Value of Accelerated Equity(6)	10,830,234	16,512,878(7)	—	—	—
	Non-compete Payments(8)	—	—	—	—	—

Marc G. Naughton	Cash Severance(4)	2,412,150	2,412,150	—	—	—
	Benefits(5)	24,103	24,103	—	500,000	—
	Value of Accelerated Equity(6)	4,545,202	6,077,193(7)	—	—	—
	Non-compete Payments(8)	2,059,589	2,059,589	—	—	—

Michael R. Nill	Cash Severance(4)	2,950,034	2,950,034	—	—	—
	Benefits(5)	33,742	33,742	—	500,000	—
	Value of Accelerated Equity(6)	6,487,382	8,522,587(7)	—	—	—
	Non-compete Payments(8)	2,563,051	2,563,051	—	—	—

John T. Peterzalek	Cash Severance(4)	2,348,152	2,348,152	—	—	—
	Benefits(5)	28,382	28,382	—	500,000	—
	Value of Accelerated Equity(6)	8,137,959	8,137,959(7)	—	—	—
	Non-compete Payments(8)	1,855,531	1,855,531	—	—	—

Donald D. Trigg	Cash Severance(4)	2,218,250	2,218,250	—	—	—
	Benefits(5)	38,029	38,029	—	500,000	—
	Value of Accelerated Equity(6)	8,825,018	8,825,018(7)	—	—	—
	Non-compete Payments(8)	—	—	—	—	—

(1)
Mr. Townsend retired effective November 1, 2019, prior to the end of the 2019 fiscal year. For a discussion of payments actually received by, or payable to, Mr. Townsend in connection with his retirement, see "Retirement of Jeffrey A. Townsend" below. Mr. Nill departed the Company on January 10, 2020, subsequent to the end of the 2019 fiscal year. For a discussion of payments actually received by, or payable to, Mr. Nill in connection with his departure, see "Departure of Michael R. Nill" below.

(2)	Assumes an effective Change in Control date of December 28, 2019.

(3)
The value of death benefits includes the value of basic life insurance. In the event of accidental death, each NEO's estate would receive the value of one additional year's salary based upon his salary at the time of death, with a cap of $500,000. In the event an NEO died in a travel accident while on Cerner business his estate would receive an additional $200,000.

(4)	Cash severance payments could be made in a lump sum or as salary continuation on regularly scheduled paydays for the applicable severance period as determined by us.

(5)
In the case of a termination for other than an Ineligible Severance Event or resignation by the NEO following a Constructive Termination or for Good Reason, this amount includes the difference between the monthly COBRA continuation premium cost to cover the NEO and the NEOs' dependents (to the extent covered under Cerner's health, vision and dental plans on the date of the NEO's termination or resignation) and the monthly amount the NEO was paying for such coverage at the effective date of the NEO's termination or resignation over a 24-month period, based on the rates in effect on January 1, 2020.

(6)
The payments relating to equity represent the value of all unvested, accelerated stock options, restricted stock and RSUs, and additionally for Messrs. Peterzalek and Trigg whose Executive Severance Agreements provide for immediate vesting of all unvested outstanding equity-based compensation awards, all unvested PSUs, as of December 28, 2019, calculated by multiplying the number of accelerated options, restricted stock, PSUs and RSUs by the difference between the exercise price and the closing price of our Common Stock on December 27, 2019 (the last trading day in fiscal year 2019). It does not include the value of the NEOs' vested options as of December 28, 2019, which would equal the following amounts: Mr. Shafer, $0; Mr. Naughton, $13,110,019; Mr. Nill, $1,080,838; Mr. Peterzalek, $504,328; and Mr. Trigg, $563,246.

(7)
50% of this amount relates to options, restricted stock, PSUs and RSUs that would vest automatically upon a Change in Control even if such NEO's employment continued and 50% represents options, restricted stock, PSUs and RSUs that would vest upon such NEO's termination of employment for any reason other than an Ineligible Severance Event or such NEO's resignation for Good Reason within 12 months following the date the Change in Control becomes effective.

(8)
Non-compete payments represent payments for months four to 24 per the terms of Messrs. Naughton's, Nill's and Peterzalek's employment agreements, assuming the NEO is unable to obtain employment within three months after termination of his employment due solely to the non-compete restrictions set forth in his employment agreement. Neither Mr. Shafer's nor Mr. Trigg's employment agreement provides for non-compete payments.

Retirement of Jeffrey A. Townsend

Mr. Townsend retired from his role of Executive Vice President and Chief of Innovation of Cerner effective November 1, 2019 and transitioned to Executive Senior Advisor. On October 30, 2019, Mr. Townsend and Cerner entered into a letter agreement setting forth the terms of his new employment arrangement as Executive Senior Advisor, effective as of November 1, 2019, under which Mr. Townsend is providing Cerner with transition services in connection with his retirement. The letter agreement is effective through June 30, 2020, subject to extension upon the mutual agreement of the parties. Under the terms of the letter agreement, his new base salary was reduced to $100,000 per year, effective November 1, 2019, to reflect his modified level and scope of responsibility. Mr. Townsend is entitled to continued participation in Cerner's group health, dental and vision plans during his service as Executive Senior Advisor. As Executive Senior Advisor, Mr. Townsend is not eligible to participate under our performance-based cash compensation plan beyond the third quarter of 2019 nor to receive future stock option or other equity grants. As of November 1, 2019, he was entitled to performance-based cash compensation earned through the third quarter of 2019 (but not yet paid) in the amount of $162,272. This amount was paid in a lump sum. Upon his retirement, Mr. Townsend forfeited any outstanding unvested equity awards. He has a period of 12 months from the date that his employment and role as Executive Senior Advisor terminates to exercise any outstanding vested options as of November 1, 2019 in accordance with the terms of each specific option agreement. The letter agreement amended and supplemented Mr. Townsend's existing employment agreement and terminated his Executive Severance Agreement. Mr. Townsend will continue to be obligated to comply with certain restrictive covenants, including covenants with respect to non-competition, non-solicitation and confidentiality.

Departure of Michael R. Nill

Mr. Nill departed from Cerner effective January 10, 2020. In connection with his departure, and as contemplated by his Executive Severance Agreement, Mr. Nill and Cerner entered into a Separation Agreement governing the terms of his departure. Under the terms of his Separation Agreement, Mr. Nill is entitled to receive an aggregate cash separation payment of $3,234,841, less applicable deductions required by law, payable in equal installments on a biweekly basis on Cerner’s regular pay days during the twenty-four (24) month period that commenced on January 24, 2020. The cash separation payment was calculated based upon: (i) Mr. Nill's annual base salary effective March 31, 2019 ($690,000); (ii) Mr. Nill's annual target cash bonus effective March 31, 2019 ($911,000); and (iii) the difference between Mr. Nill's monthly COBRA continuation premium under Cerner’s health, vision and dental plans in effect as of his departure date and the monthly amount he was paying for such coverage as of his departure date ($1,368). Additionally, on January 18, 2020 pursuant to the Separation Agreement: (x) all of Mr. Nill’s unvested stock options were vested fully (valued at $4,234,332 based on the difference between the exercise price and the closing price of our Common Stock on the date of vesting); (y) all of Mr. Nill's unvested RSUs were fully vested (valued at $2,990,932 based on the closing price of our Common Stock on the date of vesting); and (z) all of his unvested PSUs were fully vested, assuming a 100% of target level of achievement (valued at $2,105,471 based on the closing price of our Common Stock on the date of vesting). Under the Separation Agreement, the parties agreed to a mutual release of claims. In addition, Mr. Nill will remain subject to, and the separation payments will be conditioned upon compliance with, the restrictive covenants contained in his employment agreement and his Separation Agreement, including covenants with respect to non-competition, non-solicitation and confidentiality. If Mr. Nill were to breach any of the restrictive covenants during the twenty-four (24) month separation payment period, Cerner would be entitled to stop any payments due after the date of breach and claw back all separation payments made prior to the date of breach, as well as any of Mr. Nill's outstanding equity awards or shares of common stock underlying such equity awards at the time of breach or, if sold prior to the date of the breach, the proceeds thereof.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our associates and the annual total compensation of Mr. Shafer, our CEO, on December 28, 2019, the last day of our 2019 fiscal year (the "Measurement Date"):

For 2019, our last completed fiscal year:

(1)	the annual total compensation of the median employee as identified using the steps below was $69,830; and

(2)	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $12,538,797.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Shafer, our CEO as of the Measurement Date, to the median employee was 179.6 to 1. Our CEO pay ratio has increased over the prior year, due primarily to the following two factors: 1) the increase in Mr. Shafer's annual cash incentive compensation attributable to our stronger financial performance in 2019 as compared to 2018, and (2) the increase in Mr. Shafer's equity compensation granted in 2019 as compared to 2018. We believe that the value of the annual cash incentive and equity awards granted to him in 2019 were aligned with market practice.

To identify the median employee, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

(1)
We determined that as of the Measurement Date, our associate population (according to the methodology set forth under the Fair Labor Standards Act) for purposes of calculating our pay ratio consisted of approximately 27,500 individuals, with approximately 72% of our associate population located in the United States and 28% located outside of the United States.

(2)
Our associate population, after taking into consideration the adjustments permitted by SEC rules, consisted of approximately 26,200 individuals as of the Measurement Date. As the majority of our associates are located in the United States, we applied the de minimis exemption.

a.	We excluded approximately 5% or 1,300 associates from our associate population employed by us in the following countries:

Australia	Finland	Norway	Spain
Austria	France	Portugal	Sweden
Belgium	Ireland	Qatar	United Arab Emirates
Brazil	Malaysia	Romania
Canada	Mexico	Saudi Arabia
Egypt	Netherlands	Singapore

b.	The remaining 95% of our associate population included in our calculation (which consists of approximately 26,200 associates) are employed by us in the following countries:

United States of America
India
Germany
United Kingdom

(3)
We determined that the same median employee used for the year ended December 29, 2018 can be used again for the 2019 pay ratio calculation because there have not been changes in our employee population or employee compensation programs that we reasonably believe would result in a significant change in the pay ratio disclosure. The methodology and the material assumptions and estimates that we used to identify our “median employee” during 2018 were as described below:

a.
To identify the median employee from our associate population we compared the base pay of our associates on the Measurement Date, as base pay is the primary compensation element for most of our associates. We define "base pay" as the annual salary level for salaried associates and annual base hourly rate multiplied by scheduled hours for hourly workers, as reported in our centralized human resource system. We did not make any cost-of-living adjustments in identifying the median employee.

b.	Using this methodology, we determined that the median employee was a full-time salaried associate located in the United States.

(4)
With respect to the annual total compensation of the median employee, we identified and calculated the elements of such associate's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $69,830.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our Directors is an executive officer of an entity of which a Company executive officer is a director. Dr. Bisbee has an interest in a certain reportable transaction as set forth under the section of this Proxy Statement titled "Certain Transactions," which was approved or ratified by a majority of the disinterested Directors. Other than Dr. Bisbee, none of our non-employee Directors has an interest in any transaction that would be required to be disclosed under Item 404 of Regulation S-K.

None of the Company's current Compensation Committee members (Linda M. Dillman, Julie L. Gerberding, George A. Riedel, R. Halsey Wise, and William D. Zollars) is or during the last fiscal year was: (i) an officer or employee of the Company, or (ii) a former officer of the Company.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics and Other Governance Documents
We have adopted a Global Code of Conduct for all Cerner associates and Directors (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer). Any amendments to or waivers of the Global Code of Conduct applicable to our Directors, executive officers, including our Chief Executive Officer and Chief Financial Officer, or our Chief Accounting Officer will be posted on www.cerner.com.

We have also adopted Corporate Governance Guidelines, which together with charters of the Board Committees, provide the framework for the governance of Cerner.

Our Corporate Governance Guidelines and our Global Code of Conduct can be found on our website at www.cerner.com under "About Us, Corporate Governance." Shareholders may request a free copy of these governance documents from: Cerner Corporation, c/o Corporate Secretary, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117.

Board Leadership Structure
Our Corporate Governance Guidelines reserve the right to the Board to vest the responsibilities of Chairman of the Board and CEO in the same individual, and the Board has exercised its discretion in combining these positions and appointing Mr. Shafer to serve as Chairman and CEO. The Board believes that it is in Cerner's best interests and benefits our shareholders to combine these positions because Mr. Shafer has deep experience in and knowledge of the health care and health care IT industries and his serving in both capacities will ensure a direct connection between the Board and the Company's leadership team and increase efficiency. The Board believes that the combination or separation of these positions should continue to be considered as part of the succession planning process and that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and CEO in any manner that it determines to be in the best interests of the Company and our shareholders.

William D. Zollars was appointed to serve as our Lead Independent Director in April 2019. The Company believes that having a Lead Independent Director helps to ensure sufficient independence in its leadership and provides effective independent functioning of our Board in its oversight and governance responsibilities. The Lead Independent Director performs such functions and duties provided in the Lead Independent Director Guidelines and as otherwise may be requested by our Board. The authorities, duties, and responsibilities of the Lead Independent Director include, among other things, assisting the Chairman and management in developing Board meeting agendas and meeting schedules, presiding at executive sessions of the independent Directors, serving as a liaison between the Chairman and management and the independent directors, and providing the Chairman with feedback and counsel concerning the Chairman's interactions with our Board. The Lead Independent Director Guidelines can be found on our website at www.cerner.com under "About Us, Leadership."

Each of the four Board Committees - Audit, Compensation, NG&PP and F&S - is composed solely of independent Directors, each with a different independent Director serving as Committee chair. The Board may establish other committees as it deems appropriate and delegate to those committees any authority permitted by applicable law and Cerner's Bylaws. We believe that the mix of experienced independent and management Directors that make up our Board, along with the independent role of Mr. Zollars, our current Lead Independent Director, and our independent Board Committees, benefits the Company and its shareholders.

The NG&PP Committee oversees an annual self-evaluation by the Board and each Committee, part of which focuses on the governance structure of the Board and its Committees, and seeks recommendations with respect to the structures and practices best suited for us and our shareholders.

Board Oversight of Enterprise Risk
Much attention continues to be given to the subject of how companies identify and manage corporate risk. We believe that carefully taken risks can lead to innovation and business success. We also recognize that reckless acceptance of risk or the failure to appropriately identify and mitigate risks can be destructive to achieving our objectives and optimizing shareholder value.

Our Enterprise Risk Management team conducts an annual survey of our executive leadership team to identify risks, and together with our other compliance focused teams (such as Regulatory Affairs/Compliance, Human Resources and Legal) and executive management, is responsible for assessing and managing our various risks on a day-to-day basis, including the creation of appropriate risk management programs and policies. The risk assessment process is global in nature and has been developed to identify, assess and mitigate our risks, including the nature, likelihood, magnitude and control of the risks.

While risk oversight is a full Board responsibility, the management oversight of our ERM team has been delegated to the Audit Committee. The Audit Committee also periodically reviews and explores with management our significant risk exposures, including without limitation financial, operational, data privacy, cybersecurity, business continuity, reputational, legal and regulatory risks, and the steps management has taken to monitor, mitigate and control such exposures, including our risk assessment and policies that have been adopted in connection with the management of such risks. Due to the dynamic nature of risk, the overall status of our significant risks are updated and adjustments are made to Board and Committee agendas throughout the year so that risks are reviewed at relevant times. This process facilitates the Board's ability to fulfill its oversight responsibilities of risk management.

Protecting enterprise information - both data privacy and cybersecurity - is a key focus of the Board, and specifically the Audit Committee. As part of the Board's oversight of risk management, the Audit Committee receives regular reports at Board meetings from the Company's Senior Vice President and Chief Information Officer and the Vice President and Chief Security Officer, covering the evolving cybersecurity threat landscape, our information protection security program, and the Company's key cybersecurity risk mitigation activities and controls.

In addition, an overall review of risk is inherent in the Board's consideration of our long-term strategies, including significant capital expenditures, acquisitions and divestitures and other financial matters. The Board's role in risk oversight is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with those efforts.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications
The NG&PP Committee works with our Board to determine the characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse background, experience, ethnicity, gender, race and skills. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. We endeavor to have a diverse Board representing varied and in-depth experience in business, health care, information technology, government and in areas that are relevant to our global activities (as more specifically described below). The NG&PP Committee also considers the composition of the Board as a whole, looking to achieve a balance of the above noted experience across the full Board and a blend of management and independent Directors, while also covering the need for specific skill-sets such as Audit Committee and Compensation Committee expertise. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.

In evaluating the suitability of individual Board members, our Board considers many factors, including independence; expertise in cloud and consumer information technology; expertise in enterprise software; expertise in the clinical, business and/or policy aspects of healthcare; an understanding of financial statements; experience in management or governance of publicly traded companies; experience in global business; government or public policy experience; information protection (data privacy and cybersecurity) experience; and gender, race, ethnicity or other diversity. The

NG&PP Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Thus, our Director nomination process is designed to consider diversity among the many factors that the Board considers in evaluating prospective nominees. Diversity, as considered by the NG&PP Committee, can encompass many attributes, from business experience, to substantive expertise, to education, to background, to gender, race and ethnicity. The NG&PP Committee will seek qualified Board candidates from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations and professions such as accounting, human resources and legal services. The NG&PP Committee is committed to seeking out qualified and diverse director candidates, including women and individuals from minority groups, to include in the pool from which nominees are chosen. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to our success.

The Board does not believe that Directors should expect to be re-nominated following the expiration of their terms. Directors up for re-nomination must meet the same standards and requirements and go through the same review process for consideration for re-nomination as those being considered as a newly appointed/elected candidate.

The NG&PP Committee works with the full Board to regularly evaluate Board composition to assess the skills and capabilities that are relevant to the Board's work and the Company's strategy and the number of directors needed to fulfill the Board's responsibilities under our Corporate Governance Guidelines and committee charters.

The table below summarizes the key qualifications, skills, and attributes that each Director and nominee brings to the Board. Each Director and nominee possesses numerous other skills and competencies not identified below. A mark indicates a specific area of focus or expertise which the Board considers the person to contribute significantly to the overall Board skill set. Not having a mark does not mean the Director or nominee does not possess that qualification or skill. Director and nominee biographies above under "Information Concerning Our Directors and Nominees" describe each person's background and relevant experience in more detail.

	Gerald E. Bisbee	Mitchell E. Daniels	Linda M. Dillman	Julie L. Gerberding	John J. Greisch	Melinda J. Mount	George A. Riedel	Brent Shafer	R. Halsey Wise	William D. Zollars
Age	77	71	63	64	64	60	62	62	55	72
Independence	✓	✓	✓	✓	✓	✓	✓		✓	✓
Cloud and consumer information technology			✓			✓	✓	✓
Enterprise software expertise			✓			✓	✓	✓	✓
Clinical healthcare experience	✓			✓				✓
Healthcare business or operations experience	✓	✓		✓	✓			✓	✓	✓
Policy aspects of healthcare	✓	✓	✓	✓				✓
Financial statement expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Management or governance of publicly traded companies	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global business	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government and public policy experience	✓	✓		✓				✓	✓
Information protection (data privacy and cybersecurity)			✓	✓		✓	✓
Gender, race, ethnicity or other diversity			✓	✓		✓

Nomination Process
The Board's NG&PP Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The NG&PP Committee retains a third-party executive search and director recruitment firm from time to time to identify and assist in evaluating candidates, and the NG&PP Committee also identifies potential candidates on its own. Upon screening and recommendation by the NG&PP Committee, the Board has the responsibility for nominating candidates for election to the Board and for filling vacancies on the Board as they arise.

Shareholders who wish the NG&PP Committee to consider their recommendations for Director nominees should submit their recommendations in writing to the NG&PP Committee in care of our Corporate Secretary, Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117. Any such recommendations should include the nominee's name and qualifications for Board membership. Generally, such proposed candidates are considered by the NG&PP Committee at its regularly scheduled meetings and, if recommended by the NG&PP Committee, presented for consideration by the Board at its regularly scheduled meeting during the first quarter of the year prior to the annual shareholders' meeting. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to other potential nominees considered by the NG&PP Committee.

In addition, the Company's Bylaws permit shareholders to nominate Directors for election at an annual shareholders' meeting. To nominate a Director, the shareholder must deliver the information required by the Company's Bylaws in accordance with the procedures described below in "Shareholder Proposals."

Each of the Board's nominees for this year's election, Julie L. Gerberding, Brent Shafer and William D. Zollars, has been recommended by our NG&PP Committee and nominated for election by the full Board. Additionally, each of our Class II and Class III Directors was recommended by our NG&PP Committee and nominated for election by the full Board. Mr. Wise was initially introduced to the NG&PP Committee by the Company's financial adviser. Mr. Greisch was initially introduced to the NG&PP Committee by the Company's CEO. Ms. Mount and Mr. Riedel were initially introduced to the NG&PP Committee by representatives of Starboard Value LP and its affiliates.

Shareholder Access to Directors
The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the individual Directors. Shareholders may send written communications to the Board or any of the individual Directors c/o Corporate Secretary, Cerner Corporation, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117. Communications will be compiled by our Corporate Secretary and submitted to the Board or the individual Directors, as applicable, on a periodic basis. In general, communications relating to corporate governance and Board matters are more likely to be forwarded than communications relating to ordinary business affairs or commercial solicitations.

Majority Voting for Directors
Cerner's Bylaws provide that, in the case of an uncontested Director election (i.e., where the number of nominees is the same as the number of Directors to be elected), Directors are elected by the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of outstanding shares of stock entitled to vote for the election of Directors. Any incumbent nominee for Director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing Directors, where the election is uncontested, must promptly - following certification of the shareholder vote - tender his or her resignation to the Board. The independent Directors (excluding the Director who tendered the resignation) will evaluate any such resignation in light of the best interests of Cerner and its shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the Director's qualifications, the Director's past and expected future contributions to Cerner, the overall composition of the Board, and whether accepting the tendered resignation would cause Cerner to fail to meet any applicable rule or regulation (including Nasdaq Rules and federal securities laws). The Board will act on the tendered resignation, and publicly disclose its decision and rationale, within 90 days following certification of the shareholder vote.

CERTAIN TRANSACTIONS

The Company participates in the Health Management Academy, a network of executives from the nation's largest integrated health systems and the industry's most innovative companies striving to shape the future of health care. The Academy facilitates the exchange of best practices and benchmarking data, focused on increasing the quality, appropriateness and efficiency of care. Dr. Bisbee, a member of our Board, is the Executive Chairman of and owner of approximately 24.5% of the common stock of The Academy. The total amount of membership fees paid by the Company in 2019 to The Academy was $200,000. We intend to continue our participation in The Academy in 2020 and expect to incur total fees of the same amount in 2020.

In 2019, we paid approximately $136,800 to OnGoal, LLC ("OnGoal") for Sporting Kansas City season tickets and meetings or events held at other venues directly or indirectly owned or managed by OnGoal. OnGoal owns the Sporting Kansas City professional soccer team and is a minority owner in several venues utilized by the Company for meetings and other events in the ordinary course of business. In addition, we have entered into a five-year agreement with OnGoal that permits Sporting Kansas City to utilize parking spots for OnGoal's staff on game days at our Continuous Campus at no rental cost to Sporting Kansas City/Major League Soccer. When OnGoal is using our parking lot, Sporting Kansas City will provide shuttles to and from the stadium, provide their own clean-up and insurance and pay us for security for the parking lots during OnGoal's usage. OnGoal paid us approximately $5,000 in security services expenses during 2019. The total amounts receivable under the agreement for security services expenses through 2022 are expected to be approximately $25,000. OnGoal is owned 78.1% by an entity that is indirectly owned 50% by Clifford W. Illig, the former Vice Chairman of the Company who retired from the Board in January 2019.

Certain current and former executive officers have immediate family members who are or were employed by the Company during the last fiscal year. The regular compensation of each such family member was established by the Company in accordance with the Company's employment and compensation practices applicable to employees with equivalent qualifications, experience, responsibilities and holding similar positions. Dr. David Nill, the brother of Julia M. Wilson and Michael R. Nill, both former executive officers of the Company, is employed by Cerner Health Connections, Inc. (a wholly-owned subsidiary of the Company) as Chief Medical Officer. Dr. Nill's aggregate compensation for fiscal year 2019 was $480,510. On April 29, 2019, Dr. Nill was awarded (i) options under the Company's Omnibus Plan to purchase 3,221 shares of the Company's Common Stock at an exercise price of $65.88 per share, such options to vest evenly over a period of four years, and (ii) 3,382 RSUs to vest evenly over a period of three years. Jeffrey Naughton, the son of Marc Naughton, the Company's Chief Financial Officer, is employed by the Company as a Market General Manager. Jeffrey Naughton's aggregate compensation for fiscal year 2019 was $138,788. On April 29, 2019, Jeffrey Naughton was awarded (i) options under the Company's Omnibus Plan to purchase 129 shares of the Company's Common Stock at an exercise price of $65.88 per share, such options to vest evenly over a period of four years, and (ii) 136 RSUs to vest evenly over a period of three years. On September 6, 2019, Jeffrey Naughton was awarded 1,567 RSUs to vest evenly over a period of two years. Kyle Peterzalek, the son of John Peterzalek, the Company's Executive Vice President and Chief Client and Services Officer, is employed by the Company as a Client Accountable Executive. Kyle Peterzalek's aggregate compensation for fiscal year 2019 was $154,466. Dana Peterzalek, the daughter-in-law of John Peterzalek is employed by the Company as a Lead Operations Manager. Mrs. Peterzalek's aggregate compensation for fiscal year 2019 was $133,477. On April 29, 2019, Mrs. Peterzalek was awarded (i) options under the Company's Omnibus Plan to purchase 129 shares of the Company's Common Stock at an exercise price of $65.88 per share, such options to vest evenly over a period of four years, and (ii) 136 RSUs to vest evenly over a period of three years.

Julia M. Wilson, a former executive officer of the Company (Executive Vice President and Chief People Officer) and the sister of Michael R. Nill, was employed by the Company until October 1, 2019. In connection with her departure as contemplated in her severance agreement with the Company, and her execution and non-revocation of a Separation Agreement containing a general release of claims, Ms. Wilson is receiving cash payments, less applicable deductions required by law, on Cerner's regular pay days during the 24 month period commencing on October 18, 2019, calculated based upon the following formula (per annum): (i) her annual base salary effective April 1, 2019; (ii) her annual target cash bonus effective April 1, 2019; plus (iii) the difference between her monthly COBRA continuation premium under Cerner's health, vision and dental plans in effect as of her departure date and the monthly amount she was paying for such coverage as of her departure date. Additionally, on the Effective Date of the Separation Agreement (as defined therein), Cerner fully vested Ms. Wilson's outstanding equity awards. Ms. Wilson will remain subject to, and the separation payments will be conditioned upon compliance with, the restrictive covenants contained in her employment agreement and the Separation Agreement, including covenants with respect to non-competition, non-solicitation and confidentiality. If Ms. Wilson were to breach any of the restrictive covenants during the 24 month separation payment period, Cerner would be entitled to stop any payments due after the date of breach and claw back all separation payments made prior to the date of breach, as well as any of Ms. Wilson's outstanding equity awards or shares of common stock underlying such equity awards at the time of breach or, if sold prior to the date of the breach, the proceeds thereof. Ms. Wilson received her then current salary, benefits and any earned incentive plan bonus through the date of her departure. Ms. Wilson's aggregate compensation, including separation compensation, during 2019 was $840,712. Ms. Wilson is entitled to receive $1,526,734 in additional cash compensation under the terms of her Separation Agreement after the 2019 fiscal year, subject to the claw back provision described above. On the Effective Date of the Separation Agreement (as defined therein), Ms. Wilson became fully vested with respect to 144,700 shares underlying option awards with a fair market value of $1,367,668 (based upon the excess of the fair market value of the shares over the exercise price of the options on the date of vesting) and 38,086 shares underlying RSUs with a fair market value of $2,603,940 (based upon the fair market value of the shares on the date of vesting), in each case, subject to the claw back provision described above.

See the 2019 Summary Compensation Table and Compensation Discussion and Analysis for a discussion of NEO compensation.

We believe that these various relationships and transactions were reasonable and in the best interests of the Company.

Policies and Procedures for Review and Approval of Transactions with Related Persons

Our Board of Directors has adopted a written policy governing the approval of transactions with related parties that are reasonably expected to be disclosable under Item 404(a) of Regulation S-K (a "Related Party Transaction"). Under the policy, the Audit Committee (or the Chairperson or certain members of management via delegation under the policy) will review the material facts of all Related Party Transactions that require approval and either approve or disapprove of the entry into the Related Party Transaction. If advance Audit Committee approval of a Related Party Transaction is not feasible, then the Related Party Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Related Party Transactions entered into without the Audit Committee's pre-approval will not violate our policy, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee or the Chairperson of the Audit Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by our policy.

Our Related Party Transaction Policy is in addition to our written conflict of interest policy and Global Code of Conduct that addresses instances in which an associate's or Director's private interests may conflict with the interests of the Company. We have established an ad hoc management committee, consisting of members from our Legal Group, to help administer our conflicts of interest policy and to render objective determinations regarding whether any associate's or Director's private interests may interfere with the interests of the Company. Once a transaction or relationship is identified, it is analyzed by the ad hoc management committee and outside counsel, as necessary, to determine if the transaction is a Related Party Transaction. Any waiver of any provision of our Global Code of Conduct for executive officers or Directors may be made only by the Board and will be promptly disclosed as required by law or Nasdaq Rules.

We solicit information annually from our Directors and executive officers in connection with the preparation of disclosures in our annual report on Form 10-K and our annual Proxy Statement. We specifically seek information in writing pertaining to any transactions with related parties. Additionally, management informs the Board and/or its Committees regarding any potential Related Party Transaction of which management is aware. All Related Party

Transactions, as well as other transactions with related persons which are not Related Party Transactions, are submitted for review and ratification by the Audit Committee on an annual basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of February 20, 2020 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by: (i) each person known to us to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each Director and nominee for election as a Director, (iii) each Named Executive Officer included in the Summary Compensation Table, and (iv) the executive officers and Directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole investment power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding

The Vanguard Group, Inc.(1)	33,451,876	10.72%
BlackRock, Inc.(2)	23,516,312	7.53%
Marc G. Naughton(3)	389,809	*
Jeffrey A. Townsend(4)	96,505	*
John T. Peterzalek(5)	96,036	*
Brent Shafer(6)	93,155	*
Gerald E. Bisbee	54,900	*
Donald D. Trigg(7)	36,488	*
Mitchell E. Daniels	27,000	*
William D. Zollars	25,572	*
Linda M. Dillman	22,204	*
John J. Greisch	9,183	*
R. Halsey Wise	7,600	*
Julie L. Gerberding(8)	4,572	*
George A. Riedel	320	*
Melinda J. Mount	270	*
Michael R. Nill(9)	—	*
All Directors and executive officers, as a group (15 persons)	996,854	*
*Less than one percent.

(1)
Schedule 13G/A, filed by The Vanguard Group, Inc. on February 12, 2020, reported sole voting power with respect to 484,541 shares of Common Stock, shared voting power with respect to 98,704 shares of Common Stock, sole investment power with respect to 32,892,905 shares of Common Stock and shared investment power with respect to 558,971 shares of Common Stock. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)
Schedule 13G/A, filed by BlackRock, Inc. on February 5, 2020, reported sole voting power with respect to 20,369,062 shares of Common Stock and sole investment power with respect to 23,516,312 shares of Common Stock. The address for BlackRock, Inc. is 55 East 52nd St., New York, New York 10055.

(3)
Mr. Naughton has sole voting and investment power with respect to 310,041 shares of Common Stock and shared voting and investment power with respect to 79,768 shares of Common Stock. This amount includes

289,740 shares of Common Stock issuable upon exercise of options that are vested or will vest within 60 days.

Such number of shares includes 79,768 shares held jointly with Janise Naughton, wife of Mr. Naughton. Such number of shares excludes 2,600 shares beneficially owned by Janise Naughton. Mr. Naughton disclaims beneficial ownership of such shares.

(4)
Mr. Townsend has sole voting and investment power with respect to 96,505 shares of Common Stock. This amount includes 58,400 shares of Common Stock issuable upon exercise of options that are vested. Mr. Townsend served as an executive officer until his retirement from the role of Executive Vice President and Chief of Innovation of Cerner effective November 1, 2019, at which time he transitioned to Executive Senior Advisor.

(5)
Mr. Peterzalek has sole voting and investment power with respect to 81,531 shares of Common Stock and shared voting and investment power with respect to 14,505 shares of Common Stock. This amount includes 72,800 shares of Common Stock issuable upon exercise of options that are vested.

(6)
Mr. Shafer has sole voting and investment power with respect to 93,155 shares of Common Stock. This amount includes 72,802 shares of Common Stock issuable upon exercise of options that are vested and 20,146 shares of Common Stock issuable from RSUs that will vest within 60 days.

(7)	Mr. Trigg has sole voting and investment power with respect to 36,488 shares of Common Stock. This amount includes 34,760 shares of Common Stock issuable upon exercise of options that are vested.

(8)	Dr. Gerberding has sole voting and investment power with respect to 4,572 shares of Common Stock. This amount includes 1,500 shares of Common Stock issuable from RSUs that will vest within 60 days.

(9)	Mr. Nill departed the Company on January 10, 2020.

PROPOSAL #1

ELECTION OF DIRECTORS

The Board has nominated Julie L. Gerberding, M.D., M.P.H., Brent Shafer and William D. Zollars for election as Class I Directors. Dr. Gerberding, Mr. Shafer and Mr. Zollars are Class I Directors who have served on our Board since 2017, 2018 and 2005, respectively. Unless otherwise instructed, the persons named as proxies will vote for the election of Dr. Gerberding, Mr. Shafer and Mr. Zollars. Each of the Director nominees has agreed to be named in this Proxy Statement and to serve if elected.

If elected, each of the nominees will hold office for a three-year term expiring at the 2023 Annual Meeting of Shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. We know of no reason why any of the nominees would not be able to serve. However, in the event a nominee is unable or declines to serve as a Director, or if a vacancy occurs before election (which events are not anticipated), the persons named as proxies will vote for the election of such other person or persons as are nominated by the Board.

Information concerning each Director nominee is set forth above under "Information Concerning Directors and Nominees," along with information about other members of our Board.

Vote Required

The affirmative vote of a majority of the votes cast, in person or by proxy, is required for the election of Directors (meaning the number of shares voted "For" a nominee must exceed the number of shares voted "Against" a nominee). If any nominee for Director receives a greater number of votes "Against" his or her election than votes "For" such election, our Bylaws require that such person tender his or her resignation to the Board following certification of the vote as further discussed above under "Consideration of Director Nominees - Majority Voting for Directors." Our Board recommends a vote "For" the election of each of the nominees.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm during the year ended December 28, 2019 was KPMG. KPMG has audited our financial statements since 1983.

Annual Evaluation and Selection of Independent Auditors

The Audit Committee annually reviews KPMG's independence and performance in deciding whether to retain KPMG or engage a different independent auditor. In the course of these reviews, the Audit Committee considers, among other things:

•	KPMG's historical and recent performance on our audit.

•	KPMG's capability, knowledge of and expertise in handling the complexity of our global operations and industry.

•	Appropriateness of KPMG's fees for audit and non-audit services (see below).

•	KPMG's independence and established internal controls to ensure that KPMG is proactively addressing any independence or quality concerns.

•	The quality and candor of KPMG's communications with the Audit Committee and management.

•
KPMG's tenure as our independent auditor. We believe the benefits of a longer tenured audit firm are considerable and include the following: (i) institutional knowledge can result in higher audit quality; (ii) eliminating the learning curve related to our business can increase efficiency and keep costs competitive; and (iii) management time and resources can be focused on our business rather than onboarding and educating a new auditor.

Audit and Non-Audit Fees

The aggregate fees billed by KPMG for professional services rendered for the fiscal years ended December 28, 2019 and December 29, 2018 were as follows:

	2019	2018

Audit Fees	$2,566,146	$2,584,170
Audit-Related Fees	1,400,646	916,656
Tax Fees	—	—
Other Fees	162,091	162,031
Total	$4,128,883	$3,662,857

Audit Fees. Audit fees include fees for professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K, for the review of our consolidated financial statements included in our quarterly reports on Form 10-Q, for routine consultation on accounting and reporting matters that directly affected the consolidated financial statements, and issuance of consents. Additionally, audit fees include fees for professional services rendered for audits of certain foreign subsidiaries in support of statutory reporting requirements.

Audit-Related Fees. Audit related fees include services in the form of attestation reports over internal controls in the form of System and Organization Controls (SOC) 1, 2 and 3 reports and HITRUST attestation services related to the Company's ISO 27001 certifications, and other services related to vendor due diligence.

Tax Fees. There were no tax fees billed to us by KPMG for the fiscal years ended December 28, 2019 and December 29, 2018.

All Other Fees. All other fees include services associated with providing observations and recommendations relative to nonfinancial systems and internal controls pertinent to expected SOC 1 engagements.

The Audit Committee has determined that the provision of services by KPMG described in the preceding paragraphs is compatible with maintaining KPMG's independence. All permissible non-audit services provided by KPMG in 2019 were pre-approved by the Audit Committee. In addition, audit engagement hours were performed by KPMG's full-time, permanent employees and/or affiliated employees in non-U.S. offices.

Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, our Audit Committee has approved all audit and non-audit services performed to date and currently planned to be provided by KPMG related to the fiscal year 2020. The planned services include the annual audit, quarterly reviews and issuances of consents related to SEC filings. Additionally, KPMG has been engaged in 2020 to provide audit related services in the form of attestation reports over internal controls in the form of System and Organization Controls (SOC) 1, 2 and 3 reports and HITRUST attestation, and other non-audit services related to the Company's ISO 27001 certifications.

PROPOSAL #2

RATIFICATION OF THE APPOINTMENT OF KPMG
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on its evaluation and the Audit Committee's determination that KPMG is independent, our Audit Committee has retained the firm of KPMG as our independent registered public accounting firm for fiscal year 2020, and we are asking shareholders to ratify that appointment. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not necessarily select another firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders. Representatives of KPMG will be present at the 2020 Annual Shareholders' Meeting, and will have the opportunity to make a statement and be available to answer questions.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of this proposal. Our Board recommends a vote "For" the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020.

PROPOSAL #3

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with a vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.

Our compensation strategy is to offer competitive compensation packages to attract, motivate and reward qualified associates who contribute significant value to the Company and to reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority. This pay-for-performance compensation strategy is linked to our performance management philosophy that is designed to identify and reward associate performance through compensation. This approach has resulted in our ability to attract and retain key executive talent necessary to lead us during a period of transition and transformation. Please refer to "Compensation Discussion and Analysis" for an overview of the compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEOs' compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to approve, on an advisory basis, the following resolution:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board and the Compensation Committee value the opinions of Cerner shareholders and to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider those shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company conducts the shareholder advisory votes on executive compensation on an annual basis and therefore, the next such shareholder vote is expected to occur at the Company's 2021 Annual Shareholders' Meeting.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for advisory approval of this proposal. Our Board recommends a vote in favor of the approval of the compensation of the Company's NEOs as disclosed in this Proxy Statement.

PROPOSAL #4

AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD OF DIRECTORS

After careful consideration and upon the recommendation of the NG&PP Committee, the Board has unanimously determined that it would be in the best interests of the Company and our shareholders to amend Article SIXTH of our Third Restated Certificate of Incorporation (as amended to date, the "Restated Certificate"), to declassify the Board and provide for the annual election of all directors, as described below (the "Declassification Amendment"). The Board is now asking our shareholders to approve the Declassification Amendment, the text of which is set forth in Appendix II to this Proxy Statement. The following discussion is qualified in its entirety by the full text of the proposed Declassification Amendment in Appendix II.

Background and Reasons for the Proposal

The Company's Restated Certificate provides that the Board is divided into three classes of Directors, with each class elected every three years. The Company's shareholders approved the election of Directors by classes in 1986. We believe that our shareholders have benefited from the classified Board structure by protecting long-term shareholder interests against abusive takeover tactics; permitting our Directors to develop a deeper knowledge of our business, especially in light of the opportunities and challenges arising from health care reform; encouraging the Board to govern with a long-term, strategic perspective to promote positive long-term financial performance by the Company and long-term value to shareholders; and ensuring continuity and stability of the Company's Directors and policies, so that a majority of Directors at any given time have prior experience as Directors of the Company.

A proposal to declassify the Board was submitted to our shareholders at the 2013 Annual Meeting, but the proposal failed to receive sufficient shareholder approval for passage. The NG&PP Committee, as well as the full Board, has continually considered the advantages and disadvantages of maintaining the classified Board structure and the implications of declassification. We recognize and respect that there are different viewpoints and perspectives. On the one hand, some shareholders believe that annual elections may increase accountability of directors because shareholders may evaluate and elect all directors on an annual basis, and the election of directors may be the primary means for shareholders to influence corporate governance policies of the Company. On the other hand, a classified structure may allow directors to exercise greater independence on behalf of all shareholders if they do not face annual reelection campaigns, as well as provide continuity and stability in the management of the business and affairs of the Company. In addition, classified boards may enhance shareholder value by forcing an entity seeking control of the Company to initiate discussions at arm's-length with the Board of the Company, because the entity seeking control cannot replace the entire Board in a single election.

After carefully considering the advantages and disadvantages of the classification of the Board, the current views of our shareholders as expressed during our ongoing shareholder engagement, a growing sentiment among institutional investors and their advisory services in favor of annual elections, and the recommendation of the NG&PP Committee, the Board has once again adopted a resolution setting forth the proposed Declassification Amendment to eliminate the classification of the Board of Directors over a three-year period, declared its advisability and directed that the proposed Declassification Amendment be considered at the 2020 Annual Meeting of Shareholders.

Proposed Declassification Amendment

The proposed Declassification Amendment would eliminate the classification of the Board over a three-year period and provide for the annual election of all Directors beginning at the 2023 Annual Meeting of Shareholders. If approved, the proposed Declassification Amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company will do promptly if shareholder approval is obtained for the proposed Declassification Amendment. Board declassification would be phased-in over a three-year period, beginning at the 2021 Annual Meeting of Shareholders.

The directors whose terms of office expire at Annual Meetings subsequent to the 2020 Annual Meeting, and any successors to such directors, will be elected to hold office until the next Annual Meeting following their election instead of the third-succeeding Annual Meeting, and until their successors are elected and qualify. If the shareholders approve the Declassification Amendment, any newly created directorships prior to the 2023 Annual Meeting will generally be apportioned among the classes of directors so that the classes are as nearly equal in number as the then total number of directors permits. A director elected to fill a vacancy other than a newly created directorship will have the same remaining term as that of his or her predecessor.

The Declassification Amendment is not intended to, and will not, abrogate, shorten or otherwise affect the term of any current director elected prior to the 2021 Annual Meeting, including those directors who currently are candidates for election as set forth in Proposal #1. From and after the election of Directors at the 2023 Annual Meeting, the Board shall cease to be classified and the Directors elected at the 2023 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting of Shareholders. The proposed Declassification Amendment would not change the present number of Directors or the Board's authority to change that number and to fill any vacancies or newly created directorships.

Under Delaware corporate law, directors serving on a classified board may only be removed by shareholders for cause (unless otherwise provided in the certificate of incorporation), while directors serving on a non-classified board may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. At present, because the Board is classified, the Restated Certificate provides that the members of the Board are removable only for cause by the affirmative vote of the holders of 80% of the outstanding number of shares of voting stock of the Company entitled to vote thereon. The proposed Declassification Amendment provides that, once the Board has become declassified in 2023, Directors may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Corresponding Bylaw Amendments

If the proposed Declassification Amendment is approved by the shareholders, the Board will make certain conforming changes to the Company's Bylaws. The conforming amendments to the Bylaws do not require shareholder approval.

Vote Required

The affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the Company entitled to vote thereon is required to approve the Declassification Amendment. If the shareholders do not approve the proposed Declassification Amendment, then the Board will remain classified and all Directors will continue to be elected to three-year terms. Our Board recommends a vote in favor of the proposed Declassification Amendment.

PROPOSAL #5

AMENDMENT TO ADVANCE NOTICE PROVISIONS OF
THE THIRD RESTATED CERTIFICATE OF INCORPORATION

After careful consideration and upon the recommendation of the NG&PP Committee, the Board has unanimously determined that it would be in the best interests of the Company and our shareholders to amend our Restated Certificate to eliminate the specific advance notice provisions in the Restated Certificate related to shareholder nominations of directors at a meeting and replace them with a provision that requires shareholders desiring to nominate one or more persons for election as directors at a meeting to comply with the advance notice and proxy access procedures set forth in the Company's Bylaws (the "Advance Notice Amendment"). The Board is now asking our shareholders to approve the Advance Notice Amendment, the text of which is set forth in Appendix III to this Proxy Statement. The following discussion is qualified in its entirety by the full text of the proposed Advance Notice Amendment in Appendix III.

Background and Reasons for the Proposal

Currently, both the Restated Certificate and the Bylaws of the Company contain advance notice provisions that impose certain requirements on the ability of shareholders to nominate one or more persons for election as directors at a meeting of the shareholders called for such purpose. The advance notice provisions for shareholder nominations in the Restated Certificate are largely duplicative of the provisions in the Bylaws and in some cases are more restrictive than those contained in the Bylaws.

In addition, the Bylaws contain a proxy access provision that allows a single shareholder or group of up to 20 shareholders who have held at least 3% of the Company's common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in our Proxy Statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our Bylaws.

The advance notice provisions in the Restated Certificate can only be amended by the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the Company entitled to vote thereon, whereas the advance notice and proxy access provisions in the Bylaws can be amended by the same shareholder vote or by the Board, which allows the Board the flexibility to amend the advance notice and proxy access provisions in the Bylaws to address developments in the Delaware General Corporation Law or evolving practices in corporate governance.

In order to eliminate any potential inconsistencies between the advance notice nomination provisions in the Restated Certificate and the Bylaws, upon the recommendation of the NG&PP Committee, the Board adopted a resolution setting forth the proposed Advance Notice Amendment.

Proposed Advance Notice Amendment

The proposed Advance Notice Amendment would eliminate the specific advance notice provisions in the Restated Certificate related to shareholder nominations of directors at a meeting and replace it with a provision that requires shareholders desiring to nominate one or more persons for election as directors at a meeting to comply with the advance notice and proxy access procedures set forth in the Company's Bylaws.

Vote Required

The affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the Company entitled to vote thereon is required to approve the Advance Notice Amendment. If the shareholders do not approve the proposed Advance Notice Amendment, then the current advance notice provisions in the Restated Certificate will remain and shareholders of the Company will continue to be subject to such requirements. Our Board recommends a vote in favor of the proposed Advanced Notice Amendment.

SHAREHOLDER PROPOSALS

Submitting a Shareholder Proposal for the 2021 Annual Shareholders' Meeting
For a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2021 Annual Shareholders' Meeting, the Corporate Secretary must receive the written proposal at our principal executive offices on or before December 8, 2020. Such proposals must comply with SEC Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If a shareholder intends to present a proposal for consideration at the 2020 Annual Shareholders' Meeting that will not be included in our proxy statement pursuant to the procedures contemplated in the Company's Amended & Restated Bylaws as of March 2, 2018 (as amended, the "Bylaws"), outside the processes of SEC Rule 14a-8, the shareholder must provide the information required by the Company's Bylaws and give timely notice to the Corporate Secretary in accordance with the Company's Bylaws. In general, the Bylaws require that the notice be received by the Corporate Secretary between January 22, 2021 and February 21, 2021, unless the date of the shareholder meeting is moved more than 30 days before or after May 22, 2021, in which case notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Notice received outside of these dates is considered untimely.

Director Nominations
Proxy Access Nominees
Our Bylaws allow a single shareholder or group of up to 20 shareholders who have held at least 3% of our common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in our Proxy Statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. To nominate an individual for election at our 2021 Annual Shareholders' Meeting and inclusion in our Proxy Statement, notice must be received by our Corporate Secretary at our principal executive offices no earlier than November 8, 2020 and no later than December 8, 2020 to be timely. The notice must contain the specific information required by our Bylaws.

Non-Proxy Access Nominations (Advance Notice Provisions)
To nominate an individual for election at the 2021 Annual Shareholders' Meeting outside of the proxy access (i.e. that will not be included in our proxy statement) process, the shareholder must give timely notice to the Corporate Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between January 22, 2021 and February 21, 2021, unless the date of the shareholder meeting is moved more than 30 days before or after May 22, 2021, in which case the nomination must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. The notice must contain the specific information required by our Bylaws.

General Information Relating to Shareholder Proposals and Nominations
Any shareholder who wishes to submit a shareholder proposal or to nominate a Director nominee should send such proposal or nomination to our principal executive offices at Cerner Corporation, Attention: Corporate Secretary, 2800 Rockcreek Parkway, North Kansas City, Missouri 64117. You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. The Company's Bylaws also are available on our website at www.cerner.com under "About Us, Corporate Governance."

The chairman of the annual meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2021 Annual Shareholders' Meeting, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2021 Annual Shareholders' Meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called "householding." Under this practice, shareholders who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if paper copies have been requested, Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that he or she wishes to receive individual copies. Upon such notice, by written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if paper copies have been requested, then the Annual Report and Proxy Statement to a shareholder at a shared address.

If: (1) you share an address with another shareholder and received only one copy of our Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement if paper copies were requested, and would like to request separate paper copies; or (2) you share an address with another shareholder and together you would in the future like to receive only a single copy of the Notice of Internet Availability of Proxy Materials or, if paper copies have been requested, Annual Report and Proxy Statement, please notify our Corporate Secretary by mail at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117 or by telephone at (816) 221-1024.

OTHER MATTERS

We know of no other matters to be brought before the 2020 Annual Shareholders' Meeting. If any other matter properly comes before the 2020 Annual Shareholders' Meeting, it is the intention of the persons named as proxies in the Proxy Card to vote the shares represented by the proxies in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS,

Randy D. Sims
Secretary
North Kansas City, Missouri
April 7, 2020

APPENDIX I

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(unaudited)

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Fourth Fiscal Quarter
	2019	2018

Operating earnings (GAAP)	$182,831	$164,127

Share-based compensation expense	31,183	22,799
Acquisition-related amortization	22,356	20,650
Organizational restructuring and other expense	46,663	1,944
Charge related to client dispute	9,500	—
Allowance on non-current asset	—	45,320

Adjusted Operating Earnings (non-GAAP)	$292,533	$254,840

Operating Margin (GAAP)	12.68%	12.02%

Adjusted Operating Margin (non-GAAP)	20.28%	18.66%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	2019 Fiscal Year-to-date Periods Ended			Fiscal Years Ended
	March 2019	June 2019	Sept. 2019	2019	2018

Net earnings (GAAP)	$166,219	$293,188	$375,123	$529,454	$630,059

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	21,589	45,869	77,651	108,834	102,419
Acquisition-related amortization	21,097	41,959	62,571	84,927	83,483
Organizational restructuring and other expense	2,392	56,993	174,396	221,059	4,868
Charge related to client dispute	—	20,000	20,000	29,500	—
Vendor settlement	—	6,791	6,791	6,791	—
Allowance on non-current asset	—	—	—	—	45,320
Investment gains	—	(15,509)	(24,231)	(29,621)	—

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(8,771)	(28,332)	(60,411)	(80,746)	(45,911)
Share-based compensation permanent tax items	(3,997)	(7,688)	(6,961)	(8,090)	(1,696)

Adjusted Net Earnings (non-GAAP)	$198,529	$413,271	$624,929	$862,108	$818,542

Diluted weighted average shares outstanding	327,003	325,498	323,361	321,235	333,572

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.61	$1.27	$1.93	$2.68	$2.45

FREE CASH FLOW

(In thousands)	Fiscal Years Ended
	2019	2018

Cash flows from operating activities (GAAP)	$1,313,099	$1,454,009
Capital purchases	(471,518)	(446,928)
Capitalized software development costs	(273,871)	(273,693)
Free Cash Flow (non-GAAP)	$567,710	$733,388

Cash flows from investing activities (GAAP)	$(640,408)	$(828,937)

Cash flows from financing activities (GAAP)	$(601,380)	$(609,787)

FREE CASH FLOW FOR PERFORMANCE-BASED COMPENSATION

(In thousands)	2019 Fiscal Year-to-date Periods Ended
	March 2019	June 2019	Sept. 2019	Dec. 2019

Cash flows from operating activities (GAAP)	$317,266	$524,076	$875,524	$1,313,099

Pre-tax expense-based adjustments:
Organizational restructuring and other expense	2,392	56,993	174,396	221,059
Charge related to client dispute	—	20,000	20,000	29,500
Vendor settlement	—	6,791	6,791	6,791
Interest expense on revolving credit loans	—	1,581	6,273	10,965

Income tax effect of expense-based adjustments	(465)	(15,084)	(39,399)	(51,262)

Non-cash charges included in pre-tax expense-based adjustments	—	—	(32,639)	(42,130)

Timing differences between expense recognition and cash flow	(1,927)	(7,308)	(6,966)	(21,759)

Capital purchases	(119,261)	(277,874)	(388,588)	(471,518)

Capitalized software development costs	(74,551)	(144,902)	(211,284)	(273,871)

Free Cash Flow for Performance-based Compensation (non-GAAP)	$123,454	$164,273	$404,108	$720,874

Cash flows from investing activities (GAAP)	$(183,655)	$(291,287)	$(436,387)	$(640,408)

Cash flows from financing activities (GAAP)	$(6,991)	$95,148	$(312,805)	$(601,380)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business. We provide a separate measure of Free Cash Flow for performance-based compensation purposes as such measure takes into account certain capital expenditures necessary to operate our business, and excludes the impact of certain items that were not originally contemplated in setting compensation plan targets. Free Cash Flow for performance-based compensation purposes is used by management for compensation purposes only.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, and (v) an allowance on non-current asset.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) a charge related to a client dispute, (v) a vendor settlement, (vi) an allowance on non-current asset, (vii) investment gains, (viii) the income tax effect of the aforementioned items, and (ix) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Free Cash Flow for Performance-based Compensation - Consists of GAAP cash flows from operating activities adjusted for: (i) organizational restructuring and other expense, (ii) a charge related to a client dispute, (iii) a vendor settlement, (iv) interest expense on revolving credit loans, (v) the income tax effect of the aforementioned items, (vi) non-cash charges included in the aforementioned items, (vii) timing difference between expense recognition and cash flow for the aforementioned items, (viii) capital purchases, and (ix) capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Consolidated Statements of Operations as follows:

(In thousands)	2019 Fiscal Year-to-date Periods Ended			Fourth Fiscal Quarter		Fiscal Years Ended
	March 2019	June 2019	Sept. 2019	2019	2018	2019	2018

Sales and client service	$10,671	$23,348	$39,019	$13,810	$10,322	$52,829	$46,239
Software development	5,156	8,578	12,769	4,941	5,101	17,710	21,468
General and administrative	5,762	12,943	25,863	12,432	7,376	38,295	34,712

Total	$21,589	$44,869	$77,651	$31,183	$22,799	$108,834	$102,419

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015 and AbleVets in October 2019. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Consolidated Statements of Operations as follows:

(In thousands)	2019 Fiscal Year-to-date Periods Ended			Fourth Fiscal Quarter		Fiscal Years Ended
	March 2019	June 2019	Sept. 2019	2019	2018	2019	2018

Sales and client service	$—	$—	$59,602	$12,727	$—	$72,329	$—
General and administrative	2,392	56,993	114,794	33,936	1,944	148,730	4,868

Total	$2,392	$56,993	$174,396	$46,663	$1,944	$221,059	$4,868

Charge related to client dispute - Consists of pre-tax charges related to a dispute with a current client. We have excluded these charges as we believe the amount of such charges does not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such charges are included in our Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Consolidated Statements of Operations in the caption "General and administrative" expense.

Allowance on non-current asset - Consists of a pre-tax charge to provide an allowance against certain disputed client receivables with a specific former client. Such disputed receivables are included in our Consolidated Balance Sheets in the caption "Other assets," as the process for resolution has been on-going for approximately 10 years. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Consolidated Statements of Operations in the caption "Sales and client service" expense.

Investment gains - Consists of a $16 million gain recognized on the disposition of one of our equity investments in the second quarter of 2019, and unrealized gains of $9 million and $5 million recognized in the third and fourth quarters of 2019, respectively, on another one of our equity investments, all of which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amounts of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Consolidated Statements of Operations in the caption "Other income, net."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings and Free Cash Flow for performance-based compensation.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Consolidated Statements of Operations in the caption "Income taxes."

Interest expense on revolving credit loans - Consists of interest expense recognized on revolving credit loans outstanding under our Third Amended and Restated Credit Agreement. We exclude interest expense on revolving credit loans from the calculation of Free Cash Flow for performance-based compensation as such amount was not originally contemplated in setting plan targets. Such amount is included in our Consolidated Statements of Operations in the caption "Other income, net."

APPENDIX II

PROPOSED DECLASSIFICATION AMENDMENT TO THE
THIRD RESTATED CERTIFICATE OF INCORPORATION
(Marked to Show the Amendment)

The following is a marked version of the proposed amendments to Article SIXTH of the Third Restated Certificate of Incorporation, with deletions indicated by strikethrough and additions indicated by underlining (with such marks against the existing provisions):

1.    The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (c) in its entirety and substituting in lieu thereof the following new subparagraph (c) of Article SIXTH:

(c)    Subject to the rights of holders of any series of Preferred Stock to elect directors, each person elected as a director of the Corporation at any annual meeting of stockholders (each annual meeting of stockholders, an "Annual Meeting") after the 2020 Annual Meeting to succeed a person whose term of office as a director has expired, shall be elected for a term expiring at the next Annual Meeting. Each director elected at or prior to the 2020 Annual Meeting of stockholders shall be deemed to serve as a member of the class of directors to which he or she was so elected for the term elected. At and after the 2023 Annual Meeting, the directors shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each director shall hold office until a successor has been elected or qualified or until his or her earlier death, retirement, resignation or removal. ~~The members of the board of directors other than those who may be elected by the holders of any Preferred Stock, or series thereof, shall be divided into three classes (to be designated as class I, class II and class III), as nearly equal in number as the then total number of directors constituting the whole board of directors permits, with the terms of office of one class expiring each year. Class I directors shall hold office until the annual meeting of stockholders of the corporation in 1987 and until their respective successors shall have been duly elected and qualified or until their respective earlier resignation or removal, class II directors shall hold office until the annual meeting of stockholders of the corporation in 1988 and until their respective successors shall have been duly elected and qualified or until their respective earlier resignation or removal, and class III directors shall hold office until the annual meeting of stockholders of the corporation in 1989 and until their respective successors shall have been duly elected and qualified or until their respective earlier resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal.~~

2.    The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (d) in its entirety and substituting in lieu thereof the following new subparagraph (d) of Article SIXTH:

(d)    Except for directorships created pursuant to paragraph FOURTH hereof relating to the rights of holders of Preferred Stock or any series thereof, and except for vacancies in such directorships, any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and from and after the 2023 Annual Meeting any directors so chosen shall hold office until the next election of ~~the class for which such~~ directors ~~shall have been chosen~~ and until their respective successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director. In the event of any increase or decrease in the authorized number of directors prior to the 2023 Annual Meeting: (a) each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term or his or her prior death, retirement, resignation or removal; and (b) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the board of directors among the class or classes as nearly equal in number as the then total number of directors constituting the whole board of directors permits. A director who fills a vacancy not resulting from an increase in the authorized number of directors shall have the same remaining term as that of his or her predecessor.

3.    The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (e) in its entirety and substituting in lieu thereof the following new subparagraph (e) of Article SIXTH:

(e)    Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the corporation), prior to the election of directors at the 2023 Annual Meeting when the board of directors shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this paragraph SIXTH, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to paragraph FOURTH of this Certificate of Incorporation). From and after the election of directors at the 2023 Annual Meeting when the board of directors shall cease to be classified, any director or the entire board of directors of the corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. For the purposes of this paragraph SIXTH, section (e): (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the corporation entitled to vote on removal of any director or the entire board of directors in the manner provided in this paragraph SIXTH, section (e) (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this paragraph SIXTH, section (e)). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the provisions of this paragraph SIXTH shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

4.    The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (f) in its entirety and substituting in lieu thereof the following:
(f)    [Omitted]~~As used in this Certificate of Incorporation, the term "for cause" is hereby exclusively defined and limited to mean conviction of a felony by a court of~~

~~competent jurisdiction where such conviction is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the corporation in a matter of substantial importance to the corporation, where such adjudication is no longer subject to direct appeal.~~

5.     The provisions of the present Article SIXTH, subparagraph (i) of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting "or class of directors" in line 3 of the first sentence of Article SIXTH, subparagraph (i).

APPENDIX III

PROPOSED ADVANCE NOTICE AMENDMENT TO THE
THIRD RESTATED CERTIFICATE OF INCORPORATION
(Marked to Show the Amendment)

The following is a marked version of the proposed amendments to Article SIXTH of the Third Restated Certificate of Incorporation, with deletions indicated by strikethrough and additions indicated by underlining (with such marks against the existing provisions):

1.     The provisions of the present Article SIXTH of the Third Restated Certificate of Incorporation of the Corporation are amended by deleting subparagraph (h) in its entirety and substituting in lieu thereof the following new subparagraph (h) of Article SIXTH:

Subject to the rights of holders of Preferred Stock, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given in accordance with the advance notice and proxy access procedures set forth in the Corporation’s bylaws, as amended from time to time~~, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of the date of such meeting (as set forth in the corporation's bylaws), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address, as they appear on the corporation's books, of such stockholder; (d) the class and number of shares beneficially owned (as defined in paragraph NINTH of this Certificate of Incorporation) by such nominating stockholder and each nominee proposed by such stockholder; (e) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 CFR 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the board of directors; and (g) the consent of each nominee to serve as a director of the corporation if so elected~~. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedures.

From:	SPECIMEN [id@ProxyVote.com]
Sent:	Tuesday, April 7, 2020 8:12 AM
To:	Associate
Subject:	#CERNER12# CERNER CORPORATION Annual Meeting %P21033_0_012345678901_0000001%

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

TO: Cerner Corporation 401(k) Associate Participants
SUBJECT: Cerner 2020 Annual Shareholders' Meeting: Electronic Voting Instructions

The 2020 Annual Shareholders' Meeting of Cerner Corporation (the "Company") will be held virtually on Friday, May 22, 2020, at 10:00 a.m. (CDT). You can attend the 2020 Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CERN2020. Due to the structure of the virtual meeting site, plan participants will technically have the ability to submit votes for 401(k) Plan shares during the meeting, but votes submitted by plan participants during the meeting will not be counted or revoke their prior instructions; in order for your vote to be counted, you must provide instructions to the Trustee by 11:59 p.m. (EDT) on May 18, 2020. You have been enrolled to receive shareholder communications and to submit voting instructions via the Internet.

Please read the following information carefully.

As a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan"), you are entitled to instruct Fidelity (the "Trustee") to vote the shares of Common Stock of the Company held by you under the Plan as of March 24, 2020 (the "Record Date"). As of the Record Date, your Plan account reflected [123,456,789,012.000000] shares of Common Stock.

The number of shares of Common Stock shown includes any shares of Common Stock purchased as either an associate contribution or Company contribution. Therefore, you may not be vested in the total number of shares of Common Stock indicated.

There are five items for which you may vote:

Proposal #1:	The election of three director nominees.

Proposal #2:	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for 2020.

Proposal #3:	Approval, on an advisory basis, of the compensation of our Named Executive Officers.

Proposal #4:	Approval of the proposed amendment to our Third Restated Certificate of Incorporation to declassify the Board. .

Proposal #5:	Approval of the proposed amendment to our Third Restated Certificate of Incorporation to amend the advance notice provisions for director nominations.
Details about each of these items are provided in our 2020 Proxy Statement.

The Board of Directors recommends that you vote FOR the election of director nominees Julie L. Gerberding, M.D., M.P.H., Brent Shafer and William D. Zollars; and FOR Proposals 2, 3, 4 and 5.

CONTROL NUMBER: [012345678901]

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions, you will automatically be directed to a secure site.

http://www.proxyvote.com/[0012345678901]

To access Proxy Vote, you will need the above CONTROL NUMBER and a four-digit PIN. The PIN number you will need is the last four digits of your social security number. Internet voting is accepted up to 11:59 p.m. (EDT), May 18, 2020. In accordance with the terms of the Plan, the Trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants by 11:59 p.m. (EDT) on May 18, 2020.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Shareholders' Meeting to be held on May 22, 2020: This communication is not a form for voting and presents only an overview of the more complete proxy materials. The 2019 Annual Report and 2020 Proxy Statement are available at www.proxyvote.com and on www.cerner.com under "Investor Relations, Financials, Proxy Materials" or by following this link: https://investors.cerner.com/financial-information/proxy-materials. We encourage you to access and review the proxy materials before voting.

The Company's 2019 Annual Report and its 2020 Proxy Statement may also be provided, at the participant's request, in hard copy form. To receive a paper copy of the Company's 2019 Annual Report and 2020 Proxy Statement, please contact Brittney McCullough at (816) 221-1024.

Once you submit your votes, the process is complete and your votes will remain confidential.

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PRELIMINARY FORM OF PROXY

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2020 for shares held of record or in street name and by 11:59 P.M. Eastern Time on May 18, 2020 for shares held in the Cerner Corporation Foundations Retirement (401k) Plan (the "Plan"). Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CERNER CORPORATION 2800 ROCKCREEK PARKWAY NORTH KANSAS CITY, MO 64117
During The Meeting - Go to www.virtualshareholdermeeting.com/CERN2020

All shareholders of record as of March 24, 2020 (or holders in street name who have obtained a valid proxy) may attend the meeting by Internet at www.virtualshareholdermeeting.com/CERN2020 and vote during the 2020 Annual Shareholders' Meeting using the control number below.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 21, 2020 for shares held of record or in street name and by 11:59 P.M. Eastern Time on May 18, 2020 for shares held in the Plan. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, it must be received by Broadridge before 10:00 A.M. Eastern Time on May 21, 2020.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D04322-P36699 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CERNER CORPORATION

The Board of Directors recommends you vote FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5:
1. Election of Class I Directors
Nominees:	For	Against	Abstain
1a. Julie L. Gerberding, M.D., M.P.H.	☐	☐	☐
1b. Brent Shafer	☐	☐	☐
1c. William D. Zollars	☐	☐	☐
						For	Against	Abstain

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Cerner Corporation for 2020.						☐	☐	☐

3. Approval, on an advisory basis, of the compensation of our Named Executive Officers.						☐	☐	☐

4. Approval of the proposed amendment to our Third Restated Certificate of Incorporation to declassify the Board of Directors.						☐	☐	☐

5. Approval of the proposed amendment to our Third Restated Certificate of Incorporation to amend the advance notice provisions for director nominations.						☐	☐	☐

6. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR each nominee in Proposal 1; and FOR Proposals 2, 3, 4 and 5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

If you are a registered shareholder possessing a physical stock certificate and you need to update the address on your stock certificate, please contact our transfer agent, Computershare Trust Company N.A., to make this change. Computershare's contact information is as follows:

Internet: www.computershare.com/investor

Phone: (800) 884-4225

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2020 Annual Meeting and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

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D04323-P36699

CERNER CORPORATION

This proxy is solicited by the Board of Directors of Cerner Corporation

This Proxy is solicited by the Board of Directors for the 2020 Annual Shareholders' Meeting of Cerner Corporation, a Delaware corporation, to be held by Internet at www.virtualshareholdermeeting.com/CERN2020 on May 22, 2020, at 10:00 a.m. (CDT), or any postponement or adjournment thereof.

The undersigned hereby appoints Brent Shafer or Marc G. Naughton, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of common stock of Cerner Corporation which the undersigned is entitled to vote at the 2020 Annual Shareholders' Meeting of Cerner Corporation to be held on May 22, 2020, and at any postponement or adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

This Proxy Card will be voted "FOR" the election of director nominees: Julie L. Gerberding, M.D., M.P.H., Brent Shafer and William D. Zollars, and "FOR" Proposals #2, #3, #4 and #5 if no choices are selected for any such proposals.

If shares of Cerner Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares, then the undersigned hereby directs the respective fiduciary of each applicable employee plan to vote all shares of Cerner Corporation common stock in accordance with the instructions given herein, at the 2020 Annual Shareholders' Meeting and at any postponements or adjournments thereof, on all matters properly coming before the 2020 Annual Shareholders' Meeting, including but not limited to the matters set forth on the reverse side.

If you want to vote in accordance with the recommendation of the Board of Directors, simply sign where indicated on the other side and return this card.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

Continued and to be signed and dated on reverse side